Exhibit 10.1

Dated	2026

NATIONAL ENERGY SERVICES REUNITED CORP.

as Company

NATIONAL PETROLEUM TECHNOLOGY COMPANY (ONE PERSON COMPANY) AND

OTHER SUBSIDIARIES OF THE COMPANY LISTED IN Part 1 OF Schedule 1 (The

Original Parties)

as Borrowers

HSBC BANK MIDDLE EAST LIMITED

as Sole Global Coordinator

HSBC BANK MIDDLE EAST LIMITED

as ESG Coordinator

HSBC BANK MIDDLE EAST LIMITED

as Initial Senior Mandated Lead Arranger and Bookrunner

SAUDI AWWAL BANK AND FIRST ABU DHABI BANK PJSC

as Senior Mandated Lead Arrangers

NATIONAL BANK OF OMAN SAOG

as Lead Arranger

BANQUE SAUDI FRANSI (A SAUDI JOINT STOCK COMPANY), AL AHLI BANK OF

KUWAIT K.S.C.P. AND OMAN ARAB BANK S.A.O.G., together with the Initial Senior

Mandated Lead Arranger, Senior Mandated Lead Arrangers and Lead Arranger

as Arrangers

HSBC BANK MIDDLE EAST LIMITED, UAE BRANCH

as Agent

HSBC SAUDI ARABIA, HSBC BANK MIDDLE EAST LIMITED, UAE BRANCH,

NATIONAL BANK OF OMAN SAOG AND AL AHLI BANK OF KUWAIT K.S.C.P.

as Security Agents

TERM AND REVOLVING

FACILITIES AGREEMENT

Contents

	Clause	Page

1	Definitions and interpretation	3
2	The Facilities	46
3	Purpose	50
4	Conditions of Utilisation	50
5	Utilisation – Facility A, Facility B1 and Incremental Facilities	51
6	Ancillary Facilities	53
7	Establishment of Incremental Facilities	61
8	Repayment	65
9	Prepayment and cancellation	66
10	Interest	73
11	Interest Periods	75
12	Changes to the Calculation of Interest	77
13	Fees
14	Tax Gross Up and Indemnities	80
15	Increased costs	83
16	Other Indemnities	86
17	Mitigation by the Lenders	88
18	Costs and expenses	89
19	Representations	90
20	Guarantee and indemnity	95
21	Information Undertakings	100
22	Promissory Notes	106
23	General Undertakings	110
24	Financial Covenants	122
25	Events of Default
26	Changes to the Lenders	129
27	Changes to the Obligors	134
28	Role of the Agent, the Account Banks, the Arrangers, the ESG Coordinator and the Bookrunner	135
29	The Security Agents	148
30	Conduct of business by the Finance Parties	159
31	Sharing among the Finance Parties	160
32	Payment Mechanics	161
33	Set-off	166
34	Application of proceeds	166
35	Notices	167
36	Calculations and certificates	170
37	Partial invalidity	170
38	Remedies and waivers	170
39	Amendments and waivers	170
40	Confidential Information	177
41	Confidentiality of Funding Rates	180
42	Counterparts	182
43	Bail-In	182
44	Governing law	184
45	Jurisdiction	184
46	Waiver of immunity	184

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Schedule 1
The Original Parties	185
Part 1 - The Borrowers	185
Part 2 - The Guarantors	186
Part 3 - The Original Facility A1 Lenders	187
Part 4 - The Original Facility A2 USD Lenders	188
Part 5 -The Original Facility A2 SAR Lenders	189
Part 6 - The Original Facility A3 Lenders	190
Part 7 - The Original Facility A4 Lenders	191
Part 8 - The Original Facility B1 Lenders	192
Part 9 - The Original Facility B2 SAR Lenders	193
Part 10 - The Original Facility B3 Lenders	194
Part 11 - The Original Facility B4 Lenders	195
Part 12 - The Original Facility B5 Lenders	196
Part 13 - The Original Facility B6 Lenders	197
Part 14 - Original Hedge Counterparty	198

Schedule 2
Conditions Precedent	199
Part 1 - Conditions Precedent to First Utilisation	199
Part 2 - Conditions Precedent required to be delivered by an Additional Guarantor	202

Schedule 3
Requests	203
Part 1 – Utilisation Request	203
Part 2 - Selection Notice	204

Schedule 4
Form of Transfer Certificate	205

Schedule 5
Form of Assignment Agreement	207

Schedule 6
Form of Accession Letter	209

Schedule 7
Form of Resignation Letter	210

Schedule 8
Form of Compliance Certificate	211

Schedule 9
Existing Security

Schedule 10
LMA Form of Master Confidentiality Undertaking	213

Schedule 11
Form of Promissory Note	218
نموذج سند لأمر

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Schedule 12
Timetables	220

Schedule 13
Repayment Schedule

Schedule 14
Form of Affiliate Accession Undertaking	221

Schedule 15
Relevant Counterparty

Schedule 16
Form of Increase Confirmation	222

Schedule 17
Form of Incremental Facility Notice	224

Schedule 18
Sustainability KPI Annual Targets

Schedule 19
Form of Sustainability Compliance Certificate	228

Schedule 20
Form of Hedge Counterparty Accession Letter	230

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This Agreement is dated	2026

Between:

(1)	National Energy Services Reunited Corp., a BVI business company incorporated in the BVI (registration number 1935445) and with registered office at 171 Main Street, Road Town, Tortola VB 1110, British Virgin Islands (Company);

(2)	The Subsidiaries of the Company listed in Part 1 of Schedule 1 (The Original Parties) as borrowers (Borrowers);

(3)	The Subsidiaries of the Company listed in Part 2 of Schedule 1 (The Original Parties) as original guarantors (together with the Company, the Original Guarantors);

(4)	HSBC Bank Middle East Limited as sole global coordinator (Sole Global Coordinator);

(5)	HSBC Bank Middle East Limited as environmental, social and governance coordinator (ESG Coordinator);

(6)	HSBC Bank Middle East Limited as initial senior mandated lead arranger (Initial Senior Mandated Lead Arranger);

(7)	HSBC Bank Middle East Limited as bookrunner (Bookrunner);

(8)	Saudi Awwal Bank and First Abu Dhabi Bank PJSC each as senior mandated lead arranger (Senior Mandated Lead Arrangers);

(9)	National Bank of Oman SAOG as lead arranger (Lead Arranger);

(10)	Banque Saudi Fransi (A Saudi Joint Stock Company) (unified national number 7000025333), Al Ahli Bank of Kuwait K.S.C.P. and Oman Arab Bank S.A.O.G. each as arranger (together with the Initial Senior Mandated Lead Arranger, the Senior Mandated Lead Arrangers and the Lead Arranger, the Arrangers);

(11)	HSBC Bank Middle East Limited, UAE Branch a company limited by shares and existing under the laws of the Dubai International Financial Centre (the DIFC) in Dubai, the United Arab Emirates (the UAE) under registered number 2199 with its registered address at Level 4, Gate Precinct Building 2, DIFC, P.O. Box 30444, Dubai, UAE and acting through its branch at HSBC Tower, P.O. Box 66, Dubai, UAE (Dubai Chamber of Commerce and Industry Branch License Number 617987), which is regulated by the Central Bank of the UAE and lead regulated by the Dubai Financial Services Authority as agent of the other Finance Parties (Agent);

(12)	National Bank of Oman SAOG as security agent in Oman for the Secured Parties (Omani Security Agent);

(13)	HSBC Saudi Arabia (unified national number 7001507842) as security agent in KSA for the Secured Parties (KSA Security Agent);

(14)	Al Ahli Bank of Kuwait K.S.C.P. as security agent in Kuwait for the Secured Parties (Kuwait Security Agent);

(15)	HSBC Bank Middle East Limited, UAE Branch as security agent in the UAE for the Secured Parties (UAE Security Agent) (together with the Omani Security Agent, the KSA Security Agent and the Kuwait Security Agent, the Security Agents);

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(16)	The Financial Institution listed in Part 3 of Schedule 1 (The Original Parties) as original facility A1 lender (Original Facility A1 Lender);

(17)	The Financial Institution listed in Part 4 of Schedule 1 (The Original Parties) as original facility A2 USD lender (the Original Facility A2 USD Lender);

(18)	The Financial Institution listed in Part 5 of Schedule 1 (The Original Parties) as original facility A2 SAR lender (Original Facility A2 SAR Lender);

(19)	The Financial Institution listed in Part 6 of Schedule 1 (The Original Parties) as original facility A3 lender (Original Facility A3 Lender);

(20)	The Financial Institution listed in Part 7 of Schedule 1 (The Original Parties) as original facility A4 lender (Original Facility A4 Lender);

(21)	The Financial Institution listed in Part 8 of Schedule 1 (The Original Parties) as original facility B1 lender (Original Facility B1 Lender);

(22)	The Financial Institution listed in Part 9 of Schedule 1 (The Original Parties) as original facility B2 SAR lender (Original Facility B2 SAR Lender);

(23)	The Financial Institution listed in Part 10 of Schedule 1 (The Original Parties) as original facility B3 lender (the Original Facility B3 Lender);

(24)	The Financial Institution listed in Part 11 of Schedule 1 (The Original Parties) as original facility B4 lender (Original Facility B4 Lender);

(25)	The Financial Institution listed in Part 12 of Schedule 1 (The Original Parties) as original facility B5 lender (the Original Facility B5 Lender);

(26)	The Financial Institution listed in Part 13 of Schedule 1 (The Original Parties) as original facility B6 lender (Original Facility B6 Lender);

(27)	The Financial Institution listed in Part 14 of Schedule 1 (The Original Parties) as original hedge counterparty (Original Hedge Counterparty);

(28)	National Bank of Oman SAOG as account bank in Oman (Omani Account Bank);

(29)	Saudi Awwal Bank as account bank in KSA (KSA Account Bank);

(30)	Al Ahli Bank of Kuwait K.S.C.P. and First Abu Dhabi Bank PJSC, Kuwait Branch each as account bank in Kuwait (together, the Kuwait Account Banks); and

(31)	HSBC Bank Middle East Limited, UAE Branch as account bank in the UAE (UAE Account Bank and together with the Omani Account Bank, the KSA Account Bank and the Kuwait Account Banks, the Account Banks).

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It is agreed:

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

Acceptable Bank means a bank or financial institution which has a rating for its long term unsecured and non-credit-enhanced debt obligations of BBB- or higher by S&P Global Ratings, a division of S&P Global Inc. or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency

Accession Letter means a document substantially in the form set out in Schedule 6 (Form of Accession Letter)

Accounts means the Collections Accounts and the Operating Accounts

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 27 (Changes to the Obligors)

Additional Hedge Counterparty means any entity which has become a Party as an “Additional Hedge Counterparty” in accordance with clause 26.9 (Additional Hedge Counterparties)

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company

Affiliate Accession Undertaking means an undertaking in the form set out in Schedule 14 (Form of Affiliate Accession Undertaking)

Aggregate Total Incremental Facility Commitments means, at any time, the aggregate of the Total Incremental Facility Commitments relating to each Incremental Facility

Amortising Incremental Facility means an Incremental Facility under which clause 8.3 (Repayment of Incremental Facility Loans) requires the aggregate Incremental Facility Loans to be repaid in instalments

Ancillary Commencement Date means, in relation to an Ancillary Facility, the date (which shall be a Business Day) on which that Ancillary Facility is first made available

Ancillary Commitment means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under clause 6 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility

Ancillary Document means each document relating to or evidencing the terms of an Ancillary Facility

Ancillary Facility means Facility B2 SAR, Facility B3, Facility B4, Facility B5 and Facility B6, in each case, made available by an Ancillary Lender in accordance with clause 6 (Ancillary Facilities)

Ancillary Facility Liabilities means any Liabilities owed to an Ancillary Lender

Ancillary Facility Loan means a Facility B2 SAR Loan, a Facility B3 Loan, a Facility B4 Loan, a Facility B5 Loan and a Facility B6 Loan

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Ancillary Lender means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility

Ancillary Outstandings means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) of the following amounts outstanding under that Ancillary Facility:

(a)	the principal amount under each overdraft facility and on demand short term loan facility (net of any Available Credit Balance)

(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender in accordance with the relevant Ancillary Document or normal banking practice

Annual Business Update means an annual business update in the form of the Base Case Model as updated for each Financial Year of the Company

Anti-Money Laundering Laws means applicable laws or regulations in any jurisdiction in which the Company or any member of the Group is located or doing business that relate to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto

Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration

Availability Period means:

(a)	in relation to Facilities A, the period from and including the date of this Agreement to and including the date falling thirty (30) days after the date of this Agreement

(b)	in relation to Facility B1, the period from and including the date of this Agreement to and including the date falling thirty-five (35) Months after the date of this Agreement and

(c)	in relation to any Incremental Facility, the period specified as such in the Incremental Facility Notice relating to that Incremental Facility

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Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

(a)	the amount of its participation in any outstanding Loans under that Facility and, in the case of a Facility B only, the amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments and

(b)	in relation to any proposed Utilisation, the amount of its participation in any other Loans that are due to be made under that Facility on or before the proposed Utilisation Date, and, in the case of a Facility B only, the amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under a Facility B only, the following amounts shall not be deducted from that Lender’s Facility B Commitment:

(i)	that Lender’s participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date and

(ii)	that Lender’s (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date

Available Credit Balance means in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against any Ancillary Facility Liabilities

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility

Bahrain Guarantee means:

(a)	the Bahrain law governed guarantee and indemnity dated on or about the date of this Agreement granted by the Bahraini Guarantor in favour of the Agent and

(b)	any other Bahrain law governed guarantee to be entered into between the Agent and any Additional Guarantor incorporated in Bahrain

Bahraini Guarantor means NPS Bahrain for Oil and Gas Wells Services W.L.L. a limited liability company incorporated in the Kingdom of Bahrain with commercial registration number 66796–1

Bahraini Obligor means the Bahraini Guarantor and any Additional Guarantor incorporated in Bahrain

Base Case Model means the financial model including profit and loss, balance sheet and cashflow projections in agreed form and certified by two authorised signatories (provided that one of the signatories will be the Company’s chief financial officer or treasurer) of the Company relating to the Group delivered as a condition precedent document pursuant to clause 4.1 (Conditions precedent)

Baseline means, in relation to a Sustainability KPI, the baseline performance of the Group set out in Schedule 18 (Sustainability KPI Annual Targets) (if applicable)

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Bilateral Facility Establishment Conditions means:

(a)	either:

(i)	one of the following has occurred:

(A)	the Aggregate Total Incremental Facility Commitments are fully drawn or established up to the Aggregate Incremental Facility Commitments Cap or

(B)	five (5) Incremental Facilities have been established in accordance with the terms of this Agreement or

(b)	each of the following has occurred:

(A)	the aggregate Incremental Facility Loans made available to the Borrowers is less than the Aggregate Incremental Facility Commitments Cap

(B)	less than five (5) Incremental Facilities have been established in accordance with the terms of this Agreement and

(C)	the Incremental Facility Solicitation Process has completed and, in the case of paragraphs (a) and (b) above, the Bilateral Facility Solicitation Process has completed or

(c)	if the Incremental Facility Availability Period has expired, the completion of the Bilateral Facility Solicitation Process

Bilateral Facility Solicitation Process means:

(a)	a Borrower (or the Company on behalf of a Borrower) seeking Proposed Bilateral Facilities notifies the Agent in writing of such requirement

(b)	on the date of such notification the Company certifies to the Agent that:

(i)	no Event of Default is continuing or would result from the establishment of Proposed Bilateral Facilities and

(ii)	the Repeating Representations are true and complete in all material respects

(c)	the Agent promptly notifies each Lender of such notification, with each Lender being given ten (10) Business Days (Bilateral Facility Solicitation Period) to make a proposal to provide the Proposed Bilateral Facilities in full and

(d)	at the expiry of the Bilateral Facility Solicitation Period, no Lender or group of Lenders have provided indicative terms acceptable to the Company in respect of the provision of the Proposed Bilateral Facilities in full

Blocking Regulation means Regulation (EU) No 2271/96 of the European Parliament and of the Council of 22 November 1996 protecting against the effects of the extraterritorial application of legislation adopted by a third country, and actions based on or resulting therefrom

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Break Costs means the amount (if any) by which:

(a)	the interest (excluding any Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period

Bullet Incremental Facility means an Incremental Facility under which clause 8.3 (Repayment of Incremental Facility Loans) requires the aggregate Incremental Facility Loans to be repaid in full in a single instalment on the Termination Date

Business Day means a day (other than a Friday, Saturday or Sunday) on which banks are open for general business in Dubai, Riyadh, Muscat, Manama, Kuwait and

(a)	New York and

(b)	(in relation to the fixing of an interest rate for a USD Loan) which is a US Government Securities Business Day

BVI means the British Virgin Islands

Calculation Methodology means in relation to a Sustainability KPI, the calculation methodology applicable to that Sustainability KPI as set out in Schedule 18 (Sustainability KPI Annual Targets)

Central Bank Rate means:

(a)	the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time or

(b)	if that target is not a single figure, the arithmetic mean of:

(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York and

(ii)	the lower bound of that target range

Central Bank Rate Adjustment means in relation to the Central Bank Rate prevailing at close of business on any Business Day, the mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding Business Days for which CME Term SOFR for a tenor equal in length to the relevant Interest Period was available, excluding the days with the highest spread (and, if there is more than one highest spread, only one of those highest spreads) and lowest spread (or, if there is more than one lowest spread, only one of those lowest spreads) to the Central Bank Rate

Central Bank Rate Spread means, in relation to any Business Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between: (a) CME Term SOFR for a tenor equal in length to the applicable Interest Period; and (b) the Central Bank Rate prevailing at close of business on that Business Day

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Charged Property means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security

Clean Up Default means any Event of Default (to the extent that it (or any representation relating thereto) relates to a member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group)), but excluding any Event of Default referred to under clause 25.1 (Non-payment), clause 25.2 (Financial covenants), clause 25.7 (Insolvency), clause 25.8 (Insolvency proceedings), clause 25.10 (Unlawfulness and invalidity) and clause 25.11 (Cessation of business) subsisting on or after the closing date of a Permitted Acquisition but prior to the expiry of the Clean Up Period provided that:

(a)	no Material Adverse Effect has occurred as a result of the occurrence of that Clean Up Default

(b)	that Clean Up Default has not been knowingly procured or approved by the Company and

(c)	that Clean Up Default is capable of remedy and reasonable steps are being taken to remedy it or the event or circumstance which gave rise to it

Clean Up Period means, in respect of a Permitted Acquisition, the period from the date of such Permitted Acquisition to the date falling ninety (90) days after the closing date of such Permitted Acquisition

CME Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate)

Code means the US Internal Revenue Code of 1986

Collections Accounts means the KSA Collections Accounts, the UAE Collections Accounts, the Oman Collections Accounts and the Kuwait Collections Accounts

Commitments means a Facility A1 Commitment, a Facility A2 USD Commitment, a Facility A2 SAR Commitment, a Facility A3 Commitment, a Facility A4 Commitment, a Facility B1 Commitment, a Facility B2 SAR Commitment, a Facility B3 Commitment, a Facility B4 Commitment, a Facility B5 Commitment, a Facility B6 Commitment and Incremental Facility Commitment and Commitment shall mean each or any of them

Compliance Certificate means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate)

Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers or

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(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes

(i)	information that

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 40 (Confidential Information) or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality and

(ii)	any Funding Rate

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Master Confidentiality Undertaking) or in any other form agreed between the Company and the Agent

Continuing Working Capital Facilities means each Existing Working Capital Facility that the Company notifies the Agent is to continue with any relevant Facility B2 SAR Lender, Facility B3 Lender, Facility B4 Lender, Facility B5 Lender or Facility B6 Lender

Declassification Date means the date on which the Agent (acting on the instructions of the Majority Lenders) exercises its right to declassify the Facilities as “sustainability-linked” in accordance with clause 23.32 (Declassification Event)

Declassification Event means:

(a)	a failure by the relevant Parties to agree the amendments referred to in clause 39.8(b) (Sustainability amendments) within 90 days following the occurrence of a Sustainability Amendment Event

(b)	a failure by any member of the Group to achieve all SPTs for two (2) consecutive SLL Reference Periods

(c)	a failure by the Company to provide a Sustainability Report or Verification Report in accordance with clause 21.3 (Sustainability Compliance Certificate, Sustainability Report and Verification Report) or to comply with any verification requirements set out in any Verification Report, where such failure continues unremedied for a period of thirty (30) days after written notice from the Agent

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(d)	a material failure by any member of the Group to comply with its sustainability governance or strategy policies, including any failure to maintain appropriate governance structures in respect of the Sustainability KPIs or to implement agreed sustainability strategies, where such failure continues unremedied for a period of thirty

(30) days after written notice from the Agent

(e)	the occurrence of a material incident or event (including, without limitation, a material health, safety or environmental incident) which, in the opinion of the Majority Lenders (acting reasonably), has a material adverse effect on the sustainability objectives of the Facilities

(f)	any fraud, wilful misconduct or similar dishonest act by any member of the Group or any of its directors, officers or employees in connection with the Sustainability KPIs or any Sustainability Compliance Certificate, Sustainability Report or Verification Report delivered pursuant to clause 21.3 (Sustainability Compliance Certificate, Sustainability Report and Verification Report) or

(g)	the Company does not engage in good faith in the Sustainability Review (including, without limitation, by failing to attend a scheduled meeting, failing to respond to reasonable requests for information or discussion, or otherwise unreasonably withholding or delaying engagement)

Default means an Event of Default or any event or circumstance specified in clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

Defaulting Lender means any Lender:

(a)	which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with clause 5.4 (Lenders’ participation)

(b)	which has otherwise rescinded or repudiated a Finance Document

(c)	with respect to which an Insolvency Event has occurred and is continuing or

(d)	an Affiliate of which is a Defaulting Lender, unless, in the case of paragraph (a) above

(i)	its failure to pay is caused by

(A)	administrative or technical error or

(B)	a Disruption Event and payment is made within five (5) Business Days of its due date or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question

Delegate means any delegate, agent, attorney or co-trustee appointed by a Security Agent

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Designated Gross Amount means the amount notified (in accordance with clause 6.2 (Availability)) by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft

Designated Net Amount means the amount notified (in accordance with clause 6.2 (Availability)) by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi-account Overdraft

Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party

(i)	from performing its payment obligations under the Finance Documents or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted

DMCC means the Dubai Multi Commodities Centre free zone, governed by Law No. (3) of 2020 issued in the Emirate of Dubai (as amended, replaced or re-enacted from time to time) and regulated and operated by DMCCA, the location, area and boundaries of which are specified in Law No.3 of 2020

DMCCA means the Dubai Multi Commodities Centre Authority governed by Law No. (3) of 2020 issued in the Emirate of Dubai (as amended, replaced or re-enacted from time to time), which authority has governance over the DMCC

Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company

Enforcement Action means:

(a)	in relation to any Liabilities:

(i)	the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Lender to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Finance Documents)

(ii)	the making of any declaration that any Liabilities are payable on demand

(iii)	the making of a demand in relation to a Liability that is payable on demand

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(iv)	the suing for, commencing or joining of any legal or arbitration proceedings against any Obligor to recover any Liabilities

(b)	the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security)

(c)	the entering into of any composition, compromise, assignment or similar arrangement with any Obligor which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under clause 26 (Changes to the Lenders)) or

(d)	the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Obligor which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any Obligor’s assets or any suspension of payments or moratorium of any indebtedness of any such Obligor, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i)	the taking of any action falling within paragraphs (a)(iv) or (d) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; and

(ii)	an Ancillary Lender bringing legal proceedings against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Finance Document to which it is party

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages or

(C)	requesting judicial interpretation of any provision of any Finance Document to which it is party with no claim for damages

Enforcement Court means the competent enforcement court of KSA as originally established under the Saudi Enforcement Law issued by Royal Decree No. M/53 dated 13/08/1433H (corresponding to 3 July 2012) and having jurisdiction pursuant to the Enforcement Law issued by Royal Decree No. M/237 dated 3/11/1447H, or any successor forum

Environmental Claim means any claim, proceeding or investigation by any person in respect of any Environmental Law

Environmental Law means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants

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Environmental Permits means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group

Establishment Date means, in relation to an Incremental Facility, the later of

(a)	the proposed Establishment Date specified in the relevant Incremental Facility Notice and

(b)	the date on which the Agent executes the relevant Incremental Facility Notice

Event of Default means any event or circumstance specified as such in clause 25 (Events of Default)

Excluded Receivables means receivables due and payable to an Obligor from a customer or counterparty (including a Relevant Counterparty) which the Company notifies the Agent in a Compliance Certificate:

(a)	are not to be subject to the routing provisions of clause 23.25 (Routing of proceeds)

(b)	are, promptly on receipt, deposited into a Permitted Pledged Bank Account and

(c)	do not exceed USD 75,000,000 in aggregate across the Permitted Pledged Bank Accounts at the time tested in the relevant Compliance Certificate

Existing Facilities Agreement means the term and revolving credit facilities agreement originally entered into between the Company, certain of the Lenders and others dated 4 November 2021, as amended and restated on 25 September 2023 and as further amended, supplemented, waived or restated from time to time prior to the date of this Agreement

Existing Facility A Indebtedness means any Existing Indebtedness arising under “Facilities A” as such term is defined in the Existing Facilities Agreement

Existing Facility B Indebtedness means any Existing Indebtedness arising under “Facility B2 SAR”, “Facility B3”, “Facility B4”, “Facility B5” and “Facility B6” in each case as such terms are defined in the Existing Facilities Agreement

Existing Indebtedness means Financial Indebtedness incurred under and pursuant to the Existing Facilities Agreement

Existing Security Documents means each security document entered into in connection with the Existing Facilities Agreement as set out in Schedule 9 (Existing Security)

Existing Working Capital Facilities means all letters of guarantee, letters of credit, bid bonds, performance bonds, advance payment guarantees and equivalent working capital facilities drawn, issued or made available in respect of Existing Facility B Indebtedness

External Reviewer means any of PWC, EY, Deloitte or KPMG (or such other provider who is a qualified external reviewer with relevant expertise as agreed with the Agent (acting on the instructions of the Majority Lenders)) who will certify the Group’s performance against the Sustainability KPI Annual Targets

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Facilities means Facility A1, Facility A2 USD, Facility A2 SAR, Facility A3, Facility A4, Facility B1, Facility B2 SAR, Facility B3, Facility B4, Facility B5, Facility B6 and any Incremental Facility and Facility means each or any of them

Facilities A means Facility A1, Facility A2 USD, Facility A2 SAR, Facility A3 and Facility A4 and Facility A means each or any of them

Facility A Commitments means a Facility A1 Commitment, a Facility A2 USD Commitment, a Facility A2 SAR Commitment, a Facility A3 Commitment and a Facility A4 Commitment

Facility A Loans means any Facility A1 Loan, any Facility A2 USD Loan, any Facility A2 SAR Loan, any Facility A3 Loan and Facility A4 Loan and Facility A Loan means any of them

Facility A1 means the term loan facility made available under this Agreement as described in clause 2 (The Facilities)

Facility A1 Commitment means:

(a)	in relation to an Original Facility A1 Lender, the amount set opposite its name under the heading Commitment in Part 3 of Schedule 1 (The Original Parties) and the amount of any other Facility A1 Commitment transferred to it under this Agreement and

(b)	in relation to any other Facility A1 Lender, the amount of any Facility A1 Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility A1 Lender means:

(a)	any Original Facility A1 Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility A1 Loan means a loan made or to be made under Facility A1 or the principal amount outstanding for the time being of that loan

Facility A1 Repayment Date means each of the dates specified in the Repayment Schedule relating to Facility A1 as a ‘Repayment Date’

Facility A2 SAR means the term loan facility made available under this Agreement as described in clause 2 (The Facilities)

Facility A2 SAR Commission Notes has the meaning given to it in clause 22.3(b) (Facility A2 SAR Principal Notes and Facility A2 SAR Commission Notes)

Facility A2 SAR Commitment means:

(a)	in relation to an Original Facility A2 SAR Lender, the amount set opposite its name under the heading Commitment in Part 5 of Schedule 1 (The Original Parties) and the amount of any other Facility A2 SAR Commitment transferred to it under this Agreement and

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(b)	in relation to any other Facility A2 SAR Lender, the amount of any Facility A2 SAR Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility A2 SAR Lender means:

(a)	any Original Facility A2 SAR Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility A2 SAR Loan means a loan made or to be made under Facility A2 SAR or the principal amount outstanding for the time being of that loan

Facility A2 SAR Principal Note has the meaning given to it in clause 22.3(a) (Facility A2 SAR Principal Notes and Facility A2 SAR Commission Notes)

Facility A2 SAR Promissory Note means a Facility A2 SAR Principal Note or a Facility A2 SAR Commission Note

Facility A2 SAR Repayment Date means each of the dates specified in the Repayment Schedule relating to Facility A2 SAR as a ‘Repayment Date’

Facility A2 USD means the term loan facility made available under this Agreement as described in clause 2 (The Facilities)

Facility A2 USD Commitment means:

(a)	in relation to an Original Facility A2 USD Lender, the amount set opposite its name under the heading Commitment in Part 4 of Schedule 1 (The Original Parties) and the amount of any other Facility A2 USD Commitment transferred to it under this Agreement and

(b)	in relation to any other Facility A2 USD Lender, the amount of any Facility A2 USD Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility A2 USD Lender means:

(a)	any Original Facility A2 USD Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility A2 USD Loan means a loan made or to be made under Facility A2 USD or the principal amount outstanding for the time being of that loan

Facility A2 USD Repayment Date means each of the dates specified in the Repayment Schedule relating to Facility A2 USD as a ‘Repayment Date’

Facility A3 means the term loan facility made available under this Agreement as described in clause 2 (The Facilities)

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Facility A3 Commitment means:

(a)	in relation to an Original Facility A3 Lender, the amount set opposite its name under the heading Commitment in Part 6 of Schedule 1 (The Original Parties) and the amount of any other Facility A3 Commitment transferred to it under this Agreement and

(b)	in relation to any other Facility A3 Lender, the amount of any Facility A3 Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility A3 Lender means:

(a)	any Original Facility A3 Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility A3 Loan means a loan made or to be made under Facility A3 or the principal amount outstanding for the time being of that loan

Facility A3 Repayment Date means each of the dates specified in the Repayment Schedule relating to Facility A3 as a ‘Repayment Date’

Facility A4 means the term loan facility made available under this Agreement as described in clause 2 (The Facilities)

Facility A4 Commitment means:

(a)	in relation to an Original Facility A4 Lender, the amount set opposite its name under the heading Commitment in Part 7 of Schedule 1 ((The Original Parties)) and the amount of any other Facility A4 Commitment transferred to it under this Agreement and

(b)	in relation to any other Facility A4 Lender, the amount of any Facility A4 Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility A4 Lender means:

(a)	any Original Facility A4 Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility A4 Loan means a loan made or to be made under Facility A4 or the principal amount outstanding for the time being of that loan

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Facility A4 Repayment Date means each of the dates specified in the Repayment Schedule relating to Facility A4 as a ‘Repayment Date’

Facilities B means Facility B1, Facility B2 SAR, Facility B3, Facility B4, Facility B5, Facility B6 and Facility B means each or any of them

Facility B Commitments means a Facility B1 Commitment, a Facility B2 SAR Commitment, a Facility B3 Commitment, a Facility B4 Commitment, a Facility B5 Commitment, a Facility B6 Commitment and an Incremental Facility Commitment which is deemed as a “Facility B Commitment” pursuant to clause 6.2(b) (Availability)

Facility B Loan means any Facility B1 Loan, any Facility B2 SAR Loan, any Facility B3 Loan, any Facility B4 Loan, any Facility B5 Loan or any Facility B6 Loan

Facility B1 means the revolving credit facility made available under this Agreement as described in clause 2 (The Facilities)

Facility B1 Commitment means:

(a)	in relation to an Original Facility B1 Lender, the amount set opposite its name under the heading Commitment in Part 8 of Schedule 1 (The Original Parties) and the amount of any other Facility B1 Commitment transferred to it under this Agreement and

(b)	in relation to any other Facility B1 Lender, the amount of any Facility B1 Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility B1 Lender means:

(a)	any Original Facility B1 Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility B1 Loan means a loan made or to be made under Facility B1 or the principal amount outstanding for the time being of that loan

Facility B2 SAR means the uncommitted working capital facility made available under this Agreement as described in clause 2 (The Facilities), which each Facility B2 SAR Lender may, in its absolute discretion, make available to a Borrower from time to time subject to the terms of this Agreement

Facility B2 SAR Commission Notes has the meaning given to it in clause 22.4(b) (Facility B2 SAR Principal Notes and Facility B2 SAR Commission Notes)

Facility B2 SAR Commitment means:

(a)	in relation to an Original Facility B2 SAR Lender, the maximum aggregate amount set opposite its name under the heading Commitment in Part 9 of Schedule 1 (The Original Parties) and the amount of any other Facility B2 SAR Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement and

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(b)	in relation to any other Facility B2 SAR Lender, the amount of any Facility B2 SAR Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility B2 SAR Lender means:

(a)	any Original Facility B2 SAR Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility B2 SAR Loan means a loan that may be made or to be made, but that a Facility B2 SAR Lender shall have no obligation to make under Facility B2 SAR or the principal amount outstanding for the time being of that loan

Facility B2 SAR Principal Notes has the meaning given to it in clause 22.4(a) (Facility B2 SAR Principal Notes and Facility B2 SAR Commission Notes)

Facility B2 SAR Promissory Note means a Facility B2 SAR Principal Note or a Facility B2 SAR Commission Note

Facility B3 means the uncommitted working capital facility made available under this Agreement as described in clause 2 (The Facilities), which each Facility B3 Lender may, in its absolute discretion, make available to a Borrower from time to time subject to the terms of this Agreement

Facility B3 Commitment means:

(a)	in relation to an Original Facility B3 Lender, the maximum aggregate amount set opposite its name under the heading Commitment in Part 10 of Schedule 1 (The Original Parties) and the amount of any other Facility B3 Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement and

(b)	in relation to any other Facility B3 Lender, the amount of any Facility B3 Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility B3 Lender means:

(a)	any Original Facility B3 Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

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Facility B3 Loan means a loan that may be made or to be made, but that a Facility B3 Lender shall have no obligation to make under Facility B3 or the principal amount outstanding for the time being of that loan

Facility B4 means the uncommitted working capital facility made available under this Agreement as described in clause 2 (The Facilities), which each Facility B4 Lender may, in its absolute discretion, make available to a Borrower from time to time subject to the terms of this Agreement

Facility B4 Commitment means:

(a)	in relation to an Original Facility B4 Lender, the maximum aggregate amount set opposite its name under the heading Commitment in Part 11 of Schedule 1 (The Original Parties) and the amount of any other Facility B4 Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement and

(b)	in relation to any other Facility B4 Lender, the amount of any Facility B4 Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility B4 Lender means:

(a)	any Original Facility B4 Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility B4 Loan means a loan that may be made or to be made, but that a Facility B4 Lender shall have no obligation to make under Facility B4 or the principal amount outstanding for the time being of that loan

Facility B5 means the uncommitted working capital facility made available under this Agreement as described in clause 2 (The Facilities), which each Facility B5 Lender may, in its absolute discretion, make available a Facility B5 Loan to a Borrower from time to time subject to the terms of this Agreement

Facility B5 Commitment means:

(a)	in relation to an Original Facility B5 Lender, the maximum aggregate amount set opposite its name under the heading Commitment in Part 12 of Schedule 1 (The Original Parties) and the amount of any other Facility B5 Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement and

(b)	in relation to any other Facility B5 Lender, the amount of any Facility B5 Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

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Facility B5 Lender means:

(a)	any Original Facility B5 Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility B5 Loan means a loan that may be made or to be made, but that a Facility B5 Lender shall have no obligation to make under Facility B5 or the principal amount outstanding for the time being of that loan

Facility B6 means the uncommitted working capital facility made available under this Agreement as described in clause 2 (The Facilities), which each Facility B6 Lender may, in its absolute discretion, make available a Facility B6 Loan to a Borrower from time to time subject to the terms of this Agreement

Facility B6 Commitment means:

(a)	in relation to an Original Facility B6 Lender, the maximum aggregate amount set opposite its name under the heading Commitment in Part 13 of Schedule 1 (The Original Parties) and the amount of any other Facility B6 Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement and

(b)	in relation to any other Facility B6 Lender, the amount of any Facility B6 Commitment transferred to it under this Agreement that it may (but shall have no obligation to) make available to the Borrowers in accordance with the terms of this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement

Facility B6 Lender means:

(a)	any Original Facility B6 Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement

Facility B6 Loan means a loan that may be made or to be made, but that a Facility B6 Lender shall have no obligation to make under Facility B6 or the principal amount outstanding for the time being of that loan

Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement

Facility Specific Majority Lenders means the Majority Facility A1 Lenders, the Majority Facility A2 USD Lenders, the Majority Facility A2 SAR Lenders, the Majority Facility A3 Lenders, the Majority Facility A4 Lenders, the Majority Facility B1 Lenders, or as the case may be, the Incremental Facility Majority Lenders

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Fallback Interest Period means one (1) month

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction

FATCA Application Date means:

(a)	in relation to a withholdable payment described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014 or

(b)	in relation to a passthru payment described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction

Fee Letter means:

(a)	any letter or letters dated on or about the date of this Agreement between the Agent and the Company, the Company and the Sole Global Coordinator or, as the case may be, a Borrower (or a Security Agent and the Company) setting out any of the fees referred to in clause 13 (Fees)

(b)	any fee letter setting out fees referred to in clause 13.5 (Interest, commission and fees on Ancillary Facilities) and

(c)	any fee letter setting out fees payable to a Finance Party in respect of:

(i)	an Incremental Facility referred to in clause 7.9 (Incremental Facility fees) and

(ii)	any Incremental Facility Solicitation Process

Finance Document means this Agreement, each Guarantee, any Promissory Note, the Security Documents, any Fee Letter, any Accession Letter, any Resignation Letter, any Ancillary Document, any Incremental Facility Notice, any Hedge Counterparty Accession Letter and any other document designated as such by the Agent and the Company

Finance Party means the Agent, the Sole Global Coordinator, the ESG Coordinator, the Bookrunner, each Arranger, each Security Agent, each Account Bank, any Ancillary Lender, a Lender or a Hedge Counterparty, provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	the definition of Secured Parties

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(b)	clause 1.2(a)(i) (Construction)

(c)	paragraph (c) of the definition of Material Adverse Effect

(d)	clause 2.4 (Finance Parties’ rights and obligations)

(e)	clause 20 (Guarantee and indemnity) and

(f)	clause 30 (Conduct of business by the Finance Parties)

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument

(d)	the amount of any liability in respect of Finance Leases

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis)

(f)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account)

(g)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution

(h)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under GAAP

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into this agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than one hundred and twenty (120) days after the date of supply

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing and classified as borrowings under GAAP and

(k)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above

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Financial Quarter means each period commencing on the day after one Quarter Year Date and ending on the next Quarter Year Date

Financial Year means the annual accounting period of the Group ending on or about 31 December in each year

First Sustainability Calculation Date means 1 January 2027

Funding Rate means any individual rate notified by a Lender to the Agent pursuant to clause 12.4(a)(ii) (Cost of funds)

GAAP means, in relation to any Obligor, generally accepted accounting principles in the jurisdiction of its incorporation, including IFRS

Gross Outstandings means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words (net of any Available Credit Balance) in paragraph (a) of the definition of Ancillary Outstandings were deleted

Group means the Company, each Guarantor and the Subsidiaries of each Guarantor

Guarantee means each of the following:

(a)	a UAE Guarantee

(b)	an Oman Guarantee

(c)	a KSA Guarantee

(d)	a Bahrain Guarantee

(e)	a Kuwait Guarantee and

(f)	any guarantee required to be delivered pursuant to clause 27.2 (Additional Guarantors)

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 27 (Changes to the Obligors)

Guarantor Coverage Test has the meaning given to it in clause 23.21 (Guarantors)

Hedge Counterparty means:

(a)	any Original Hedge Counterparty and

(b)	any Additional Hedge Counterparty

Hedge Counterparty Accession Letter means a document substantially in the form set out in Schedule 20 (Form of Hedge Counterparty Accession Letter)

Historic CME Term SOFR means, in relation to any Loan in dollars, the most recent applicable CME Term SOFR for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than three (3) Business Days before the Quotation Day

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Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary

ICE Term SOFR means the term SOFR reference rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by ICE Benchmark Administration Limited (or any other person which takes over the publication of that rate)

IFRS means UK adopted international accounting standards within the meaning of section 474(1) of the Companies Act 2006 to the extent applicable to the relevant financial statements

Impaired Agent means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment

(b)	the Agent otherwise rescinds or repudiates a Finance Document

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of paragraph (a) above

(i)	its failure to pay is caused by

(A)	administrative or technical error or

(B)	a Disruption Event; and payment is made within five (5) Business Days of its due date or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question

Increase Confirmation means a confirmation substantially in the form set out in Schedule 16 (Form of Increase Confirmation)

Increase Lender has the meaning given to that term in clause 2.3 (Increase)

Incremental Facility means any additional facility that may be established and made available under this Agreement as described in clause 7 (Establishment of Incremental Facilities)

Incremental Facility Availability Period means the period from and including the date of this Agreement to and including the date falling fifteen (15) Business Days prior to the first anniversary of the date of this Agreement (or such later date agreed between the Agent (acting on the instructions of the Lenders) and the Company)

Incremental Facility Commitment means:

(a)	in relation to a Lender which is an Incremental Facility Lender, the amount set opposite its name under the heading Incremental Facility Commitment in the relevant Incremental Facility Notice and the amount of any other Incremental Facility Commitment relating to the relevant Incremental Facility transferred to it under this Agreement or assumed by it in accordance with clause 2.3 (Increase) and

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(b)	in relation to an Incremental Facility and any other Lender, the amount of any Incremental Facility Commitment relating to that Incremental Facility transferred to it under this Agreement or assumed by it in accordance with clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement

Incremental Facility Conditions Precedent means, in relation to an Incremental Facility any document and other evidence specified as such in the relevant Incremental Facility Notice

Incremental Facility Lender means, in relation to an Incremental Facility, any entity which is listed as such in the relevant Incremental Facility Notice

Incremental Facility Loan means, in relation to an Incremental Facility, a loan made or to be made under that Incremental Facility or the principal amount outstanding for the time being of that loan

Incremental Facility Majority Lenders means, in relation to an Incremental Facility, a Lender or Lenders whose Incremental Facility Commitments relating to that Incremental Facility aggregate more than sixty-six and two thirds per cent. (66 2/3%) of the Total Incremental Facility Commitments relating to that Incremental Facility (or, if those Total Incremental Facility Commitments have been reduced to zero, aggregated more than sixty-six and two thirds per cent. (66 2/3%) of those Total Incremental Facility Commitments immediately prior to that reduction)

Incremental Facility Notice means each notice substantially in the form set out in Schedule 17 (Form of Incremental Facility Notice)

Incremental Facility Repayment Date means, in relation to an Amortising Incremental Facility, any date specified as a repayment date in the Incremental Facility Notice relating to that Incremental Facility

Incremental Facility Solicitation Process means in relation to an Incremental Facility which is intended to be effected as an Ancillary Facility:

(a)	a Borrower (or the Company on behalf of a Borrower) seeking an Incremental Facility in accordance with the terms of clause 7 (Establishment of Incremental Facilities) notifies the Agent in writing of such requirement

(b)	on the date of such notification the Company certifies to the Agent that:

(i)	no Event of Default is continuing or would result from the establishment of an Incremental Facility and

(ii)	the Repeating Representations are true and complete in all material respects

(c)	the Agent promptly notifies each Lender of such notification, with each Lender being given fifteen (15) Business Days (Incremental Facility Solicitation Period) to make available an Incremental Facility Loan and

(d)	at the expiry of the Incremental Facility Solicitation Period, no Lender or group of Lenders have made available an Incremental Facility Loan to the Company in accordance with the terms of clause 7 (Establishment of Incremental Facilities)

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Incremental Facility Terms means, in relation to an Incremental Facility:

(a)	the currency

(b)	the Total Incremental Facility Commitments

(c)	the Margin (and any applicable Margin adjustment mechanism)

(d)	the level of commitment fee payable pursuant to clause 13.1 (Commitment fee) in respect of that Incremental Facility

(e)	the Borrower(s) to which that Incremental Facility is to be made available

(f)	the purpose(s) for which all amounts borrowed under that Incremental Facility shall be applied pursuant to clause 3.1(e) (Purpose)

(g)	the applicable Availability Period

(h)	any Incremental Facility Conditions Precedent

(i)	the repayment terms for that Incremental Facility for the purposes of clause 8.3 (Repayment of Incremental Facility Loans) and the effect of cancellation and repayment under the Incremental Facility

(j)	the voluntary prepayment terms for that Incremental Facility for the purposes of clause 9.10 (Voluntary prepayment of Incremental Facility Loans) and the effect of prepayment under the Incremental Facility

(k)	the restrictions on reborrowing upon repayment or prepayment

(l)	in the case of a Bullet Incremental Facility, whether the Lenders under that Incremental Facility are permitted to elect to waive prepayments of that Incremental Facility and

(m)	the Termination Date, each as specified in the Incremental Facility Notice relating to that Incremental Facility

Insolvency Event in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger)

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official

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(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or

(ii)	is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger)

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above)

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs

(a) to (h) above or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts

Interest Period means, in relation to a Loan, each period determined in accordance with clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 10.4 (Default interest)

Interpolated CME Term SOFR means, in relation to any Loan in dollars, the rate (rounded to the same number of decimal places as CME Term SOFR) which results from interpolating on a linear basis between:

(a)	either

(i)	the applicable CME Term SOFR (as of the Specified Time) for the longest period (for which CME Term SOFR is available) which is less than the Interest Period of that Loan or

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(ii)	if no such CME Term SOFR is available for a period which is less than the Interest Period of that Loan, SOFR for the day which is three (3) US Government Securities Business Days before the Quotation Day and

(b)	the applicable CME Term SOFR (as of the Specified Time) for the shortest period (for which CME Term SOFR is available) which exceeds the Interest Period of that Loan.

Interpolated Historic CME Term SOFR means, in relation to any Loan in dollars, the rate (rounded to the same number of decimal places as CME Term SOFR) which results from interpolating on a linear basis between:

(a)	either

(i)	the most recent applicable CME Term SOFR (as of a day which is not more than three (3) Business Days before the Quotation Day) for the longest period (for which CME Term SOFR is available) which is less than the Interest Period of that Loan or

(ii)	if no such CME Term SOFR is available for a period which is less than the Interest Period of that Loan, the most recent SOFR for a day which is no more than three (3) Business Days (and no less than three (3) US Government Securities Business Days) before the Quotation Day and

(b)	the most recent applicable CME Term SOFR (as of a day which is not more than three (3) Business Days before the Quotation Day) for the shortest period (for which CME Term SOFR is available) which exceeds the Interest Period of that Loan

Interpolated ICE Term SOFR means, in relation to any Loan, the rate (rounded to the same number of decimal places as ICE Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable ICE Term SOFR (as of the Specified Time) for the longest period (for which ICE Term SOFR is available) which is less than the Interest Period of that Loan or

(ii)	if no such ICE Term SOFR is available for a period which is less than the Interest Period of that Loan, SOFR for the day which is three (3) US Government Securities Business Days before the Quotation Day and the applicable ICE Term SOFR (as of the Specified Time) for the shortest period (for which ICE Term SOFR is available) which exceeds the Interest Period of that Loan

Interpolated Screen Rate means, in relation to any SAR Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that SAR Loan and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that SAR Loan, each as of the Specified Time for SAR

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Investors means each of Al Nowais Investments LLC, Olayan Saudi Holding Company and Mubbadrah Investment LLC

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity

KSA means the Kingdom of Saudi Arabia

KSA Account Security Agreement means the KSA law governed account security agreement in agreed form dated on or about the date of this Agreement in respect of the KSA Accounts granted by the KSA Guarantor in favour of the KSA Security Agent

KSA Accounts means the KSA Collections Accounts and the KSA Operating Accounts

KSA Civil Transaction Law means the Civil Transactions Law of the Kingdom of Saudi Arabia issued pursuant to Royal Decree No. M/191 dated 29/11/1444H (corresponding to 18 June 2023G), as amended, supplemented or replaced from time to time

KSA Collections Account means:

(a)	the bank account designated the “KSA Collections Account” in the name of the KSA Guarantor opened with the KSA Account Bank and includes any replacement, renewal or sub-account of such account and

(b)	any other bank account designated a “KSA Collections Account” in the name of an Obligor opened with the KSA Account Bank and including any replacement, renewal or sub-account of such account

KSA Guarantee means:

(a)	the KSA law governed guarantee and indemnity granted by the KSA Guarantor in favour of the Agent dated on or about the date of this Agreement and

(b)	any other KSA law governed guarantee and indemnity to be entered into between the Agent and any Additional Guarantor incorporated in KSA

KSA Guarantor and NPT KSA means National Petroleum Technology Company (One Person Company), a limited liability company incorporated in the KSA with commercial registration number 2051022374 and unified national number 7001386965

KSA Ministry of Commerce means the Ministry of Commerce of the Kingdom of Saudi Arabia or any successor ministry or authority which assumes its functions

KSA Obligor means the KSA Guarantor and each other Obligor incorporated in KSA

KSA Operating Account means:

(a)	the bank account designated the “KSA Operating Account” in the name of KSA Guarantor opened with the KSA Account Bank and includes any replacement, renewal or sub-account of such account and

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(b)	any other bank account designated a “KSA Operating Account” in the name of an Obligor opened with the KSA Account Bank and including any replacement, renewal or sub-account of such account

Kuwait Account Security Agreement means the notarized Kuwait law governed account security agreement (with a writ of execution affixed thereto) in agreed form to be delivered in accordance with clause 23.29 (Conditions subsequent) in respect of the Kuwait Accounts granted by the Kuwaiti Guarantor in favour of the Kuwait Security Agent

Kuwait Accounts means the Kuwait Collections Accounts and the Kuwait Operating Accounts

Kuwait Collections Account means:

(a)	the bank account designated the “Kuwait Collections Account” in the name of the Kuwaiti Guarantor opened with a Kuwait Account Bank and includes any replacement, renewal or sub-account of such account and

(b)	any other bank account designated a “Kuwait Collections Account” in the name of an Obligor opened with a Kuwait Account Bank and including any replacement, renewal or sub-account of such account

Kuwait Guarantee means:

(a)	the Kuwait law governed guarantee and indemnity dated on or about the date of this Agreement granted by the Kuwaiti Guarantor in favour of the Agent and

(b)	any other Kuwait law governed guarantee to be entered into between the Agent and any Additional Guarantor incorporated in Kuwait

Kuwaiti Guarantor means NPS Bahrain for Oil and Gas Wells Services W.L.L., Kuwait Branch (being the branch office of the Bahraini Guarantor in the State of Kuwait with commercial registration number 417568)

Kuwait Obligor means the Kuwaiti Guarantor and each other Obligor incorporated in Kuwait

Kuwait Operating Account means:

(a)	the bank account designated the “Kuwait Operating Account” in the name of the Kuwaiti Guarantor opened with a Kuwait Account Bank and includes any replacement, renewal or sub-account of such account and

(b)	any other bank account designated a “Kuwait Operating Account” in the name of an Obligor opened with a Kuwait Account Bank and including any replacement, renewal or sub-account of such account

Legal Reservations means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors

(b)	the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim

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(c)	the limitation of the enforcement of the terms of leases of real property by laws of general application to those leases

(d)	similar principles, rights and remedies under the laws of any relevant jurisdiction and

(e)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent (i) as a condition precedent under this Agreement on or before the first Utilisation Date or (ii) in connection with any Finance Document provided that such legal opinions are addressed to all the Lenders at that time

Lender means a Facility A1 Lender, a Facility A2 USD Lender, a Facility A2 SAR Lender, a Facility A3 Lender, a Facility A4 Lender, a Facility B1 Lender, a Facility B2 SAR Lender, a Facility B3 Lender, a Facility B4 Lender, a Facility B5 Lender, a Facility B6 Lender or any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Increase) or clause 7 (Establishment of Incremental Facilities)

Liabilities means all present and future liabilities and obligations at any time of any Obligor to any Lender under the Finance Documents both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)	any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition; and

(c)	any claim for damages or restitution;

(d)	any claim as a result of any recovery by any Obligor of a payment on the grounds of preference or otherwise, and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings

LMA means the Loan Market Association

Loan means a Facility A1 Loan, a Facility A2 USD Loan, a Facility A2 SAR Loan, a Facility A3 Loan, a Facility A4 Loan, a Facility B1 Loan, an Ancillary Facility Loan or an Incremental Facility Loan

Majority Facility A1 Lenders means a Facility A1 Lender or Facility A1 Lenders whose Facility A1 Commitments aggregate more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A1 Commitments (or, if the Total Facility A1 Commitments have been reduced to zero, aggregated more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A1 Commitments immediately prior to the reduction)

Majority Facility A2 SAR Lenders means a Facility A2 SAR Lender or Facility A2 SAR Lenders whose Facility A2 SAR Commitments aggregate more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A2 SAR Commitments (or, if the Total Facility A2 SAR Commitments have been reduced to zero, aggregated more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A2 SAR Commitments immediately prior to the reduction)

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Majority Facility A2 USD Lenders means a Facility A2 USD Lender or Facility A2 USD Lenders whose Facility A2 USD Commitments aggregate more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A2 USD Commitments (or, if the Total Facility A2 USD Commitments have been reduced to zero, aggregated more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A2 USD Commitments immediately prior to the reduction)

Majority Facility A3 Lenders means a Facility A3 Lender or Facility A3 Lenders whose Facility A3 Commitments aggregate more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A3 Commitments (or, if the Total Facility A3 Commitments have been reduced to zero, aggregated more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A3 Commitments immediately prior to the reduction)

Majority Facility A4 Lenders means a Facility A4 Lender or Facility A4 Lenders whose Facility A4 Commitments aggregate more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A4 Commitments (or, if the Total Facility A4 Commitments have been reduced to zero, aggregated more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility A4 Commitments immediately prior to the reduction)

Majority Facility B1 Lenders means a Facility B1 Lender or Facility B1 Lenders whose Facility B1 Commitments aggregate more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility B1 Commitments (or, if the Total Facility B1 Commitments have been reduced to zero, aggregated more than sixty-six and two thirds per cent. (66 2/3%) of the Total Facility B1 Commitments immediately prior to the reduction)

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than sixty-six and two thirds per cent. (66 2/3%) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than sixty-six and two thirds per cent. (66 2/3%) of the Total Commitments immediately prior to the reduction)

Material Adverse Effect means a material adverse effect on:

(a)	the business, operations or financial condition of the Obligors (taken as a whole)

(b)	the ability of the Obligors (taken as a whole) to perform their payment or other material obligations under the Finance Documents or

(c)	subject to the Legal Reservations, the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents

Month means in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end

The above rules will only apply to the last Month of any period

Movables Security Executive Regulations means UAE Cabinet Resolution No. 29 of 2021 on the executive regulations of the Movables Security Framework Law

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Movables Security Framework Law means the UAE Federal Law No. 4 of 2020 concerning the taking of security over rights in movable assets (as amended from time to time)

Movables Security Law means the UAE Movables Security Framework Law, Movables Security Executive Regulations, Movables Security Register Establishment Resolution and any other rules, regulations or other guidance issued in the UAE in relation to the implementation or application of or compliance with such law

Movables Security Register means the register created pursuant to the Movables Security Law for the registration of Security over assets which may be the subject of Security in accordance with the Movables Security Law, which definition includes any replacement of such register

Movables Security Register Establishment Resolution means the UAE Cabinet Resolution No. (6) of 2018 on creating a register for registering the rights on moveable property

Multi-account Overdraft means an Ancillary Facility which is an overdraft facility comprising more than one account

Nafith Platform means the national electronic platform operated under the supervision of the Ministry of Justice of the Kingdom of Saudi Arabia for the electronic issuance, registration and management of promissory notes, or any successor platform thereto

NESR Group means the Company and each of its Subsidiaries

Net Outstandings means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft

New Lender has the meaning given to that term in clause 26 (Changes to the Lenders)

Non-Consenting Lender has the meaning given to that term in clause 9.12(k) (Right of replacement or repayment and cancellation in relation to a single Lender)

Obligor means a Borrower or a Guarantor

Oman means the Sultanate of Oman

Oman Account Security Agreement means the Oman law governed account security agreement in agreed form dated on or about the date of this Agreement in respect of the Oman Accounts granted by certain of the Omani Guarantors in favour of the Omani Security Agent

Oman Accounts means the Oman Collections Accounts and the Oman Operating Accounts

Oman Collections Account means:

(a)	each bank account designated an “Oman Collections Account” in the name of each Omani Guarantor opened with the Omani Account Bank and includes any replacement, renewal or sub-account of such account and

(b)	any other bank account designated an “Oman Collections Account” in the name of an Obligor opened with the Omani Account Bank and including any replacement, renewal or sub-account of such account

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Oman Guarantee means:

(a)	the Oman law governed guarantee and indemnity dated on or about the date of this Agreement granted by the Omani Guarantors in favour of the Agent; and

(b)	any other Oman law governed guarantee to be entered into between the Agent and any Additional Guarantor incorporated in Oman

Omani Guarantors means each of the Guarantors incorporated in Oman as set out in Part 2 (The Guarantors) of Schedule 1 (The Original Parties)

Oman Obligor means the Omani Guarantors and each other Obligor incorporated in Oman

Oman Operating Account means:

(a)	the bank account designated the “Oman Operating Account” in the name of each Omani Guarantor opened with the Omani Account Bank and includes any replacement, renewal or sub-account of such account and

(b)	any other bank account designated an “Oman Operating Account” in the name of an Obligor opened with the Omani Account Bank and including any replacement, renewal or sub-account of such account

Operating Accounts means each of the KSA Operating Accounts, the Oman Operating Accounts, the Kuwait Operating Accounts and the UAE Operating Accounts and Operating Accounts means all of them

Original Financial Statements means:

(a)	in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2025 and

(b)	in relation to each Original Obligor other than the Company, its audited financial statements for its financial year ended 31 December 2025

Original Jurisdiction means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Guarantor, as at the date on which that Additional Guarantor becomes Party a Guarantor

Original Lender means an Original Facility A1 Lender, an Original Facility A2 USD Lender, an Original Facility A2 SAR Lender, an Original Facility A3 Lender, an Original Facility A4 Lender, an Original Facility B1 Lender, an Original Facility B2 SAR Lender, an Original Facility B3 Lender, an Original Facility B4 Lender, an Original Facility B5 Lender or an Original Facility B6 Lender

Original Obligor means a Borrower or an Original Guarantor

Party means a party to this Agreement

Payment Instruction means a payment instruction (in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders)) to be delivered to a Relevant Counterparty by an Obligor in respect of the contracts or projects specified in that payment instruction including the relevant Operating Account into which such receivables shall be paid on and from the date of such payment instruction

(a)	in respect of SAIBOR, any period for which that Screen Rate is customarily displayed on the relevant page or screen of an information service and

(b)	in relation to CME Term SOFR, any period for which that rate is customarily published

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Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property

Reference Rate means, in relation to any USD Loan:

(a)	the applicable CME Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Loan or

(b)	as otherwise determined pursuant to clause 12.2 (Unavailability of CME Term SOFR - USD Loans) and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund

Relevant Counterparty means, in respect of an Obligor, the contractual counterparties listed opposite its name under the heading Relevant Counterparty in Schedule 15 (Relevant Counterparty) and any other counterparty designated a “Relevant Counterparty” by the Company and the Agent (acting on the instructions of the Majority Lenders)

Relevant Interbank Market means:

(a)	in relation to CME Term SOFR, the market for overnight cash borrowing collateralised by US Government securities and

(b)	in relation to SAIBOR, the Saudi interbank market

Relevant Jurisdiction means:

(a)	in respect of NPS Bahrain for Oil and Gas Wells Services W.L.L., Kuwait or the UAE (as applicable)

(b)	in respect of NPT KSA, the KSA

(c)	in respect of Gulf Energy SAOC, Integrated Petroleum Services LLC, Sino Gulf Energy Enterprises LLC and Gulf Energy Services LLC, Oman and

(d)	in respect of Energy Oilfield Supplies FZCO, the UAE

Relevant Percentage means in respect of a Facility A, the percentage set out opposite the relevant Repayment Date

Remaining Lender has the meaning given to that term in clause 9.12(k)(iv) (Right of replacement or repayment and cancellation in relation to a single Lender)

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Repayment Date means a Facility A1 Repayment Date, a Facility A2 USD Repayment Date, a Facility A2 SAR Repayment Date, a Facility A3 Repayment Date or a Facility A4 Repayment Date

Repayment Instalment means, in respect of a Facility A, each instalment for repayment of Facility A Loans referred to in the Repayment Schedule and, in relation to an Amortising Incremental Facility, any instalment for repayment specified as a Repayment Instalment in the Incremental Facility Notice relating to that Incremental Facility

Repayment Schedule means the repayment schedule set out in Schedule 13 (Repayment Schedule)

Repeating Representations means each of the representations set out in clauses 19.1 (Status) to 19.6 (Governing law and enforcement), clause 19.10(b) (No default), clauses 19.12(d), 19.12(e) and 19.12(f) (Financial statements), clause 19.18 (Good title to assets) and clause 19.20 (Sanctions)

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian

Resignation Letter means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter)

Restricted Person means a Person:

(a)	that is, or is directly or indirectly owned or controlled by, a Person that is listed on a Sanctions List or is otherwise the target of Sanctions

(b)	that is located or resident in, or doing business or operating from, or organised under the laws of a Sanctioned Country

(c)	that is acting or purporting to act on behalf of any of the Persons listed in paragraphs (a) and (b) above or

(d)	with which any other Person or Finance Party is otherwise prohibited from dealing with or otherwise engaging in any transaction pursuant to any Sanctions

Rollover Loan means one or more Loans under a Facility B:

(a)	made or to be made on the same day that a maturing Loan under that Facility B is due to be repaid

(b)	the aggregate amount of which is equal to or less than the amount of that maturing Facility B Loan and

(c)	made or to be made to the same Borrower for the purpose of refinancing that maturing Facility B Loan

Sacred Rights means any amendment, waiver or consent which would:

(a)	reduce the Margin, principal, or any other rate of interest or fee payable to any Lender

(b)	release all or any of the Transaction Security (other than as permitted or contemplated by the Finance Documents)

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(c)	change the order of application of amounts under clause 34 (Application of proceeds) or any other payment waterfall in any Finance Document

(d)	change the currency of any payment under the Finance Documents or

(e)	amend the definitions of “Majority Lenders” or “Sacred Rights”

SAIBOR means, in relation to any SAR Loan:

(a)	the Screen Rate or

(b)	as otherwise determined pursuant to clause 12.1 (Unavailability of Screen Rate – SAR Loans), and if, in either case, that rate is less than zero, SAIBOR will be deemed to be zero

Sanctioned Country means a country or territory which is, or whose government is, at any time the subject or target of country-wide or territory-wide Sanctions, including, at the time of this Agreement, Cuba, Iran, North Korea, Crimea and other non-Ukrainian government-controlled areas of Ukraine

Sanctions means any economic or financial sanctions, regulations, trade embargoes or other restrictive measures imposed, administered, enacted or enforced from time to time by any Sanctions Authority

Sanctions Authorities means:

(a)	the United States government

(b)	the United Nations

(c)	the European Union

(d)	the United Kingdom

(e)	the UAE

(f)	Bahrain

(g)	KSA

(h)	Kuwait

(i)	Oman

(j)	Hong Kong Monetary Authority or

(k)	the respective Governmental Authorities of any of the foregoing, including without limitation, OFAC, the US Department of State and His Majesty’s Treasury

Sanctions List means any of the lists of specially designated nationals and blocked persons or designated Persons (or equivalent) maintained by a Sanctions Authority, in each case as amended, supplemented or substituted from time to time

SAR Loan means any Facility A2 SAR Loan or Facility B2 SAR Loan

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SCF Provider has the meaning given to it in the definition of “Supply Chain Finance”

Screen Rate means in relation to SAIBOR, the Saudi interbank offered rate administered by FTSE International Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page SUAA of the Thomson Reuters screen as at or about 12:00 pm Saudi Arabian time (or any replacement Thomson Reuters page which displays that rate)

Secured Obligations means all present and future obligations and liabilities at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether actual or contingent and whether incurred solely or jointly and as principal or surety or in any other capacity

Secured Parties means each Finance Party, a Receiver or any Delegate

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

Security Documents means each of the documents listed as being a Security Document in Part 1 of Schedule 2 (Conditions Precedent), which are entered into from time to time, together with any other document entered into, from time to time, by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents

Selection Notice means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests) given in accordance with clause 11 (Interest Periods)

SLL Reference Period means

(a)	the period from the date of this Agreement to the date immediately prior to the First Sustainability Calculation Date and

(b)	thereafter, each period commencing on a Sustainability Calculation Date (including for the avoidance of doubt the First Sustainability Calculation Date) and ending on the date immediately prior to the next Sustainability Calculation Date

SLLP means the “Sustainability-Linked Loan Principles” published by the LMA from time to time

SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate)

Specified Time means a day or time determined in accordance with Schedule 12 (Timetables)

SPT means, in relation to each Sustainability KPI and each SLL Reference Period, the target set out in Schedule 18 (Sustainability KPI Annual Targets)

Subsidiary means any person (referred to as the first person) in respect of which another person (referred to as the second person)

(a)	holds a majority of the voting rights in that first person or has the right under the constitution of the first person to direct the overall policy of the first person or alter the terms of its constitution or

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(b)	is a member of that first person and has the right to appoint or remove a majority of its board of directors or equivalent administration, management or supervisory body or

(c)	has the right to exercise a dominant influence (which must include the right to give directions with respect to operating and financial policies of the first person which its directors are obliged to comply with whether or not for its benefit) over the first person by virtue of provisions contained in the articles (or equivalent) of the first person or by virtue of a control contract which is in writing and is authorised by the articles (or equivalent) of the first person and is permitted by the law under which such first person is established or

(d)	is a member of that first person and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in the first person or the rights under its constitution to direct the overall policy of the first person or alter the terms of its constitution or

(e)	has the power to exercise, or actually exercises dominant influence or control over the first person or

(f)	together with the first person are managed on a unified basis

For the purposes of this definition: (i) a person shall be treated as a member of another person if any of that person’s Subsidiaries is a member of that other person or if any shares in that other person are held by a person acting on behalf of it or any of its Subsidiaries; (ii) a second person shall be treated as satisfying any one of conditions (a) to (f) above in respect of any person in relation to which any of its Subsidiaries are, or are to be treated as, satisfying any of conditions (a) to (f) above; and (iii) a first person shall include any person the shares or ownership interests in which are subject to Security and where the legal title to the shares or ownership interests so secured are registered in the name of the secured party or its nominee pursuant to such Security

Supply Chain Finance means any arrangement (howsoever described or structured) pursuant to which a bank, financial institution or other third party financier (an SCF Provider):

(a)	pays, or agrees to pay or otherwise finance, any amount to a supplier or creditor of any member of the Group in respect of amounts owed by that member of the Group to that supplier or creditor; and

(b)	that member of the Group is, or becomes, obliged (whether directly or indirectly) to reimburse, repay or otherwise compensate that SCF Provider in respect of such payment or financing,

and includes (without limitation) any reverse factoring, payables finance, confirming, supplier finance or similar arrangement, regardless of the accounting classification of that arrangement in the financial statements of any member of the Group.

Sustainability Amendment Event means:

(a)	the:

(i)	sale, lease, transfer or other disposal of an asset

(ii)	acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or

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(iii)	entry into of any amalgamation, demerger, merger, consolidation or corporate restructuring by a member of the Group which, in each case, could reasonably be expected to materially affect any Sustainability KPI and/or any SPT

(b)	the delivery of a Verification Report for any SLL Reference Period that includes details of any information and/or changes referred to in clause 21.3(d)(ii) (Sustainability Compliance Certificate, Sustainability Report and Verification Report) or

(c)	any change in applicable law or regulation (including any guidance issued by any governmental, regulatory or supranational authority) which, in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders), has or is reasonably likely to have a material effect on the ability of the Company to comply with any SPT or Sustainability KPI or

(d)	any change in prevailing market practice, standards or guidelines applicable to sustainability linked loans (including, without limitation, the SLLP or any successor standards), which, in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders), renders any SPT or Sustainability KPI no longer appropriate, relevant or sufficiently ambitious

Sustainability Breach means:

(a)	an Obligor does not comply with any Sustainability Provision, provided that no Sustainability Breach will occur under this paragraph (a) if the failure to comply is capable of remedy and is remedied within thirty (30) days of the earlier of (i) the Agent giving notice to the Company or the relevant Obligor and (ii) the Company or an Obligor becoming aware of the failure to comply or

(b)	the representation made by an Obligor pursuant to clause 19.11(d) (No misleading information) is or proves to have been incorrect or misleading when made or deemed to be made and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within thirty (30) days of the earlier of (i) the Agent giving notice to the Company or relevant Obligor and (ii) the Company or an Obligor becoming aware of the misrepresentation

Sustainability Calculation Date means 1 January in any year

Sustainability Compliance Certificate means a certificate substantially in the form set out in Schedule 19 (Form of Sustainability Compliance Certificate)

Sustainability Compliance Certificate Inaccuracy has the meaning given to that term in clause 21.4 (Sustainability Compliance Certificate Inaccuracy)

Sustainability Information means all information (including sustainability performance projections and forecasts) which has been:

(a)	provided by or on behalf of a member of the Group to a Finance Party and/or to the ESG Coordinator; or

(b)	approved by any member of the Group, solely in connection with, and to the extent it relates to, any Sustainability Compliance Certificate, any Sustainability Report, any Verification Report, a Sustainability KPI, a SPT, a Calculation Methodology or a Baseline

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Sustainability KPI means each of the key performance indicators set out in the column headed Sustainability KPI in Schedule 18 (Sustainability KPI Annual Targets)

Sustainability KPI Annual Targets means the values set out in the columns headed SPT for a particular Sustainability KPI as set out in Schedule 18 (Sustainability KPI Annual Targets)

Sustainability Margin Adjustment has the meaning given to that term in clause 10.2 (Sustainability Margin Adjustment)

Sustainability Margin Adjustment Date has the meaning given to that term in clause 10.2 (Sustainability Margin Adjustment)

Sustainability Provisions means each of clause 19.11(d) (No misleading information), clause 21.3 (Sustainability Compliance Certificate, Sustainability Report and Verification Report) to clause 21.6 (Review of Sustainability Provisions) (inclusive), clause 23.33 (Sustainability publicity) and clause 39.8 (Sustainability amendments)

Sustainability Report has the meaning given to that term in clause 21.3 (Sustainability Compliance Certificate, Sustainability Report and Verification Report)

Sustainability Review has the meaning given to that term in clause 21.6 (Review of Sustainability Provisions)

Target Group means any company or group of companies acquired or to be acquired following the date of this Agreement by any member of the Group pursuant to clause 25.20 (Clean Up Period)

Tax means any tax, levy, impost, duty or other charge or retention or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same)

Termination Date means:

(a)	in relation to Facilities A, the date falling thirty-six (36) Months after the date of this Agreement

(b)	in relation to Facility B1, the date falling thirty-six (36) Months after the date of this Agreement

(c)	in relation to Facility B2 SAR, Facility B3, Facility B4, Facility B5 and Facility B6, the date falling thirty-six (36) Months after the date of this Agreement and

(d)	in relation to an Incremental Facility, the date specified as such in the Incremental Facility Notice relating to that Incremental Facility

Third Parties Act has the meaning given to that term in clause 1.4 (Third party rights)

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Total Purchase Price means the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition)

Trade Instruments means any performance bonds or advance payment bonds issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group

Transaction Security means the Security created or expressed to be created pursuant to the Security Documents

Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company

Transfer Date means, in relation to an assignment or a transfer, the later of

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate

Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price

UAE means the United Arab Emirates

UAE Account Security Agreement means the UAE law governed account security agreement in an agreed form dated on or about the date of this Agreement in respect of the UAE Accounts granted by the UAE Guarantor in favour of the UAE Security Agent

UAE Accounts means the UAE Collections Accounts and the UAE Operating Accounts

UAE Collections Account means:

(a)	the bank account designated the “UAE Collections Account” in the name of the UAE Guarantor opened with the UAE Account Bank and includes any replacement, renewal or sub-account of such account

(b)	the bank account designated the “UAE Collections Account” in the name of the Bahraini Obligor opened with the UAE Account Bank and includes any replacement, renewal or sub-account of such account and

(c)	any other bank account designated a “UAE Collections Account” in the name of an Obligor opened with the UAE Account Bank and including any replacement, renewal or sub-account of such account

UAE Guarantee means:

(a)	the UAE law governed guarantee and indemnity dated on or about the date of this Agreement granted by the UAE Guarantor in favour of the Agent and

(b)	any other UAE law governed guarantee to be entered into between the Agent and any Additional Guarantor incorporated in the UAE

UAE Guarantor means Energy Oilfield Supplies FZCO (a limited liability company incorporated in the DMCC within the United Arab Emirates, with commercial registration number DMCC2131)

UAE Obligor means the UAE Guarantor and each other Obligor incorporated in the UAE

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UAE Operating Account means:

(a)	the bank account designated the “UAE Operating Account” in the name of the UAE Guarantor opened with the UAE Account Bank and includes any replacement, renewal or sub-account of such account

(b)	the bank account designated the “UAE Operating Account” in the name of the Bahraini Obligor opened with the UAE Account Bank and includes any replacement, renewal or sub-account of such account and

(c)	any other bank account designated a “UAE Operating Account” in the name of an Obligor opened with the UAE Account Bank and including any replacement, renewal or sub-account of such account

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents

URRMA means the Unified Registry for Rights on Movable Property established in the Kingdom of Saudi Arabia pursuant to the Movable Property Security Law issued by Royal Decree No. M/94 dated 15/08/1441H (corresponding to 8 April 2020G) and Council of Ministers Resolution No. 512 dated 14/08/1441H (corresponding to 7 April 2020G) and published in Um Al-Qura on 17/08/1441H (corresponding to 10 April 2020G), or any other successor entity or forum

US means the United States of America

USD Loan means any Facility A1 Loan, Facility A3 Loan, Facility A4 Loan, Facility B1 Loan, Facility B3 Loan, Facility B4 Loan, Facility B5 Loan or Facility B6 Loan

US Government Securities Business Day means any day other than

(a)	a Saturday or a Sunday and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities

Utilisation means a utilisation of a Facility

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made

Utilisation Request means a notice substantially in the relevant form set out in Part 1 (Utilisation Request) of Schedule 3 (Requests)

VAT means

(a)	any value added tax imposed by the Value Added Tax Act 1994 and/or the Federal Decree-Law No. 8 of 2017 on Value Added Tax

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and

(c)	any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere

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Verification Report has the meaning given to that term in clause 21.3 (Sustainability Compliance Certificate, Sustainability Report and Verification Report)

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)	an Account Bank, the Agent, any Ancillary Lender, each Arranger, the Bookrunner, the Sole Global Coordinator, any Finance Party, any Lender, any Hedge Counterparty, any Obligor, any Party, any Secured Party, any Security Agent or the ESG Coordinator shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of a Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	a Lender’s cost of funds in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan and to the Agent’s cost of funds is a reference to the average cost (determined either on an actual or notional basis) which the Agent would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount referred to in clause 32.4(b) (Clawback and pre-funding);

(iv)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(v)	a group of Lenders includes all the Lenders;

(vi)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law or, if not having the force of law, being a type which persons to which it applies are generally accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)	a provision of law is a reference to that provision as amended or re-enacted; and

(x)	a time of day is a reference to UAE time other than as stated to the contrary herein.

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(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Borrower providing cash cover for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility to an interest-bearing account and the following conditions being met:

(i)	either:

(A)	the account is in the name of the Borrower and is with the Ancillary Lender for which that cash cover is to be provided and until no amount is or may be outstanding under that Ancillary Facility withdrawals from the account may only be made to pay the relevant Ancillary Lender amounts due and payable to it under this Agreement in respect of that Ancillary Facility; or

(B)	the account is in the name of the Ancillary Lender for which that cash cover is to be provided; and

(ii)	the Borrower has executed documentation, in form and substance satisfactory to the Ancillary Lender for which that cash cover is to be provided, creating a first ranking security interest or other collateral arrangement, in respect of that amount.

(e)	A Default or an Event of Default is continuing if it has not been remedied or waived.

(f)	A Sustainability Breach is continuing if it has not been remedied or waived.

(g)	A Borrower repaying or prepaying Ancillary Outstandings means:

(i)	that Borrower providing cash cover in respect of those Ancillary Outstandings;

(ii)	the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or

(iii)	the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility,

and the amount by which Ancillary Outstandings are, repaid or prepaid under clauses 1.2(g)(i) and 1.2(g)(ii) above is the amount of the relevant cash cover, reduction or cancellation.

(h)	An amount borrowed includes any amount utilised under an Ancillary Facility.

(i)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

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(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

(j)	The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.3	Currency symbols and definitions

(a)	USD, dollar and dollars denote the lawful currency of the United States of America; and

(b)	SAR, Saudi Riyal and Saudi Riyals denote the lawful currency of the KSA.

1.4	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Personal liability

Where any natural person gives a certificate or other document or otherwise gives a representation or statement on behalf of any of the parties to the Finance Documents pursuant to any provision thereof and such certificate or other document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, other document, representation or statement being incorrect save where such individual acted fraudulently in giving such certificate, other document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable law).

2	The Facilities

2.1	The Facilities

Subject to the terms of this Agreement:

(a)	the Facility A1 Lenders make available to NPS Bahrain for Oil and Gas Wells Services

W.L.L. a dollar term loan facility in an aggregate amount equal to the Total Facility A1 Commitments;

(b)	the Facility A2 USD Lenders make available to NPT KSA a dollar term loan facility in an aggregate amount equal to the Total Facility A2 USD Commitments;

(c)	the Facility A2 SAR Lenders make available to NPT KSA a Saudi Riyal term loan facility in an aggregate amount equal to the Total Facility A2 SAR Commitments;

(d)	the Facility A3 Lenders make available to Gulf Energy SAOC a dollar term loan facility in an aggregate amount equal to the Total Facility A3 Commitments;

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(e)	the Facility A4 Lenders make available to NPS Bahrain for Oil and Gas Wells Services W.L.L., Kuwait Branch a dollar term loan facility in an aggregate amount equal to the Total Facility A4 Commitments;

(f)	the Facility B1 Lenders make available to NPS Bahrain for Oil and Gas Wells Services W.L.L. a dollar revolving loan facility in an aggregate amount equal to the Total Facility B1 Commitments;

(g)	the Facility B2 SAR Lenders may (but shall have no obligation to) make available to NPT KSA a Saudi Riyal uncommitted working capital facility (or an uncommitted working capital facility in a currency which is not Saudi Riyals but which is agreed between the Company (on behalf of NPT KSA) and the relevant Facility B2 SAR Lender) in an aggregate amount equal to the Total Facility B2 SAR Commitments;

(h)	the Facility B3 Lenders may (but shall have no obligation to) make available to Gulf Energy SAOC a dollar uncommitted working capital facility (or an uncommitted working capital facility in a currency which is not dollars but which is agreed between the Company (on behalf of Gulf Energy SAOC) and the relevant Facility B3 Lender) in an aggregate amount equal to the Total Facility B3 Commitments;

(i)	the Facility B4 Lenders may (but shall have no obligation to) make available to NPS Bahrain for Oil and Gas Wells Services W.L.L., Kuwait Branch a dollar uncommitted working capital facility (or an uncommitted working capital facility in a currency which is not dollars but which is agreed between the Company (on behalf of NPS Bahrain for Oil and Gas Wells Services W.L.L., Kuwait Branch) and the relevant Facility B4 Lender) in an aggregate amount equal to the Total Facility B4 Commitments;

(j)	the Facility B5 Lenders may (but shall have no obligation to) make available to NPS Bahrain for Oil and Gas Wells Services W.L.L. a dollar uncommitted working capital facility (or an uncommitted working capital facility in a currency which is not dollars but which is agreed between the Company (on behalf of NPS Bahrain for Oil and Gas Wells Services W.L.L.) and the relevant Facility B5 Lender) in an aggregate amount equal to the Total Facility B5 Commitments; and

(k)	the Facility B6 Lenders may (but shall have no obligation to) make available to Energy Oilfield Supplies FZCO a dollar uncommitted working capital facility (or an uncommitted working capital facility in a currency which is not dollars but which is agreed between the Company (on behalf of Energy Oilfield Supplies FZCO) and the relevant Facility B6 Lender) in an aggregate amount equal to the Total Facility B6 Commitments.

2.2	Incremental Facilities

One or more Incremental Facilities may be established and made available pursuant to clause 7 (Establishment of Incremental Facilities).

2.3	Increase

(a)	The Company may by giving prior notice to the Agent by no later than the date falling thirty (30) days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with clause 9.12(g) (Right of replacement or repayment and cancellation in relation to a single Lender); or
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(ii)	the Commitments of a Lender in accordance with:

(A)	clause 9.1 (Illegality); or

(B)	clause 9.12(a) (Right of replacement or repayment and cancellation in relation to a single Lender), request that the Commitments relating to the relevant Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in dollars or, as the case may be, Saudi Riyals of up to the amount of the Commitments relating to that Facility so cancelled as follows:

1)	the increased Commitments will be assumed by one or more Eligible Institutions (each an Increase Lender) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

2)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

3)	each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

4)	the Commitments of the other Lenders shall continue in full force and effect; and

5)	any increase in the Commitments relating to a Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)	The Agent shall, subject to clause 2.3(c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)	The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

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(d)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(e)	The Company shall, promptly on demand, pay the Agent and the relevant Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them and, in the case of a Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this clause 2.3.

(f)	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under clause 26.4 (Assignment or transfer fee) if the increase was a transfer pursuant to clause 26.6 (Procedure for transfer) and if the Increase Lender was a New Lender.

(g)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this clause 2.3(g).

(h)	Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(i)	Clause 26.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.3 in relation to an Increase Lender as if references in that clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

2.4	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with clause 2.4(c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

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(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3	Purpose

3.1	Purpose

(a)	Each Borrower shall apply all amounts borrowed by it under Facilities A:

(i)	firstly, towards repayment of Existing Facility A Indebtedness;

(ii)	secondly, towards the payment of transaction fees required to be paid pursuant to clause 13.2 (Upfront fee); and

(iii)	thirdly, towards funding of capital expenditure.

(b)	Each Borrower shall apply all amounts borrowed by it under Facility B1 towards its general corporate and working capital purposes including capital expenditure related requirements and acquisitions.

(c)	Each Borrower shall apply all amounts borrowed by it under Facility B2 SAR, towards working capital purposes including capital expenditure related requirements of NPT KSA in KSA, Kuwait or each other jurisdiction in which it conducts business, in each case, for NPT KSA in KSA, Kuwait or each other jurisdiction in which it conducts business.

(d)	Each Borrower shall apply all amounts borrowed by it under Facility B3, Facility B4, Facility B5 and Facility B6 towards working capital purposes including capital expenditure related requirements.

(e)	Each Borrower shall apply all amounts borrowed by it under an Incremental Facility for the purpose(s) specified in the Incremental Facility Notice relating to that Incremental Facility.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Conditions precedent

(a)	No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably on the instructions of the Finance Parties). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)	Subject to clause 4.1(c) below, other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 4.1(a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

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(c)	The Incremental Facility Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) in relation to any Incremental Facility Loan if on or before the Utilisation Date for that Loan, the Agent has received all of the Incremental Facility Conditions Precedent relating to the relevant Incremental Facility (if any) in form and substance satisfactory to the Agent (acting reasonably on the instructions of the Incremental Facility Lenders). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(d)	Other than to the extent that the Incremental Facility Majority Lenders under the relevant Incremental Facility notify the Agent in writing to the contrary before the Agent gives a notification described in clause 4.1(c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

(a)	The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(a)	more than one (1) Facility A1 Loan would be outstanding;

(b)	more than one (1) Facility A2 USD Loan would be outstanding;

(c)	more than one (1) Facility A2 SAR Loan would be outstanding;

(d)	more than one (1) Facility A3 Loan would be outstanding;

(e)	more than one (1) Facility A4 Loan would be outstanding; and

(f)	more than fifteen (15) Facility B1 Loans would be outstanding.

5	Utilisation – Facility A, Facility B1 and Incremental Facilities

5.1	Delivery of a Utilisation Request

A Borrower may utilise Facility A, Facility B1 or an Incremental Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

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5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the relevant Facility;

(iii)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount) and, in the case of an Incremental Facility Loan, with the Incremental Facility Terms specified in the Incremental Facility Notice relating to that Incremental Facility; and

(iv)	the proposed Interest Period complies with clause 11 (Interest Periods) and, in the case of an Incremental Facility Loan, is permitted by the Incremental Facility Notice relating to that Incremental Facility.

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request relating to:

(i)	a USD Loan must be dollars;

(ii)	a SAR Loan must be Saudi Riyals; and

(iii)	in the case of an Incremental Facility Loan, in the currency specified in the Incremental Facility Notice relating to that Incremental Facility.

(b)	The amount of the proposed Loan must be an amount which is not more than the Available Facility in respect of the Facility under which such Loan is to be utilised and which is a minimum of:

(i)	one million dollars (USD 1,000,000) for Facilities A;

(ii)	one hundred thousand dollars (USD 100,000) for Facility B, or in either case, if less, the Available Facility in respect of the Facility under which such Loan is to be utilised, and

(iii)	in the case of an Incremental Facility Loan, not less than such minimum amount specified in the Incremental Facility Notice.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment relating to the Facility under which such Loan is to be utilised to the relevant Available Facility immediately prior to making the Loan.

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(c)	The Agent shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan and, in the case of a Facility B1 Loan and if different, the amount of that participation to be made available in accordance with clause 32.1 (Payments to the Agent), in each case by the Specified Time.

5.5	Cancellation of Commitment

(a)	The Facility A1 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A1.

(b)	The Facility A2 USD Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A2 USD.

(c)	The Facility A2 SAR Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A2 SAR.

(d)	The Facility A3 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A3.

(e)	The Facility A4 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A4.

(f)	The Facility B1 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B1.

(g)	The Incremental Facility Commitments relating to an Incremental Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Incremental Facility.

6	Ancillary Facilities

6.1	Type of Facility

An Ancillary Facility may be made available by way of:

(a)	a guarantee, bid bonds, performance bonds facility or other types of guarantees;

(b)	a letter of credit facility both sight and usance;

(c)	an advance payment or acceptances facility under letter of credit facilities;

(d)	an advance payment invoice financing facility or trust receipts facility;

(e)	an overdraft facility;

(f)	a derivatives facility;

(g)	a foreign exchange facility; or

(h)	any other facility which is agreed by the Company with an Ancillary Lender, in each case, provided that the relevant Ancillary Lender has agreed to provide such type of Ancillary Facility.

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6.2	Availability

(a)	Each Facility B Commitment (other than a Facility B1 Commitment) shall be provided as an Ancillary Facility.

(b)	Each Incremental Facility which is designated as an ancillary facility in the relevant Incremental Facility Notice shall, for the purposes of this clause 6 (Ancillary Facilities), be deemed to be a separate Facility B Commitment (other than a Facility B1 Commitment).

(c)	Subject to clause 6.2(f) below, an Ancillary Facility shall not be made available unless, not later than three (3) Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i)	a notice in writing requesting the establishment of an Ancillary Facility and specifying:

(A)	the proposed Borrower(s) which may use the Ancillary Facility;

(B)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C)	the proposed type of Ancillary Facility to be provided;

(D)	the proposed Ancillary Lender;

(E)	the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and

(F)	the proposed currency of the Ancillary Facility which must be dollars (for Ancillary Facilities utilised under Facility B3, Facility B4, Facility B5 and Facility B6) or, as the case may be, Saudi Riyals (for Ancillary Facilities utilised under Facility B2 SAR), unless otherwise agreed between the Company (on behalf of the relevant proposed Borrower) and the relevant proposed Ancillary Lender;

(ii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility; and

(iii)	in respect of each Continuing Working Capital Facility which is to continue with a Facility B2 SAR Lender, Facility B3 Lender, Facility B4 Lender, Facility B5 Lender or Facility B6 Lender, the Company shall deliver to the Agent a single combined written notice not less than three (3) Business Days before the first Utilisation Date which shall include:

(A)	the information required by clause 6.2(c)(i)–(ii) above; and

(B)	a confirmation that:

(i)	each relevant Ancillary Facility specified in such notice constitutes a Continuing Working Capital Facility; and

(ii)	to the extent each Continuing Working Capital Facility comprises existing guarantees, letters of credit, bid bonds or performance bonds (or equivalents), each of these shall be treated as issued under the relevant Ancillary Facility to which it relates.

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(d)	The Agent shall promptly notify the Company, the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility following receipt of each notice (as relevant) referred to in clause 6.2(c).

(e)	Subject to compliance with clause 6.2(c) above:

(i)	the Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available, with effect from the date agreed by the Company and the Ancillary Lender.

(f)	No Lender is under any obligation to make any Ancillary Facility available and such Ancillary Facility shall be entirely within that Lender’s absolute discretion.

6.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company (on behalf of the relevant proposed Borrower).

(b)	Subject to this clause 6.3 and clause 6.5 those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers to use the Ancillary Facility;

(iii)	may allow the tenor of such Ancillary Facility to rollover on an annual basis;

(iv)	must not allow the tenor of any Ancillary Facility to exceed the Termination Date applicable for a Facility B2 SAR Loan, a Facility B3 Loan, a Facility B4 Loan, a Facility B5 Loan or a Facility B6 Loan (as applicable);

(v)	must not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(vi)	must not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the relevant Facility B (before taking into account the effect of the Ancillary Facility on that Available Commitment);

(vii)	must not allow any Ancillary Outstandings or any Ancillary Commitment to exceed the Total Facility B Commitments;

(viii)	must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to Facility B1 (or such earlier date as the Facility B Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero); and

(ix)	if relevant for that Ancillary Facility, must provide for the benchmark rate agreed between the Company (on behalf of the relevant Borrower) and the Ancillary Lender in respect of any Ancillary Facilities which are in a currency which is not dollars or Saudi Riyals but which is agreed between the Company and the Ancillary Lender.

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(c)	The Company shall promptly notify the Agent (and, in any case shall notify the Agent within ten (10) Business Days) of the following:

(i)	subject to clause 6.3(b)(iv), the renewal, rollover or extension of any Ancillary Facility; and

(ii)	subject to clause 6.3(b)(vi) and clause 6.3(b)(vii), a reduction or increase in a Lender’s Ancillary Commitment relating to the relevant Facility B

(d)	If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:

(i)	clause 36.3 (Day count convention and interest calculation) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;

(ii)	an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and

(iii)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document in which case that term of this Agreement shall not prevail.

(e)	Interest, commission and fees on Ancillary Facilities are dealt with in clause 13.5 (Interest, commission and fees on Ancillary Facilities).

6.4	Repayment of Ancillary Facility

(a)	An Ancillary Facility shall cease to be available on the Termination Date applicable to the relevant Facility B under which it was utilised or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

(c)	An Ancillary Lender may at its sole discretion demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility.

(d)	If all or any part of any Ancillary Lender’s Ancillary Outstandings are repaid or prepaid and are not available for redrawing under the relevant Ancillary Facility or drawing under the relevant Facility B (other than by operation of clause 4.2 (Further conditions precedent)), an amount of that Ancillary Lender’s Ancillary Commitment corresponding to those Ancillary Outstandings and an amount of that Ancillary Lender’s (or its Affiliate’s) Facility B Commitment equal to that amount of the Ancillary Commitment will each be deemed to be cancelled on the date of repayment or prepayment.

(e)	If a Utilisation under the relevant Facility B is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.

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6.5	Permitted bonds and guarantees

(a)	A Borrower and the relevant Ancillary Lender can enter into any guarantee, bond, bid bond or performance bond facilities using a Facility B Commitment (other than a Facility B1 Commitment) with tenors that extend beyond the later of: (i) the Termination Date of Facility A; or (ii) the Termination Date of Facility B1, provided that the Company provides the relevant Ancillary Lender with:

(A)	one hundred per cent. (100%) cash cover

(B)	a bank standby letter of credit or

(C)	any other type of alternative security in respect of any outstanding Ancillary Facilities,

(in each case in respect of such Ancillary Outstandings and in form and substance satisfactory to such Ancillary Lender) within sixty (60) days from the earlier of:

1)	the Termination Date of the relevant Facility B (other than Facility B1);

2)	the Termination Date of Facility B1;

3)	the Termination Date of Facility A;

4)	the date on which the Agent takes any action pursuant to clause 25.19 (Acceleration);

5)	the prepayment or cancellation in full of the relevant Facility B (other than Facility B1); and

6)	the prepayment or cancellation in full of Facility A or Facility B1.

(b)	In the event of a prepayment or cancellation in full of Facilities A or Facility B1, the Company undertakes to provide the relevant Ancillary Lender with one hundred per cent. (100%) cash cover, a bank standby letter of credit or any other type of alternative security (in each case, in an acceptable form to such Ancillary Lender) on any outstanding non-guarantee related Ancillary Outstandings which exist at that time, in each case, within sixty (60) days of such event.

(c)	The Company shall ensure that each relevant Ancillary Document includes an undertaking equivalent to clause 6.5(a) above.

6.6	Requirement for cash cover

(a)	If, on or after the occurrence of an Event of Default that is continuing, a Facility B2 SAR Lender, Facility B3 Lender, Facility B4 Lender, Facility B5 Lender or Facility B6 Lender makes any Facility B2 SAR, Facility B3, Facility B4, Facility B5 or Facility B6 available, such Lender shall have the right to request at any time that the relevant Borrower provides cash cover in an amount equal to that Lender’s participation under such Loan.

(b)	The relevant Borrower shall then provide such cover within two (2) Business Days of the notice referred to in paragraph 6.6(a) above.

(c)	Nothing in this clause 6.6 shall restrict an Ancillary Lender from requesting cash cover or a Borrower posting cash cover, in each case (without double counting), in accordance with clause 6.5.

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6.7	Limitation on Ancillary Outstandings

Each Borrower shall procure that:

(a)	the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and

(b)	in relation to a Multi-account Overdraft:

(i)	the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and

(ii)	the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft.

6.8	Adjustment for Ancillary Facilities upon acceleration

(a)	In this clause 6:

(i)	Facility B Outstandings means, in relation to a Lender, the aggregate of:

(A)	its participation in each Loan utilised under a Facility B then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under that Facility B); and

(B)	if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) under that Facility B (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and

(ii)	Total Facility B Outstandings means the aggregate of all Facility B Outstandings.

(b)	If the Agent exercises any of its rights under clause 25.19 (Acceleration) (other than declaring Loans to be due on demand), each Lender and each Ancillary Lender shall (subject to clause 6.8(g) below) promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to the relevant Facility B Outstandings) their claims in respect of amounts outstanding to them under the relevant Facility B and each Ancillary Facility to the extent necessary to ensure that after such transfers the Facility B Outstandings of each Lender bear the same proportion to the Total Facility B Outstandings as such Lender’s relevant Facility B Commitment bears to the relevant Total Facility B Commitments, each as at the date the Agent exercises the relevant right(s) under clause 25.19 (Acceleration).

(c)	If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under clause 6.8(b) above, then each Lender and each Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to the relevant Facility B Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

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(d)	Any transfer of rights and obligations relating to Facility B Outstandings made pursuant to this clause 6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Facility B Outstandings.

(e)	Prior to the application of the provisions of clause 6.8(b) above, an Ancillary Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft.

(f)	All calculations to be made pursuant to this clause 6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders.

(g)	This clause 6 shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in either dollars or in another currency which is acceptable to that Lender.

6.9	Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the other Finance Parties.

6.10	Affiliates of Lenders as Ancillary Lenders

(a)	Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose relevant Facility B Commitment is the amount set out opposite the relevant Lender’s name in the relevant Part of Schedule 1 (The Original Parties) and/or the amount of any relevant Facility B Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b)	The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to clause 6.2(c)(i) (Availability).

(c)	An Affiliate of a Lender which becomes an Ancillary Lender shall become a Party by delivery to the Agent of a duly completed Affiliate Accession Undertaking.

(d)	If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)	Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

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6.11	Commitment Amounts

Notwithstanding any other term of this Agreement each Lender shall ensure that at all times its relevant Facility B Commitment is not less than:

(a)	its Ancillary Commitment; or

(b)	the Ancillary Commitment of its Affiliate.

6.12	Amendments and Waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless, subject to clause 6.3, such amendment or waiver itself relates to or gives rise to a matter which would require an amendment under this Agreement (including, for the avoidance of doubt, under this clause 6). In such a case, clause 39 (Amendments and waivers) will apply.

6.13	Security: Ancillary Lenders

No Ancillary Lender will, unless the prior consent of the Majority Lenders is obtained, take, accept or receive from any member of the Group the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any Ancillary Facility Liabilities owed to it other than:

(a)	the Transaction Security;

(b)	each guarantee, indemnity or other assurance against loss contained in the Finance Documents;

(c)	indemnities and assurances against loss contained in the Ancillary Documents no greater in extent than any of those referred to in paragraph (b) above;

(d)	any cash cover permitted under this Agreement;

(e)	any Security, guarantee, indemnity or other assurance against loss giving effect to, or arising as a result of the effect of, any netting or set-off arrangement relating to the Ancillary Facilities for the purpose of netting debit and credit balances arising under the Ancillary Facilities.

6.14	Restriction on enforcement: Ancillary Lenders

Subject to clause 6.15, so long as any of the Secured Obligations (other than any Ancillary Facility Liabilities) are or may be outstanding, no Ancillary Lender shall be entitled to take any Enforcement Action in respect of any Ancillary Facility Liabilities owed to it.

6.15	Permitted Enforcement: Ancillary Lenders

(a)	Each Ancillary Lender may take Enforcement Action which would be available to it but for clause 6.14 if:

(i)	at the same time as, or prior to, that action, Enforcement Action has been taken in respect of the Secured Obligations (excluding the Ancillary Facility Liabilities), in which case the Ancillary Lenders may take the same Enforcement Action as has been taken in respect of those Secured Obligations;

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(ii)	that action is contemplated by this Agreement;

(iii)	that Enforcement Action is taken in respect of cash cover which has been provided in accordance with this Agreement;

(iv)	at the same time as or prior to, that action, the consent of the Majority Lenders to that Enforcement Action is obtained; or

(v)	an Insolvency Event has occurred in relation to any Obligor, in which case after the occurrence of that Insolvency Event, each Ancillary Lender shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of that Obligor to:

(A)	accelerate any of that Obligor’s Ancillary Facility Liabilities or to declare them prematurely due and payable on demand;

(B)	make a demand under any guarantee, indemnity or other assurance against loss given by that Obligor in respect of any of the Ancillary Facility Liabilities;

(C)	exercise any right of set-off or take or receive any payment in respect of any Ancillary Facility Liabilities; or

(D)	claim and prove in any insolvency process of that Obligor for the Ancillary Facility Liabilities owing to it.

(b)	Clause 6.14 shall not restrict any right of an Ancillary Lender:

(i)	to demand repayment or prepayment of any of any Ancillary Facility Liabilities or to cancel the relevant Ancillary Facility prior to the expiry date of the relevant Ancillary Facility in accordance with the terms of the relevant Ancillary Document; or

(ii)	to net or set off amounts in relation to a Multi-account Overdraft to the extent that the netting or set-off represents a reduction from:

(A)	the Permitted Gross Outstandings of that Multi-account Overdraft to or towards an amount equal to its Designated Net Amount; or

(B)	the Gross Outstandings of that Multi-account Overdraft to or towards an amount equal to its Net Outstandings.

7	Establishment of Incremental Facilities

7.1	Incremental Facility Lenders

Only an entity which is an Eligible Institution may be an Incremental Facility Lender in respect of an Incremental Facility which is effected pursuant to clauses 7.6(b)(i) and 7.6(b)(ii) below.

7.2	Delivery of Incremental Facility Notice

The Company and each relevant Incremental Facility Lender may request the establishment of an Incremental Facility by the Company delivering to the Agent a duly completed Incremental Facility Notice on a Business Day during the Incremental Facility Availability Period.

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7.3	Completion of an Incremental Facility Notice

(a)	Each Incremental Facility Notice is irrevocable and will not be regarded as having been duly completed unless it sets out the Incremental Facility Terms applicable to the Incremental Facility to which it relates and complies with the provisions of clause 7.5 (Maximum number of Incremental Facilities).

(b)	Only one Incremental Facility may be requested in an Incremental Facility Notice.

7.4	Conditions to establishment

(a)	The establishment of an Incremental Facility will only be established in accordance with clause 7.7 (Establishment of Incremental Facility) if:

(i)	on the date of the Incremental Facility Notice and on the Establishment Date:

(A)	no Event of Default is continuing or would result from the establishment of the proposed Incremental Facility; and

(B)	the Repeating Representations to be made by each Obligor are true in all material respects; and

(ii)	the Agent has received in form and substance satisfactory to it (acting reasonably) such documents (if any) as are reasonably necessary as a result of the establishment of that Incremental Facility to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Secured Parties pursuant to the Finance Documents.

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied under clause 7.4(a)(ii) above.

(c)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 7.4(b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

7.5	Maximum number of Incremental Facilities

The Company may not deliver an Incremental Facility Notice if as a result of the establishment of the proposed Incremental Facility more than five (5) Incremental Facilities would have been established under this Agreement.

7.6	Restrictions on Incremental Facility Terms

(a)	Size: The Aggregate Total Incremental Facility Commitments shall not, at any time, exceed the Aggregate Incremental Facility Commitments Cap subject to the compliance with the Leverage ratio pursuant to clause 24.2 (Financial condition).

(b)	Type: An Incremental Facility shall only be effected as:

(i)	a term loan with a Termination Date no later than the date falling thirty-six (36) months after the date of this Agreement;

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(ii)	a revolving credit facility with a Termination Date no later than the date falling thirty-six (36) months after the date of this Agreement; or

(iii)	an Ancillary Facility which shall be regulated pursuant to the terms of clause 6 (Ancillary Facilities) on and from the relevant Establishment Date.

(c)	Average Life: The Average Life applicable to an Amortising Incremental Facility shall be lower than the Average Life then applicable to Facility A2.

(i)	In this Agreement Average Life means, when applied to the amount of principal outstanding under a Facility at any date, the number of years obtained by dividing:

(A)	the sum of the products of:

1)	each required repayment of principal in respect of that outstanding amount; and

2)	the number of years (calculated to the nearest twelfth) (1/12th) that will elapse between that date and the date on which that repayment is required to be made; by

(B)	the amount of principal outstanding under that Facility as at that date.

(ii)	For the purposes only of assessing compliance with clause 7.6(c) above it shall be assumed that the amount of principal that will be outstanding under the Incremental Facility as at its Establishment Date is equal to the Total Incremental Facility Commitments relating to that Incremental Facility.

(d)	Each Incremental Facility Lender under that Incremental Facility shall not benefit from bilateral Security.

7.7	Establishment of Incremental Facility

(a)	If the conditions set out in this Agreement have been met the establishment of an Incremental Facility is effected in accordance with clause 7.7(c) below when the Agent executes an otherwise duly completed Incremental Facility Notice. The Agent shall, subject to clause 7.7(b) below, as soon as reasonably practicable after receipt by it of a duly completed Incremental Facility Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Incremental Facility Notice.

(b)	The Agent shall only be obliged to execute an Incremental Facility Notice delivered to it by the Company once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Incremental Facility.

(c)	On the Establishment Date:

(i)	subject to the terms of this Agreement the Incremental Facility Lenders make available a facility in an aggregate amount equal to the Total Incremental Facility Commitments specified in the Incremental Facility Notice which will be available to the Borrowers specified in the Incremental Facility Notice;

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(ii)	each Incremental Facility Lender shall assume all the obligations of a Lender corresponding to the Incremental Facility Commitment (the Assumed Incremental Facility Commitment) specified opposite its name in the Incremental Facility Notice as if it had been an Original Lender in respect of that Incremental Facility Commitment;

(iii)	each of the Obligors and each Incremental Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and that Incremental Facility Lender would have assumed and/or acquired had that Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment;

(iv)	each Incremental Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Incremental Facility Lender and those Finance Parties would have assumed and/or acquired had the Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment; and

(v)	each Incremental Facility Lender shall become a Party as a Lender and, if applicable, an Ancillary Lender.

7.8	Notification of establishment

The Agent shall, as soon as reasonably practicable after the establishment of an Incremental Facility notify the Company and the Lenders of that establishment and the Establishment Date of that Incremental Facility.

7.9	Incremental Facility fees

The Company may in respect of the establishment of any Incremental Facility:

(a)	pay to any Incremental Facility Lender under an Incremental Facility a fee in the amount and at the times agreed between the Company and that Incremental Facility Lender in a Fee Letter;

(b)	pay to the Agent under an Incremental Facility a fee in the amount and at the times agreed between the Company and the Agent in a Fee Letter;

(c)	pay to the Sole Global Coordinator a fee in the amount and at the times agreed between the Company and the Agent in a Fee Letter; and

(d)	pay to any arranger of any Incremental Facility a fee in the amount and at the times agreed between the Company and that arranger in a Fee Letter.

7.10	Prior amendments binding

Each Incremental Facility Lender, by executing an Incremental Facility Notice, confirms for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the establishment of the Incremental Facility requested in that Incremental Facility Notice became effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

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7.11	Limitation of responsibility

Clause 26.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 7 in relation to any Incremental Facility Lender as if references in that clause to:

(a)	an Existing Lender were references to all the Lenders immediately prior to the Establishment Date;

(b)	the New Lender were references to an Incremental Facility Lender; and

(c)	a re-transfer and re-assignment were references respectively to a transfer and assignment.

8	Repayment

8.1	Repayment of Facility A Loans

(a)	The Borrower under Facility A1 shall repay the aggregate Facility A1 Loans made to it in instalments by repaying on each Facility A1 Repayment Date an amount which reduces the outstanding aggregate Facility A1 Loans by an amount equal to the Relevant Percentage of all Facility A1 Loans borrowed by the Borrowers as at the close of business in Dubai on the last day of the Availability Period in relation to Facility A1 as set out in Schedule 13 (Repayment Schedule).

(b)	The Borrower under Facility A2 USD shall repay the aggregate Facility A2 USD Loans made to it in instalments by repaying on each Facility A2 USD Repayment Date an amount which reduces the outstanding aggregate Facility A2 USD Loans by an amount equal to the Relevant Percentage of all Facility A2 USD Loans borrowed by the Borrowers as at the close of business in Dubai on the last day of the Availability Period in relation to Facility A2 USD as set out in Schedule 13 (Repayment Schedule).

(c)	The Borrower under Facility A2 SAR shall repay the aggregate Facility A2 SAR Loans made to it in instalments by repaying on each Facility A2 SAR Repayment Date an amount which reduces the outstanding aggregate Facility A2 SAR Loans by an amount equal to the Relevant Percentage of all Facility A2 SAR Loans borrowed by the Borrowers as at the close of business in Riyadh on the last day of the Availability Period in relation to Facility A2 SAR as set out in Schedule 13 (Repayment Schedule).

(d)	The Borrower under Facility A3 shall repay the aggregate Facility A3 Loans made to it in instalments by repaying on each Facility A3 Repayment Date an amount which reduces the outstanding aggregate Facility A3 Loans by an amount equal to the Relevant Percentage of all Facility A3 Loans borrowed by the Borrowers as at the close of business in Dubai on the last day of the Availability Period in relation to Facility A3 as set out in Schedule 13 (Repayment Schedule).

(e)	The Borrower under Facility A4 shall repay the aggregate Facility A4 Loans made to it in instalments by repaying on each Facility A4 Repayment Date an amount which reduces the outstanding aggregate Facility A4 Loans by an amount equal to the Relevant Percentage of all Facility A4 Loans borrowed by the Borrowers as at the close of business in Dubai on the last day of the Availability Period in relation to Facility A4 as set out in Schedule 13 (Repayment Schedule).

(f)	No Borrower may reborrow any part of any Facilities A which is repaid.

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8.2	Repayment of Facility B1 Loans

Each Borrower which has drawn a Facility B1 Loan shall repay that Loan on the last day of its Interest Period.

8.3	Repayment of Incremental Facility Loans

The Borrowers under an Incremental Facility shall repay the Incremental Facility Loans under that Incremental Facility in accordance with the repayment terms set out in the Incremental Facility Notice relating to that Incremental Facility.

9	Prepayment and cancellation

9.1	Illegality

If, in any applicable jurisdiction, at any time, it is or will become unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or at any time, it is or will become unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)	to the extent that the Lender’s participation has not been transferred pursuant to clause 9.12(d), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

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9.3	Voluntary cancellation

The Company may, if it gives the Agent not less than seven (7) days’ (or such shorter period as the applicable Facility Specific Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of ten million dollars (USD 10,000,000) in multiples of five million dollars (USD 5,000,000) (or in each case, the Saudi Riyal equivalent) or, if less, the Available Facility) of an Available Facility. Any cancellation under this clause 9.3 shall reduce the Commitments of the Lenders rateably under that Facility.

9.4	Voluntary prepayment of Facility A1 Loans

(a)	A Borrower to which a Facility A1 Loan has been made may, if it gives the Agent not less than seven (7) days’ (or such shorter period as the Majority Facility A1 Lenders may agree) prior notice, prepay the whole or any part of any Facility A1 Loan (but, if in part, being an amount that reduces the amount of the Facility A1 Loan by a minimum amount of ten million dollars (USD 10,000,000) in multiples of five million dollars (USD 5,000,000) or, if less, the amount of the Facility A1 Loan).

(b)	A Facility A1 Loan may only be prepaid after the last day of the Availability Period for Facility A1 (or, if earlier, the day on which the applicable Available Facility is zero).

(c)	Any prepayment under this clause 9.4 shall satisfy the obligations under clause 8.1 (Repayment of Facility A Loans) pro rata across the remaining Repayment Instalments relating to Facility A1.

9.5	Voluntary prepayment of Facility A2 USD Loans

(a)	A Borrower to which a Facility A2 USD Loan has been made may, if it gives the Agent not less than seven (7) days’ (or such shorter period as the Majority Facility A2 USD Lenders may agree) prior notice, prepay the whole or any part of any Facility A2 USD Loan (but, if in part, being an amount that reduces the amount of the Facility A2 USD Loan by a minimum amount of ten million dollars (USD 10,000,000) in multiples of five million dollars (USD 5,000,000) or, if less, the amount of the Facility A2 USD Loan).

(b)	A Facility A2 USD Loan may only be prepaid after the last day of the Availability Period for Facility A2 USD (or, if earlier, the day on which the applicable Available Facility is zero).

(c)	Any prepayment under this clause 9.5 shall satisfy the obligations under clause 8.1 (Repayment of Facility A Loans) pro rata across the remaining Repayment Instalments relating to Facility A2 USD.

9.6	Voluntary prepayment of Facility A2 SAR Loans

(a)	A Borrower to which a Facility A2 SAR Loan has been made may, if it gives the Agent not less than seven (7) days’ (or such shorter period as the Majority Facility A2 SAR Lenders may agree) prior notice, prepay the whole or any part of any Facility A2 SAR Loan (but, if in part, being an amount that reduces the amount of the Facility A2 SAR Loan by a minimum amount of the Saudi Riyal equivalent of ten million dollars (USD 10,000,000) in multiples of the Saudi Riyal equivalent of five million dollars (USD 5,000,000) or, if less, the amount of the Facility A2 SAR Loan).

(b)	A Facility A2 SAR Loan may only be prepaid after the last day of the Availability Period for Facility A2 SAR (or, if earlier, the day on which the applicable Available Facility is zero).

(c)	Any prepayment under this clause 9.6 shall satisfy the obligations under clause 8.1 (Repayment of Facility A Loans) pro rata across the remaining Repayment Instalments relating to Facility A2 SAR.

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9.7	Voluntary prepayment of Facility A3 Loans

(a)	A Borrower to which a Facility A3 Loan has been made may, if it gives the Agent not less than seven (7) days’ (or such shorter period as the Majority Facility A3 Lenders may agree) prior notice, prepay the whole or any part of any Facility A3 Loan (but, if in part, being an amount that reduces the amount of the Facility A3 Loan by a minimum amount of ten million dollars (USD 10,000,000) in multiples of five million dollars (USD 5,000,000) or, if less, the amount of the Facility A3 Loan).

(b)	A Facility A3 Loan may only be prepaid after the last day of the Availability Period for Facility A3 (or, if earlier, the day on which the applicable Available Facility is zero).

(c)	Any prepayment under this clause 9.7 shall satisfy the obligations under clause 8.1 (Repayment of Facility A Loans) pro rata across the remaining Repayment Instalments relating to Facility A3.

9.8	Voluntary prepayment of Facility A4 Loans

(a)	A Borrower to which a Facility A4 Loan has been made may, if it gives the Agent not less than seven (7) days’ (or such shorter period as the Majority Facility A4 Lenders may agree) prior notice, prepay the whole or any part of any Facility A4 Loan (but, if in part, being an amount that reduces the amount of the Facility A4 Loan by a minimum amount of ten million dollars (USD 10,000,000) in multiples of five million dollars (USD 5,000,000) or, if less, the amount of the Facility A4 Loan).

(b)	A Facility A4 Loan may only be prepaid after the last day of the Availability Period for Facility A4 (or, if earlier, the day on which the applicable Available Facility is zero).

(c)	Any prepayment under this clause 9.8 shall satisfy the obligations under clause 8.1 (Repayment of Facility A Loans) pro rata across the remaining Repayment Instalments relating to Facility A4.

9.9	Voluntary prepayment of Facility B1 Loans

The Borrower to which a Facility B1 Loan has been made may, if it gives the Agent not less than seven (7) days’ (or such shorter period as the Majority Facility B1 Lenders may agree) prior notice, prepay the whole or any part of a Facility B1 Loan (but if in part, being an amount that reduces the amount of a Facility B1 Loan by a minimum amount of one million dollars (USD 1,000,000) or, if less, the amount of a Facility B1 Loan).

9.10	Voluntary prepayment of Incremental Facility Loans

A Borrower under an Incremental Facility may prepay the Incremental Facility Loans under that Incremental Facility in accordance with the prepayment terms set out in the Incremental Facility Notice relating to that Incremental Facility.

9.11	Mandatory prepayment

(a)	For the purposes of this clause 9.11:

Disposal means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

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Disposal Proceeds means the consideration received by any member of the Group (including any amount received in repayment of intercompany debt) for any Disposal made by any member of the Group in accordance with paragraph (k) of the definition of Permitted Disposal except for Excluded Disposal Proceeds and after deducting:

(i)	any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and

(ii)	any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

Excluded Disposal Proceeds means any proceeds of any Disposal which are to be applied in the purchase of replacement assets or otherwise deployed in the business of the Group as soon as possible but in any event within twelve (12) months of receipt or committed to be applied within twelve (12) months of receipt and actually applied within eighteen (18) Months of receipt.

Excluded Insurance Proceeds means any proceeds of an insurance claim which the Company notifies the Agent are, or are to be, applied:

(i)	to meet a third party claim;

(ii)	to cover operating losses in respect of which the relevant insurance claim was made; or

(iii)	in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made, in each case as soon as possible (but in any event within twelve (12) months, or such longer period as the Majority Lenders may agree) after receipt.

Insurance Proceeds means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.

(b)	Subject to clause 9.11(c) below, the Company shall within five (5) Business Days of receipt of Disposal Proceeds or, as the case may be, Insurance Proceeds, make mandatory prepayment of outstanding Loans and cancel Available Commitments, in amounts equal to:

(i)	the amount of Disposal Proceeds; and

(ii)	the amount of Insurance Proceeds.

(c)	Each amount that is required to be prepaid under clause 9.11(b) above shall be prepaid by the Company to the Agent for application towards the payment and discharge of the Loans.

(d)	If there is a mandatory prepayment under this clause 9.11, the Agent shall apply the amount received by it on the last day of the current Interest Period to the remaining Repayment Instalments such that they are reduced pro rata across all the Facilities.

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9.12	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under clause 14.2(c) (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under clause 14.3 (Tax indemnity) or clause 15.1 (Increased costs), the Company may, whilst (in the case of clauses 9.12(a)(i) and 9.12(a)(ii) above) the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with clause 9.12(d) below.

(b)	On receipt of a notice of cancellation referred to in clause 9.12(a) above, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Company has given notice of cancellation under clause 9.12(a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

(d)	If:

(i)	any of the circumstances set out in clause 9.12(a) above apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with clause 9.1 (Illegality) to any Lender, the Company may, on five (5) Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and to the extent permitted by law, that Lender shall) transfer pursuant to clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisation and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to clause 9.12(d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under clause 9.12(d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

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(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to clause 9.12(d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)	A Lender shall perform the checks described in clause 9.12(e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in clause 9.12(d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(g)

(i)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five (5) Business Days’ notice of cancellation of each Available Commitment of that Lender.

(ii)	On the notice referred to in clause 9.12(g)(i) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in clause 9.12(g)(i) above, notify all the Lenders.

(h)	If any Lender becomes a Non-Consenting Lender (as defined in clause 9.12(k) below), then the Company may, on ten (10) Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a Replacement Lender) which:

(i)	is acceptable to the Agent; and

(ii)	confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 26 (Changes to the Lenders), for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under clause 26.11 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(i)	The replacement of a Lender pursuant to clause 9.12(h) shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or any Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	such replacement must take place no later than forty-five (45) days after the date on which that Lender is deemed a Non-Consenting Lender;

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(iv)	in no event shall the Lender replaced under clause 9.12(h) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents;

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (h) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer; and

(vi)	the Company shall pay all fees, costs and expenses reasonably incurred by the Agent in connection with any replacement under this clause 9.12.

(j)	A Lender shall perform the checks described in paragraph (i)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (h) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(k)	In the event that:

(i)	the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provision of the Finance Documents which is not an amendment or waiver of a Sacred Right;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders;

(iii)	Lenders whose Commitments aggregate more than 80 per cent. of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated more than 80 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment;

(iv)	the Company or the Agent (at the request of the Company) notifies any remaining Lender that has not yet consented or agreed to such waiver or amendment request (being a Remaining Lender) that the Company intends to replace such a Remaining Lender in accordance with clause 9.12(h); and

(v)	after the notification in paragraph (k)(iv) above, the Remaining Lender either:

(A)	rejects such amendment or waiver request; or

(B)	has not consented to or agreed to such amendment or waiver requested by the Company within ten (10) Business Days of the notification in paragraph (k)(iv) above, then any Remaining Lender shall be deemed a Non-Consenting Lender.

(l)	A replacement pursuant to clauses 9.12(h) to 9.12(k) shall not require the consent of the Remaining Lender being replaced and such Remaining Lender hereby irrevocably authorises the Agent to execute any Transfer Certificate, Assignment Agreement or other document on its behalf in order to effect such transfer.

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9.13	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of any Facility A Loan which is prepaid or repaid.

(d)	Unless a contrary indication appears in this Agreement, any part of any Facility B which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement or the terms of the relevant Ancillary Document.

(e)	Unless a contrary indication appears in this Agreement, any part of any Incremental Facility Loan which is prepaid or repaid may be reborrowed in accordance with the terms of the relevant Incremental Facility Notice.

(f)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement or the relevant Incremental Facility Notice.

(g)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(h)	If the Agent receives a notice under this clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(i)	If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

(j)	Other than in respect of a Facility A2 SAR Loan, the Borrower of a Facility A Loan, and, other than in respect of a Facility B2 SAR Loan, the Borrower of a Facility B Loan, may not make more than four (4) voluntary prepayments of a Facility A Loan or a Facility B Loan (respectively) in any twelve (12) Month period.

10	Interest

10.1	Calculation of interest

The rate of interest on each Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	(in respect of Loans utilised in dollars) the applicable Reference Rate or (in respect of Loans utilised in Saudi Riyals) SAIBOR.

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10.3	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

10.4	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 10.4(b) below, is one (1) per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 10.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one (1) per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

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10.5	Notifications of rates of interest

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Loan.

(b)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

(c)	This clause 10.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

11	Interest Periods

11.1	Selection of Interest Periods

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Facility A Loan or a Facility B1 Loan in the Utilisation Request for that Loan or (if the Loan is a Facility A Loan and has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of a Borrower) to which that Facility A Loan was made not later than the Specified Time.

(c)	If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with clause 11.1(b) above, the relevant Interest Period will, subject to clause 11.2 (Changes to Interest Periods), be three (3) Months.

(d)	Subject to this clause 11, a Borrower (or the Company) may select an Interest Period of one (1), three (3) or six (6) Months, or of any other period agreed between the Company, the Agent and all the Lenders extending to the relevant Loan.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	Each Facility B1 Loan has one Interest Period only.

(h)	No Interest Period shall be longer than six (6) Months.

(i)	In the case of an Incremental Facility Loan, any Interest Period selected in a Utilisation Request or Selection Notice must be an Interest Period permitted by the Incremental Facility Notice relating to that Incremental Facility.

11.2	Changes to Interest Periods

(a)	Prior to the earlier of;

(i)	the Agent determining the interest rate for a Facility A1 Loan; and

(ii)	the first day of an Interest Period for a Facility A1 Loan, the Agent may shorten an Interest Period for any Facility A1 Loan to ensure there are sufficient Facility A1 Loans (with an aggregate amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A1 Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

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(b)	Prior to the earlier of:

(i)	the Agent determining the interest rate for a Facility A2 USD Loan; and

(ii)	the first day of an Interest Period for a Facility A2 USD Loan, the Agent may shorten an Interest Period for any Facility A2 USD Loan to ensure there are sufficient Facility A2 USD Loans (with an aggregate amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A2 USD Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

(c)	Prior to determining the interest rate for a Facility A2 SAR Loan, the Agent may shorten an Interest Period for any Facility A2 SAR Loan to ensure there are sufficient Facility A2 SAR Loans (with an aggregate amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A2 SAR Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

(d)	Prior to the earlier of:

(i)	the Agent determining the interest rate for a Facility A3 Loan; and

(ii)	the first day of an Interest Period for a Facility A3 Loan, the Agent may shorten an Interest Period for any Facility A3 Loan to ensure there are sufficient Facility A3 Loans (with an aggregate amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A3 Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

(e)	Prior to the earlier of:

(i)	the Agent determining the interest rate for a Facility A4 Loan; and

(ii)	the first day of an Interest Period for a Facility A4 Loan, the Agent may shorten an Interest Period for any Facility A4 Loan to ensure there are sufficient Facility A4 Loans (with an aggregate amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A4 Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

(f)	Prior to the earlier of:

(i)	the Agent determining the interest rate for a Loan under an Amortising Incremental Facility; and

(ii)	the first day of an Interest Period for an Amortising Incremental Facility, the Agent may shorten an Interest Period for any Amortising Incremental Facility to ensure there are sufficient Loans under that Amortising Incremental Facility (with an aggregate amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on an Incremental Facility Repayment Date for the relevant Borrower to make the Repayment Instalment due on that date.

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(g)	If the Agent makes any of the changes to an Interest Period referred to in this clause 11.2, it shall promptly notify the Company and the relevant Lenders.

11.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12	Changes to the Calculation of Interest

12.1	Unavailability of Screen Rate – SAR Loans

(a)	Interpolated Screen Rate: If no Screen Rate is available for the Interest Period of a SAR Loan, SAIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that SAR Loan.

(b)	If clause 12.1(a) applies but it is not possible to calculate the Interpolated Screen Rate, the applicable SAIBOR shall be the arithmetic mean of the rates quoted to the Agent by a Facility A2 SAR Lender or Facility B2 SAR Lender and two (2) or more leading banks in the Relevant Interbank Market for deposits in Saudi Riyal for a period equal in length to the Interest Period of that SAR Loan, as of 12.00 p.m. (Riyadh time) on the Quotation Day.

(c)	Cost of funds: If clause 12.1(b) above applies but it is not possible to calculate the applicable SAIBOR in accordance with clause 12.1(b) above, there shall be no SAIBOR for that SAR Loan and clause 12.4 (Cost of funds) shall apply to that SAR Loan for that Interest Period.

12.2	Unavailability of CME Term SOFR - USD Loans

(a)	Interpolated CME Term SOFR: If no CME Term SOFR is available for the Interest Period of a Loan, the applicable Reference Rate shall be the Interpolated CME Term SOFR for a period equal in length to the Interest Period of that Loan.

(b)	Shortened Interest Period If no CME Term SOFR is available for the Interest Period of a Loan and it is not possible to calculate the Interpolated CME Term SOFR, the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate for that shortened Interest Period shall be determined pursuant to the definition of “Reference Rate”.

(c)	Shortened Interest Period and Historic CME Term SOFR: If the Interest Period of a Loan is, after giving effect to clause 12.2(b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no CME Term SOFR is available for the Interest Period of that Loan and it is not possible to calculate the Interpolated CME Term SOFR, the applicable Reference Rate shall be the Historic CME Term SOFR for that Loan.

(d)	Shortened Interest Period and Interpolated Historic CME Term SOFR: If clause 12.2(c) above applies but no Historic CME Term SOFR is available for the Interest Period of the Loan, the applicable Reference Rate shall be the Interpolated Historic CME Term SOFR for a period equal in length to the Interest Period of that Loan.

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(e)	ICE Term SOFR: If clause 12.2(d) above applies but it is not possible to calculate the Interpolated Historic CME Term SOFR, the Interest Period of that Loan shall, if it has been shortened pursuant to clause 12.2(b) above, revert to its previous length and the applicable Reference Rate shall be the applicable ICE Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Loan.

(f)	Interpolated ICE Term SOFR: If clause 12.2(e) above applies but no ICE Term SOFR is available for the Interest Period of that Loan, the applicable Reference Rate shall be the Interpolated ICE Term SOFR for a period equal in length to the Interest Period of that Loan.

(g)	Fixed Central Bank Rate: If clause 12.2(f) above applies but it is not possible to calculate the Interpolated ICE Term SOFR, the applicable Reference Rate shall be:

(i)	the percentage rate per annum which is the aggregate of:

(A)	the Central Bank Rate for the Quotation Day; and

(B)	the applicable Central Bank Rate Adjustment; or

(ii)	if the Central Bank Rate for the Quotation Day is not available, the percentage rate per annum which is the aggregate of:

(A)	the most recent Central Bank Rate for a day which is no more than 5 Business Days before the Quotation Day; and

(B)	the applicable Central Bank Rate Adjustment.

(h)	Cost of funds: If clause 12.2(g) above applies but it is not possible to calculate the applicable SOFR in accordance with clause 12.2(g) above, there shall be no SOFR for that USD Loan and clause 12.4 (Cost of funds) shall apply to that USD Loan for that Interest Period.

12.3	Market disruption

If before close of business in the UAE on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed fifty per cent. (50%) of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of (i) in the case of a SAR Loan, SAIBOR or (ii) in the case of a USD Loan, the applicable Reference Rate, then clause 12.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period, provided that such situation has arisen as a result of prevailing conditions in the Relevant Interbank Market affecting the funding arrangements of similar banks and financial institutions generally in the region and not that Lender alone.

12.4	Cost of funds

(a)	If this clause 12.4 applies to a Loan for an Interest Period, clause 10.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

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(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event within five (5) Business Days of the first day of that Interest Period (or, if earlier, on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of that Interest Period).

(b)	If this clause 12.4 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to clause 12.4(b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If clause 12.4 (Cost of funds) applies, the Agent shall, as soon as is practicable, notify the Company.

12.5	Break Costs

(a)	Each Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate or other form of written notification confirming the amount of its Break Costs for any Interest Period in which they accrue.

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14	Tax Gross Up and Indemnities

14.1	Definitions

(a)	In this Agreement:

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document

Tax Credit means a credit against, relief or remission for, or repayment of any Tax

Tax Deduction means a deduction, retention or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 14.2 (Tax gross-up) or a payment under clause 14.3 (Tax indemnity)

(b)	Unless a contrary indication appears, in this clause 14 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3	Tax indemnity

(a)	The Company shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Clause 14.3(a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

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(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under clause 14.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make a claim under clause 14.3(a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this clause 14.3, notify the Agent.

14.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5	Stamp taxes

The Company shall pay and, within three (3) Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.6	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause 14.6(b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

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(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this clause 14.6(b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this clause 14.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

14.7	FATCA information

(a)	Subject to clause 14.7(c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

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(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to clause 14.7(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Clause 14.7(a) above shall not oblige any Finance Party to do anything, and clause 14.7(a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 14.7(a)(i) or 14.7(a)(ii) above (including, for the avoidance of doubt, where clause 14.7(c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

15	Increased costs

15.1	Increased costs

(a)	Subject to clause 15.3 (Exceptions) the Company shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or

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(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	Basel III means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(ii)	CRD IV means EU CRD IV and UK CRD IV.

(iii)	EU CRD IV means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

(iv)	Increased Costs means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document.

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(v)	UK CRD IV means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the Withdrawal Act);

(B)	the law of the United Kingdom or any part of it, which immediately before the IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(C)	direct EU legislation (as defined in the Withdrawal Act), which immediately before the IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

15.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3	Exceptions

(a)	Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by clause 14.3 (Tax indemnity) (or would have been compensated for under clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 14.3(b) (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this clause 15.3, a reference to a Tax Deduction has the same meaning given to that term in clause 14.1 (Definitions).

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16	Other Indemnities

16.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 31 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

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16.3	Indemnity to the Agent

(a)	The Company shall promptly indemnify the Agent against:

(i)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(A)	investigating any event which it reasonably believes is a Default;

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(C)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(ii)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent, (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 32.12 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

(b)	The indemnity given by the Company in this clause 16.3 is a continuing obligation, independent of the Company’s other obligations under or in connection with this Agreement or any other Finance Document and (except to the extent expressly discharged in accordance with any release agreement entered into by the Agent) survives after this Agreement or any other Finance Document is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.

16.4	Indemnity to the Security Agents

(a)	Each Obligor jointly and severally shall within three Business Days of demand indemnify each Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them as a result of:

(i)	any failure by the Company to comply with its obligations under clause 18 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct);

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(v)	the exercise of any of the rights, powers, discretions and remedies vested in each Security Agent and each Receiver and Delegate by the Finance Documents or by law; and

(vi)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)	Each Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 16.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

(c)	The indemnity given by the Company in this clause 16.4 is a continuing obligation, independent of the Company’s other obligations under or in connection with this Agreement or any other Finance Document and (except to the extent expressly discharged in accordance with any release agreement entered into by a Security Agent) survives after this Agreement or any other Finance Document is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.

16.5	Indemnity to the ESG Coordinator

(a)	The Company shall promptly indemnify the ESG Coordinator against:

(i)	any cost, loss or liability incurred by the ESG Coordinator (acting reasonably) as a result of acting or relying on any notice, request, instruction or communication which it reasonably believes to be genuine, correct and appropriately authorised; and

(ii)	any cost, loss or liability incurred by the ESG Coordinator (otherwise than by reason of the ESG Coordinator’s gross negligence or wilful misconduct) in acting as ESG Coordinator in relation to the Facilities.

17	Mitigation by the Lenders

17.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 9.1 (Illegality) or, clause 14 (Tax Gross Up and Indemnities) or clause 15 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Clause 17.1(a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 17.1 (Mitigation).

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(b)	A Finance Party is not obliged to take any steps under clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18	Costs and expenses

18.1	Transaction expenses

The Company shall promptly on demand pay the Agent, each Arranger, the Bookrunner and each Security Agent, the amount of all reasonable costs and expenses (including, but not limited to, legal fees, subject to any agreed caps) (together with any applicable VAT) properly incurred by any of them (and, in the case of the Security Agents, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement (including, without limitation, all costs and expenses in respect of any security registration or cancellation), and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

18.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent;

(b)	an amendment is required pursuant to clause 32.10 (Change of currency);

(c)	any amendment or waiver is contemplated or agreed pursuant to clause 39.4 (Changes to reference rates); or

(d)	an amendment is required pursuant to clause 39.8 (Sustainability amendments),

the Company shall, within three (3) Business Days of demand, reimburse the Agent and each Security Agent for the amount of all reasonable costs and expenses (including, but not limited to, legal fees, subject to agreed caps that are agreed from time to time) (together with any applicable VAT) reasonably incurred by the Agent and each Security Agent (and in the case of a Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating, complying (including, without limitation, all costs and expenses in respect of any security registration or cancellation) with or implementing that request, requirement or actual or contemplated agreement.

18.3	Enforcement and preservation costs

The Company shall, within three (3) Business Days of demand, pay to that Secured Party or that Security Agent the amount of all costs and expenses (including, but not limited to, legal fees and together with any applicable VAT) incurred by that Secured Party or that Security Agent in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against any Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

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19	Representations

Each Obligor, and in the case of clause 19.12 (Financial statements), the Company only, makes the representations and warranties set out in this clause 19 to the Finance Parties on the date of this Agreement.

19.1	Status

(a)	Other than as specified in clauses 19.1(b) and 19.1(c) below, it is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	Gulf Energy SAOC is a company with limited liability, duly incorporated and validly existing under the law of its Original Jurisdiction.

(c)	The Company is a BVI business company incorporated, existing and in good standing under the laws of the BVI.

(d)	It and each other member of the Group has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations

Subject to the Legal Reservations the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

19.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents, do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any other member of the Group’s constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets to an extent which could or could reasonably be expected to have a Material Adverse Effect, nor result in the existence of, or oblige it to create, any Security over any of its assets (other than Transaction Security).

19.4	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

19.5	Validity and admissibility in evidence

(a)	Subject to the Legal Reservations, all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

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(ii)	to make the Finance Documents to which it is a party admissible in evidence in its Original Jurisdiction (other than translation to Arabic in respect of the KSA Guarantor), have been obtained or effected and are in full force and effect.

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

19.6	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of law specified in each Finance Document as the governing law of the Finance Documents will be recognised and enforced in its Original Jurisdiction;

(b)	any judgment obtained from a court expressed to have jurisdiction in relation to a Finance Document will be recognised and enforced in its Original Jurisdiction; and

(c)	any arbitral award obtained in relation to a Finance Document in the seat of that arbitral tribunal as specified in that Finance Document will be recognised and enforced in its Original Jurisdiction.

19.7	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in clause 25.8(a) (Insolvency proceedings); or

(b)	creditors’ process described in clause 25.9 (Creditors’ process), has been taken or, to the knowledge of the Company, threatened in writing in relation to a member of the NESR Group (other than in respect of one or more entities in the NESR Group whose assets in aggregate do not exceed ten million dollars (USD 10,000,000)) and none of the circumstances described in clause 25.7 (Insolvency) applies to a member of the NESR Group (other than in respect of one or more entities in the NESR Group whose assets in aggregate do not exceed ten million dollars (USD 10,000,000) excluding, for the avoidance of doubt, any Obligor or member of the NESR Group that has granted Transaction Security).

19.8	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.9	No filing or stamp taxes

Under the law of its Original Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (other than the: (i) registration and/or filing of the KSA Account Security Agreement with URRMA; and (ii) registration of the Promissory Notes on the Nafith Platform).

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19.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

19.11	No misleading information

(a)	Any material factual information provided by or on behalf of it or any other member of the Group for the purposes of the Finance Documents (the Information) was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The Base Case Model has been prepared in accordance with GAAP as applied in the Original Financial Statements, and the financial projections contained in the Information have been prepared in good faith on the basis of recent historical information and on the basis of assumptions believed by it at the time to be reasonable.

(c)	Nothing has occurred or been omitted from, and no information has been given or withheld in respect of, the Information that results in the Information being untrue or misleading in any material respect.

(d)	All Sustainability Information was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

19.12	Financial statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	The Original Financial Statements fairly represent its financial condition as at the end of the relevant Financial Year and operations during the relevant Financial Year (consolidated in the case of the Company).

(c)	There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Company) since 31 December 2025.

(d)	The most recent financial statements delivered pursuant to clause 21.1 (Financial statements):

(i)	have been prepared in accordance with GAAP as applied to the Original Financial Statements and the Base Case Model; and

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(ii)	give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e)	The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(f)	Since the date of the most recent financial statements delivered pursuant to clause 21.1 (Financial statements) there has been no material adverse change in the assets, business, financial condition or operations of the Group.

19.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if adversely determined, which are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened in writing against it or any of its Subsidiaries.

19.15	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened in writing against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

19.16	Environmental laws

(a)	Each member of the Group is in compliance with clause 23.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened in writing against any member of the Group where that claim is reasonably likely to be adversely determined, and if adversely determined, has or is reasonably likely to have a Material Adverse Effect.

19.17	Taxation

(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax such that this has, or is reasonably likely to have, a Material Adverse Effect.

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(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that this has, or is reasonably likely to have, a Material Adverse Effect.

(c)	It is resident for Tax purposes only in its Original Jurisdiction.

19.18	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted where failure to do so in respect of those assets has, or is reasonably likely to have, a Material Adverse Effect.

19.19	Group Structure Chart

The group structure chart delivered to the Agent pursuant to clause 4.1 (Conditions precedent) is true, complete and accurate in all material respects.

19.20	Sanctions

(a)	Neither it nor any other member of the Group, nor any of its or their respective directors, officers, employees nor, to the best of its knowledge any Affiliate or agent of any member of the Group:

(i)	is a Restricted Person;

(ii)	is engaging in or has engaged in any business, activity or transaction of, with or related to, or for the benefit of, any Restricted Person that could reasonably be expected to result in it or any other Person or Finance Party being in breach of Sanctions or otherwise becoming a Restricted Person;

(iii)	is or has ever been subject to, or has received notice of or is otherwise aware of, any claim, proceeding, formal notice or investigation with respect to Sanctions.

(b)	It is acknowledged and agreed that the representations set out in clause 19.20(a) above are only sought, given and/or complied with to the extent to do so would be permissible pursuant to the Blocking Regulation.

19.21	Anti-corruption law

Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.22	Anti-Money Laundering Laws

(a)	Each member of the Group conducts its businesses in compliance with applicable Anti-Money Laundering Laws and the Group has instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Anti-Money Laundering Laws.

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(b)	No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws have been started or (to the best of its knowledge and belief) threatened in writing against it or any member of the Group.

19.23	Existing Security Documents

No Security or Quasi-Security exists under or in connection with the Existing Indebtedness other than pursuant to the Existing Security Documents.

19.24	Obligors

(a)	The aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA (as defined in clause 24 (Financial Covenants))) of the Original Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of EBITDA (as defined in clause 24 (Financial Covenants)) of the NESR Group.

(b)	The aggregate net book value of assets of the Original Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of the consolidated net book value of assets of the NESR Group.

(c)	The aggregate turnover of the Original Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of the consolidated turnover of the NESR Group.

19.25	Repetition

(a)	The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i)	the date of each Utilisation Request and the first day of each Interest Period; and

(ii)	in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor.

(b)	The representation in clause 19.11(d) (No misleading information) is deemed to be made by each Obligor on the date of each Sustainability Compliance Certificate.

20	Guarantee and indemnity

20.1	Guarantee and indemnity

Each Guarantor ((i) other than each of the KSA Guarantor and the Bahraini Guarantor and (ii) save that, in respect of any Omani Guarantor which is incorporated as a limited liability company, any obligations of that Omani Guarantor’s direct shareholders shall be excluded from the obligations guaranteed by such Omani Guarantor) irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

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(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand, without any further legal notice, procedure or order being required, against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 20 if the amount claimed had been recoverable on the basis of a guarantee.

20.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 20 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

20.4	Waiver of defences

The obligations of each Guarantor under this clause 20 (which, for the avoidance of doubt excludes the KSA Guarantor) will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 20 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person, regardless of any notice having been served by the Obligor to the Lender to the effect of requiring the Lender to first claim payment from the Borrowers;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, amendment, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

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(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members, constitution (whether by amalgamation, merger, demerger, corporate reconstruction or otherwise) or status of an Obligor or any other person;

(e)	any amendment, assignment, transfer, novation, supplement, extension (whether of maturity or otherwise), restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of any Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

20.5	Guarantor intent

Without prejudice to the generality of clause 20.4 (Waiver of defences), each Guarantor (other than the KSA Guarantor) expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

20.6	Immediate recourse

Each Guarantor (other than the KSA Guarantor) waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor (which, for the avoidance of doubt, excludes the KSA Guarantor) shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor (which, for the avoidance of doubt excludes the KSA Guarantor) or on account of any Guarantor’s (which, for the avoidance of doubt, excludes the KSA Guarantor) liability under this clause 20.

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20.8	Deferral of Guarantors’ rights

(a)	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor (which, for the avoidance of doubt, excludes the KSA Guarantor) will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 20:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 20.1 (Guarantee and indemnity);

(v)	to exercise any right of set-off against any Obligor; and/or

(vi)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

(b)	If a Guarantor (which, for the avoidance of doubt, excludes the KSA Guarantor) receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 32 (Payment Mechanics).

(c)	To the extent that a court should hold that Article 1092 of Federal Law No. 5 of 1985 (as amended) of the UAE may be applicable to a Guarantor’s obligations under this Agreement, each Guarantor incorporated in the UAE expressly agrees that the provisions of that Article shall not apply to its obligations under any Finance Document and that each Finance Party shall not be obliged to make any demand within the six-month time period mentioned in that Article. Each Guarantor incorporated in the UAE waives of any right it may have under Articles 1092, 1080, 1089, 1101 and 1105 of Federal Law No. 5 of 1985 (as amended) of the UAE.

(d)	Each Guarantor expressly and irrevocably acknowledges that a Lender may make a demand under this Agreement even after the expiry of three (3) months from the date on which a Guarantor has sent a notification to a Lender under Article 757(2) of the Kuwait Civil Code (enacted under Decree No. 67 of 1980, as amended) and agrees that the provisions of Article 757 of the Kuwait Civil Code are not applicable to this Agreement and waives any rights it may have under Article 757(2).

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(e)	Each Guarantor expressly agrees that the provision of Article 758 of Sultani Decree 29/2013 promulgating the Omani Civil Transactions Law (the Omani Code) shall not apply to this guarantee and the Agent shall not be obliged to make any demand within the six (6) month period mentioned in Article 758 of the Omani Code.

(f)	The KSA Guarantor expressly waives any objections or defences that may be available to it under Articles 585, 588, 590, 604 and 605 of the KSA Civil Transaction Law (to the extent that a court would hold these articles to be applicable hereto).

(g)	Each Guarantor:

(i)	acknowledges that Article 757 of the Civil Transactions Law and Article 241 of the Law of Commerce will not apply to the Agent’s (or any other Finance Party’s) rights under this guarantee and any act or omission by the Agent (or any other Finance Party) as regards the security that it may have will not serve to release a Guarantor from its obligations under this guarantee;

(ii)	expressly waives the application of (A) Article 246 of the Law of Commerce (B) Article 758 of the Civil Transactions Law and (C) (in accordance with Article 243 of the Law of Commerce) Article 756 of the Civil Transactions Law to this guarantee and the Agent (and each Finance Party) reserves its right to enforce this guarantee against the relevant Guarantors notwithstanding any renewal, extension, increase, reduction or alteration of any kind of the payments due from an Obligor to any Finance Party or of the obligations and liabilities of an Obligor to the Finance Parties or otherwise in the relationship between any Finance Party and an Obligor, and no Finance Party shall be required to obtain any further consent from a relevant Guarantor or to give notice to a relevant Guarantor in respect of any such renewal, extension, increase, reduction or alteration;

(iii)	waives any right it may have of first requiring any Finance Party to proceed against or enforce any other rights or security or claim payment from any person before claiming from a Guarantor under this guarantee or declare its claim in any bankruptcy or insolvency of any Obligor, including any right that it may have under Articles 750, 751, 758, 762 and 763 of the Civil Transactions Law and/or Article 242 of the Law of Commerce (and this waiver applies irrespective of any law or any provision of a Finance Document to the contrary);

(iv)	undertakes not to exercise any right of recourse against any Obligor whether arising under Articles 760, 764 to 766 of the Civil Transactions Law, Article 244 of the Law of Commerce, or otherwise; and

(v)	irrevocably (A) waives the protective provisions in its favour under Articles 736 to 771 of the Civil Transactions Law and Articles 240 to 246 of the Law of Commerce (B) confirms that the defences available to it under the relevant laws are excluded by it to the maximum extent permitted by the law and (C) confirms and acknowledges that it will not seek to rely on any protective provision under the laws of Oman which, but for this clause (or another specific provision in this guarantee), would reduce, release or prejudice any of its obligations under this guarantee or any of the rights of the Agent (or other Finance Party) under this guarantee.

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20.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21	Information Undertakings

The undertakings in this clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Financial statements

The Company shall, but to the extent such financial statements are not publicly available it shall only disclose such information if it would not be in breach of any law, regulation, court order or similar process applicable to the Company, supply to the Agent (other than in respect of the financial statements delivered pursuant to clause 21.1(b) below, which shall only be required to be delivered to the relevant Lender to each Borrower):

(a)	as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year;

(b)	as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each Borrower’s Financial Years, that Borrower’s audited financial statements for that Financial Year; and

(c)	as soon as the same become available, but in any event within sixty (60) days after the end of its Financial Quarter, its unaudited consolidated financial statements for that Financial Quarter,

provided that each Lender may request financial statements of any Borrower if required by law or regulation. The Company shall also ensure that any financial statements related to the KSA Obligors and required to be submitted through Qawaem are submitted within any timeframe stipulated on Qawaem or by the KSA Ministry of Commerce or by any applicable law or regulation.

21.2	Compliance Certificate

(a)	The Company shall supply to the Agent, with each set of financial statements delivered pursuant to clauses 21.1(a) and 21.1(c) (Financial statements), a Compliance Certificate setting out (in reasonable detail):

(i)	computations as to compliance with clause 24 (Financial Covenants) as at the date as at which those financial statements were drawn up;

(ii)	each Obligors’ aging receivables (including ninety (90) days receivables) as at the end of the most recent Financial Quarter;

(iii)	analysis of the actual cashflow routed to the Operating Accounts during the most recent Financial Quarter against the aging receivables identified in the previous Compliance Certificate delivered pursuant to this clause 21.2;

(iv)	details of any Excluded Receivables; and

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(v)	a detailed explanation of any material differences between aging receivables and generated cashflow identified in clause 21.2(a)(iii) above.

(b)	Each Compliance Certificate shall be signed by one (1) authorised signatory of the Company and, if required to be delivered with the financial statements delivered pursuant to clause 21.1(a) (Financial statements) shall be reported on by the Company in the form agreed by the Company and the Agent.

21.3	Sustainability Compliance Certificate, Sustainability Report and Verification Report

(a)	The Company shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same becomes available but, subject to clause 21.3(b) below, in any event within one hundred and eighty (180) days after the end of each SLL Reference Period, a Sustainability Compliance Certificate for that SLL Reference Period.

(b)	The first Sustainability Compliance Certificate shall be delivered to the Agent no later than 30 June 2027.

(c)	The Sustainability Compliance Certificate shall:

(i)	set out (in reasonable detail):

(A)	the Group’s performance (in accordance with the relevant Calculation Methodology) in respect of each SPT for each Sustainability KPI for the relevant SLL Reference Period, together with the relevant calculations; and

(B)	any Sustainability Margin Adjustment to be applied and the applicable Margin following application of such Sustainability Margin Adjustment (if any);

(ii)	attach a correct and complete copy of the annual non-financial disclosure report prepared in accordance with a sustainability assessment report prepared by or on behalf of the Company setting out the Group’s sustainability-related information for each Sustainability KPI for the relevant SLL Reference Period in sufficient detail for the Lenders to assess whether the SPTs have been met during that SLL Reference Period (a Sustainability Report);

(iii)	attach a correct and complete copy of the verification report prepared for that SLL Reference Period by an External Reviewer in respect of each Sustainability KPI which satisfies the requirements of clause 21.3(d) below (a Verification Report); and

(iv)	confirm that the Sustainability Report and the Verification Report relating to the relevant SLL Reference Period and attached to the Sustainability Compliance Certificate is a correct and complete copy of the original and has not been amended or superseded as at the date of the Sustainability Compliance Certificate.

(d)	The Company shall procure that each Verification Report:

(i)	measures, calculates and verifies each Sustainability KPI (in accordance with the relevant Calculation Methodology) for the applicable SLL Reference Period; and

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(ii)	refers to any Sustainability Information and/or sets out details of any changes to the Calculation Methodology since delivery of the last Sustainability Compliance Certificate (or, in relation to the first Verification Report, since the date of this Agreement) which, in each case, could reasonably be expected to materially affect any Sustainability KPI and/or any SPT.

(e)	Each Sustainability Compliance Certificate shall be signed by one (1) authorised signatory of the Company.

21.4	Sustainability Compliance Certificate Inaccuracy

(a)	The Company shall notify the Agent upon becoming aware of any inaccuracy in a Sustainability Compliance Certificate (a Sustainability Compliance Certificate Inaccuracy). Such notice shall be provided together with:

(i)	a description (in reasonable detail) of the relevant Sustainability Compliance Certificate Inaccuracy; and

(ii)	a revised Sustainability Compliance Certificate which complies with the requirements of clause 21.3(c) (Sustainability Compliance Certificate, Sustainability Report and Verification Report) and which corrects the relevant Sustainability Compliance Certificate Inaccuracy.

(b)	Notwithstanding any other provision of this clause 21.4, a Sustainability Compliance Certificate Inaccuracy shall not constitute a Sustainability Breach, a Default or an Event of Default.

21.5	Sustainability Information

(a)	The Company shall supply to the Agent, promptly upon request, any additional information which any Lender (through the Agent) may reasonably request in order to:

(i)	determine and confirm if any SPT has been met; or

(ii)	otherwise determine a member of the Group’s compliance with its obligations under any Sustainability Provision.

(b)	Each Obligor shall notify the Agent of any Sustainability Breach (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(c)	The Company shall promptly notify the Agent:

(i)	upon becoming aware that an External Reviewer has threatened to terminate its appointment, or that an External Reviewer’s appointment has been terminated; and

(ii)	of the appointment of any successor External Reviewer.

(d)	The Parties acknowledge and agree that the Agent, the ESG Coordinator and the Lenders may rely, without independent verification, upon the accuracy, adequacy and completeness of the Sustainability Information, and that neither the Agent, the ESG Coordinator nor any Lender:

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(i)	assumes any responsibility or has any liability for the Sustainability Information; or

(ii)	has an obligation to conduct any appraisal of any Sustainability Information.

21.6	Review of Sustainability Provisions

(a)	The Company and the Agent (acting on the instructions of the Majority Lenders) shall, on each anniversary of this Agreement beginning in 2028 (Review Date), meet in good faith to review the Calculation Methodology, Sustainability KPI, SPT and/or any related term of this Agreement (Sustainability Review).

(b)	The purpose of the Sustainability Review shall be to consider whether these remain appropriate, relevant and sufficiently ambitious in light of:

(i)	any changes to the Company’s business or operations;

(ii)	developments in applicable law or regulation;

(iii)	prevailing market standards for sustainability linked loans; and

(iv)	any other factors the parties may reasonably consider relevant.

(c)	The Company must, upon the reasonable request of the Agent (acting on the instructions of the Majority Lenders), provide any information of which it becomes aware that would have a material impact on the Company’s ability to comply with the SPTs or any Sustainability KPIs.

(d)	Following the Sustainability Review, the Company and the Agent (acting on the instructions of the Majority Lenders) may, by mutual written agreement, amend or replace any Calculation Methodology, Sustainability KPI, SPT and/or any related term of this Agreement to ensure they remain appropriate and aligned with best practice.

(e)	No amendment pursuant to this clause 21.6 shall be effective unless agreed in writing by the Company and the Majority Lenders in accordance with clause 39.8(c) (Sustainability amendments).

(f)	If no agreement is reached pursuant to clause 21.6(c), the existing provisions shall continue to apply.

21.7	Requirements as to financial statements

(a)	The Company shall procure that each set of financial statements delivered pursuant to clause 21.1(a) (Financial statements) includes a balance sheet, profit and loss account and cashflow statement. In addition the Company shall procure that each set of annual financial statements delivered pursuant to clause 21.1(a) (Financial statements) shall be audited by its auditors.

(b)	Each set of financial statements delivered by the Company pursuant to clause 21.1 (Financial statements) shall be certified by two (2) directors of the Company or relevant Borrower as giving a true and fair view of (in the case of annual financial statements for any Financial Year), or fairly representing (in other cases) its financial condition as at the date as at which those financial statements were drawn up.

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(c)	The Company shall procure that each set of financial statements delivered pursuant to clause 21.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements of the Company unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or if appropriate, the auditors of the Obligors) deliver to the Agent:

(i)	a description of any change necessary for those financial statements to reflect GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 24 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(d)	If the Agent wishes to discuss the financial position of any member of the Group with the auditors, it may notify the Company, stating the questions or issues which the Agent wishes to discuss with the auditors. If, after discussing those questions or issues with the Company, the Agent still considers it necessary (acting reasonably), the Company must ensure that the auditors are authorised (at the expense of the Company):

(i)	to discuss the financial position of each member of the Group with the Agent on request from the Agent in relation to the questions and issues raised with the Company already; and

(ii)	to disclose to the Agent for the relevant Finance Parties any financial information that is reasonably available to it which the Agent may reasonably request.

21.8	Group companies

The Company shall supply to the Agent, with the Compliance Certificate delivered with its annual audited consolidated financial statements, a report (issued by its auditors) confirming compliance with the Guarantor Coverage Test or provide details of every member of the Group required to become Additional Guarantors to ensure compliance with the Guarantor Coverage Test.

21.9	Annual business update

The Company shall supply to the Agent in sufficient copies for all the Lenders as soon as the same becomes available but in any event within sixty (60) days after the end of its first Financial Quarter of each Financial Year, an Annual Business Update for that Financial Year.

21.10	Year-end

The Company shall procure that each Financial Year-end of each member of the Group falls on 31 December.

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21.11	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the relevant Lenders, if the Agent so requests):

(a)	at the same time as they are dispatched, copies of all documents dispatched by the Company or any Obligor to its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against any member of the Group, and which might, if adversely determined, reasonably be expected to have a Material Adverse Effect;

(c)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any member of the Group and which is reasonably likely to have a Material Adverse Effect;

(d)	promptly, such information as the relevant Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents;

(e)	promptly, such further information regarding the assets, financial condition, business and operations of an Obligor to the extent available as any Finance Party (through the Agent) may reasonably request;

(f)	promptly, information regarding any material change which triggers a change of control and such related documentation reasonably required by the Finance Parties which is reasonably obtainable by the Company; and

(g)	supply such information and evidence as may be reasonably required by the Agent (or any Lender) in order to comply with any applicable anti-money laundering or counter-terrorist financing laws or regulations, save where, in the case of paragraphs (a) - (f) above, disclosing such information would be in breach of any law, regulation, court order or similar process applicable to the Company.

21.12	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence unless that Obligor is aware that a notification has already been provided by another Obligor.

(b)	Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two (2) authorised signatories (provided that one of the signatories will be its chief financial officer or treasurer) on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.13	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

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(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under a Finance Document to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent, any Security Agent, or any Lender (or, in the case of clause 21.13(a)(iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent, any Security Agent, or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender), any Security Agent or any Lender (for itself or, in the case of the event described in clause 21.13(a)(iii) above, on behalf of any prospective new Lender) in order for the Agent, such Security Agent or such Lender or, in the case of the event described in clause 21.13(a)(iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Company shall, by not less than ten (10) Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to clause 27 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to clause 21.13(c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

22	Promissory Notes

22.1

(a)	Each Borrower and each Lender acknowledges that the KSA Security Agent shall not, at any time, be responsible for verifying, validating, endorsing, authenticating, presenting for payment, insuring and/or conducting an inventory of any documentation provided to it in connection with this clause 22.

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(b)	The form of any Promissory Note, and any calculations in connection with any Promissory Note, shall be finalised between the Agent and the Company (or, where applicable, NPT KSA). The KSA Security Agent shall only hold any Promissory Note upon receipt, shall have no obligation to request, procure or require the issuance, execution or delivery of any Promissory Note or related document from the Company or NPT KSA, and shall act only on the instructions of the Agent in connection with this clause 22 (Promissory Notes).

22.2	In the event that any Promissory Notes constitutes an investment for the purposes of the rules of the Financial Conduct Authority or Prudential Regulation Authority, the Promissory Notes shall be governed by the KSA Security Agent’s standard terms and conditions for custody investments (the Custody Terms) as notified to the Company and the Lenders from time to time and shall be interpreted accordingly. The Custody Terms shall apply to the Promissory Notes as relevant and do not otherwise apply to the services provided under this Agreement. In the event of any conflict between the terms of this Agreement and the KSA Security Agent’s own Custody Terms in relation to the services, this Agreement shall prevail.

22.3	Facility A2 SAR Principal Notes and Facility A2 SAR Commission Notes

(a)	Prior to delivery to the Agent of the first Utilisation Request in relation to Facility A2 SAR, NPT KSA shall deliver to the KSA Security Agent an original promissory note in the form set out in Schedule 11 (Form of Promissory Note) (the Facility A2 SAR Principal Note), denominated in Saudi Riyals and in an amount equal to the Total Facility A2 SAR Commitments as at the date of this Agreement. Thereafter, NPT KSA shall deliver Facility A2 SAR Principal Notes to the KSA Security Agent as contemplated in clause 22.5 (Substitute Promissory Notes).

(b)	Prior to delivery to the Agent of the first Utilisation Request in relation to Facility A2 SAR, NPT KSA shall deliver to the KSA Security Agent a promissory note in the form set out in Schedule 11 (Form of Promissory Note) (the Facility A2 SAR Commission Notes) denominated in Saudi Riyals and in the amount notified to NPT KSA by the Agent in accordance with clause 22.6 (Calculation of Facility A2 SAR Commission Note amounts). Thereafter, NPT KSA shall deliver Facility A2 SAR Commission Notes to the KSA Security Agent as contemplated in clause 22.5 (Substitute Promissory Notes).

22.4	Facility B2 SAR Principal Notes and Facility B2 SAR Commission Notes

(a)	No later than the Ancillary Commencement Date of the first Ancillary Facility to be made available under Facility B2 SAR, NPT KSA shall deliver to the KSA Security Agent a promissory note in the form set out in Schedule 11 (Form of Promissory Note) (the Facility B2 SAR Principal Notes), denominated in Saudi Riyals and in an amount equal to the Total Facility B2 SAR Commitments as at the date of this Agreement. Thereafter, NPT KSA shall deliver Facility B2 SAR Principal Notes to the KSA Security Agent as contemplated in clause 22.5 (Substitute Promissory Notes).

(b)	No later than the Ancillary Commencement Date of the first Ancillary Facility to be made available under Facility B2 SAR, NPT KSA shall deliver to the KSA Security Agent a promissory note in the form set out in Schedule 11 (Form of Promissory Note) (the Facility B2 SAR Commission Notes) denominated in Saudi Riyals and in the amount notified to NPT KSA by the Agent in accordance with clause 22.7 (Calculation of Facility B2 SAR Commission Note amounts). Thereafter, NPT KSA shall deliver Facility B2 SAR Commission Notes to the KSA Security Agent as contemplated in clause 22.5 (Substitute Promissory Notes).

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22.5	Substitute Promissory Notes

By the date falling eleven (11) months after the date on which the Promissory Notes contemplated by clause 22.3 (Facility A2 SAR Principal Notes and Facility A2 SAR Commission Notes) and clause 22.4 (Facility B2 SAR Principal Notes and Facility B2 SAR Commission Notes) were executed and on the last day of each subsequent 11 month period thereafter until the Termination Date in respect of Facility A2 SAR or Facility B2 SAR (as applicable) (each, a Promissory Note Period) (or following the resignation or replacement of the Agent in accordance with the terms of this Agreement) NPT KSA will provide substitute Facility A2 SAR Principal Notes, substitute Facility A2 SAR Commission Notes, substitute Facility B2 SAR Principal Notes and substitute Facility B2 SAR Commission Notes to the KSA Security Agent in substitution for the Promissory Notes held by the KSA Security Agent in respect of the Promissory Note Period (or in substitution for the Promissory Notes held by the KSA Security Agent which has resigned or been replaced (as applicable)), with the amount of the substitute Promissory Notes determined as follows:

(a)	if a substitute Facility A2 SAR Promissory Note is to be delivered in substitution for a Facility A2 SAR Principal Note, then the amount of such substitute Facility A2 SAR Principal Note must be equal to the aggregate Facility A2 SAR Loans outstanding as at the date of such replacement;

(b)	if a substitute Facility A2 SAR Promissory Note is to be delivered in substitution for a Facility A2 SAR Commission Note, then the amount of such substitute Facility A2 SAR Commission Note must be the amount notified to NPT KSA by the Agent in accordance with clause 22.6 (Calculation of Facility A2 SAR Commission Note amounts);

(c)	if a substitute Facility B2 SAR Promissory Note is to be delivered in substitution for a Facility B2 SAR Principal Note, then the amount of such substitute Facility B2 SAR Principal Note must be equal to the aggregate Facility B2 SAR Loans outstanding as at the date of such replacement; and

(d)	if a substitute Facility B2 SAR Promissory Note is to be delivered in substitution for a Facility B2 SAR Commission Note, then the amount of such substitute Facility B2 SAR Commission Note must be the amount notified to NPT KSA by the Agent in accordance with clause 22.7 (Calculation of Facility B2 SAR Commission Note amounts), provided that, in case of each such substitute Promissory Note, NPT KSA shall either: (i) in the event that the Nafith Platform has become available, complete the registration of such substitute Promissory Note on the Nafith Platform in form and substance acceptable to the Agent (to the extent registration is possible); or (ii) in the event that the Nafith Platform has not become available, substitute the Promissory Note in the physical paper-based form set out in Schedule 11 (Form of Promissory Note).

22.6	Calculation of Facility A2 SAR Commission Note amounts

(a)	The Agent (acting on the instructions of the Facility A2 SAR Lenders) shall notify NPT KSA of the amount to be specified in the relevant Facility A2 SAR Commission Note upon request.

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(b)	The amount of the Facility A2 SAR Commission Note to be specified in each notice delivered by the Agent pursuant to clause 22.6(a) above shall be calculated as follows:

CA = LA x IRA where:

CA means the amount of a Facility A2 SAR Commission Note.

IRA means the aggregate of (i) twelve (12) month SAIBOR as at the date of calculation; and (ii) the applicable Margin for the twelve (12) Month period from the date of the Facility A2 SAR Commission Note.

LA means the Total Facility A2 SAR Commitments as at the date of calculation.

22.7	Calculation of Facility B2 SAR Commission Note amounts

(a)	The Agent (acting on the instructions of the Facility B2 SAR Lenders) shall notify NPT KSA of the amount to be specified in the relevant Facility B2 SAR Commission Note upon request.

(b)	The amount of the Facility B2 SAR Commission Note to be specified in each notice delivered by the Agent pursuant to clause 22.7(a) above shall be calculated as follows:

CB = LB x IRB where:

CB means the amount of a Facility B2 SAR Commission Note.

IRB means the aggregate of (i) twelve (12) month SAIBOR as at the date of calculation; and (ii) the applicable Margin for the twelve (12) Month period from the date of the Facility B2 SAR Commission Note.

LB means the Total Facility B2 SAR Commitments as at the date of calculation.

22.8	Return of Promissory Notes

The KSA Security Agent shall return the Promissory Notes held by it to the relevant Borrower:

(a)	when they are replaced as contemplated in clause 22.5 (Substitute Promissory Notes); or

(b)	on the later of:

(i)	the Termination Date of Facility A2 SAR or Facility B2 SAR (as applicable); and

(ii)	the date on which all amounts outstanding under Facility A2 SAR or Facility B2 SAR (as applicable) have been irrevocably and unconditionally discharged in full.

22.9	Execution formalities

Each Promissory Note to be delivered by NPT KSA pursuant to this clause 22 shall be:

(a)	completed and signed by a duly authorised signatory of NPT KSA in Arabic and English;

(b)	stamped with National Petroleum Technology Company (One Person Company)’s corporate seal;

(c)	dated the date on which it is delivered to the KSA Security Agent;

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(d)	denominated in Saudi Riyals; and

(e)	otherwise completed in such manner as the KSA Security Agent may reasonably consider necessary to ensure that the Promissory Note is enforceable under the laws of the KSA,

provided, however, that from the date on which the electronic registration of Promissory Notes becomes: (i) mandatory pursuant to applicable law; and (ii) possible on the Nafith Platform, the KSA Guarantor shall, upon the request of the KSA Security Agent, issue, reissue, execute and register the Promissory Notes electronically through the Nafith Platform in accordance with the applicable law and the requirements of such platform. Provided further, that the Company shall promptly on demand, pay all documented fees, costs and expenses (including any platform or registration fees) as reasonably incurred by the KSA Security Agent in connection with the execution, issuance, and registration of such electronic Promissory Notes.

22.10	Promissory Notes held by the KSA Security Agent

(a)	The KSA Security Agent holds each Promissory Note on behalf of the Facility A2 SAR Lenders and the Facility B2 SAR Lenders in its capacity as security agent for such Lenders and each Promissory Note constitutes direct, unconditional and irrevocable obligations of National Petroleum Technology Company (One Person Company), subject to the terms of the Finance Documents.

(b)	All amounts from time to time received by the KSA Security Agent under a Promissory Note shall be held by the KSA Security Agent and paid for distribution between the Finance Parties in accordance with clause 32.6 (Partial payments under a Facility).

22.11	Delivery of Promissory Notes without prejudice to the obligations of National Petroleum Technology Company (One Person Company)

The delivery to the KSA Security Agent of a Promissory Note pursuant to this clause 22 shall not limit, restrict, prejudice or otherwise affect in any way or to any extent the obligations of NPT KSA under the Finance Documents.

22.12	Presentation of Promissory Notes

Each of the Finance Parties agrees not to present any of the Promissory Notes for payment or permit the presentation thereof to any relevant court, body, authority or forum unless a notice has been given by the Agent under clause 25.19 (Acceleration) and such notice has not been withdrawn, and further undertakes not to instruct the KSA Security Agent (or any other person) to present any of the Promissory Notes to any person at the relevant time specified above other than to the Enforcement Court or such other appropriate forum in the KSA as the KSA Security Agent may choose and for a claim in an aggregate amount no greater than the amounts which are then due and payable by NPT KSA under the Finance Documents. Save as provided in the Finance Documents, no Promissory Note shall be transferable to any other person without the prior written consent of NPT KSA.

23	General Undertakings

The undertakings in this clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

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23.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	(if the Agent requests) supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its Original Jurisdiction to:

(i)	enable it to perform its obligations under the Finance Documents;

(ii)	subject to the Legal Reservations, ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document; and

(iii)	carry on its business where failure to do so has or might have a Material Adverse Effect.

23.2	Compliance with laws

Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply would have or could reasonably be expected to have a Material Adverse Effect.

23.3	Environmental compliance

Each Obligor shall (and the Company shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.4	Environmental claims

Each Obligor shall (through the Company), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened in writing; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened in writing against any member of the Group,

where the claim is reasonably likely to be adversely determined, and if adversely determined, has or is reasonably likely to have a Material Adverse Effect.

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23.5	Anti-corruption law

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	institute and maintain policies and procedures designed to promote and achieve compliance with such laws.

23.6	Taxation

(a)	Each Obligor shall (and the Company shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 21.1 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No member of the Group may change its residence for Tax purposes.

23.7	Negative pledge

In this clause 23.7 (Negative pledge), Quasi-Security means an arrangement or transaction described in clause 23.7(b) below.

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Company or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of incurring Financial Indebtedness or of financing the acquisition of an asset.

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(c)	Clauses 23.7(a) and 23.7(b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

23.8	Disposals

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)	Clause 23.8(a) above does not apply to:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

23.9	Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction other than a Permitted Transaction.

23.10	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company, the Obligors or the Group from that carried on at the date of this Agreement.

23.11	Acquisitions

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)	Clause 23.11(a) above does not apply to:

(i)	the registration of a branch by a member of the Group; or

(ii)	an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(A)	a Permitted Acquisition;

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(B)	a Permitted Joint Venture; or

(C)	a Permitted Transaction.

23.12	Joint Ventures

(a)	Except as permitted under clause 23.12(b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)	Clause 23.12(a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is permitted under the definition of Permitted Acquisition, Permitted Disposal, Permitted Loan or Permitted Joint Venture.

23.13	Preservation of assets

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its material assets necessary in the conduct of its business.

23.14	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.15	Arm’s length basis

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any transaction with any person except on arm’s length terms (or better for the relevant member of the Group) and for full market value.

(b)	The following transactions shall not be a breach of this clause 23.15:

(i)	intra-Group loans permitted under clause 23.16;

(ii)	any other transaction or arrangement permitted under the Finance Documents and entered into between members of the Group (other than in the case of a transaction or arrangement entered into between a member of the Group and an Obligor if entered into on terms more favourable to the member of the Group that is not an Obligor);

(iii)	fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Agent under clause 4.1 (Conditions precedent) or agreed by the Agent;

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(iv)	any Permitted Transaction; and

(v)	any payment permitted to be made under clause 23.18 (Dividends).

23.16	Loans or credit

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Clause 23.16(a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

23.17	No Guarantees or indemnities

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Clause 23.17(a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

23.18	Dividends

(a)	Except as permitted under clause 23.18(b) below, the Company shall not (and will ensure that no other member of the Group will):

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest or profit on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Company; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Clause 23.18(a) above does not apply to:

(i)	the payment of a dividend or other distribution to the Company or any of its wholly-owned Subsidiaries;

(ii)	any such transaction occurring on or after the date of this Agreement, provided that (x) if such transaction had occurred on the first day of the Relevant Period ending immediately prior to the date on which it did occur, the Company would have satisfied the requirements of clause 24.2 (Financial condition) taking into account the effect of that transaction; and (y) the transaction has occurred when no Event of Default is continuing; or

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(iii)	any payment which the Agent (acting on the instructions of the Majority Lenders) approve.

23.19	Financial Indebtedness

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Clause 23.19(a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

23.20	Sanctions

(a)	Each Obligor shall (and the Company shall procure that each other member of the Group shall) comply with all Sanctions.

(b)	No Obligor shall, and the Company shall ensure that no other member of the Group or its or their respective directors, officers and employees shall, directly or indirectly, use all or any of the proceeds of any Facility, or lend, permit, contribute or otherwise make available all or any of such proceeds to any Person:

(i)	for the purpose of funding, financing or facilitating any activities, business or transaction of, with or related to, or for the benefit of, any Restricted Person, or in any Sanctioned Country, which, at the time of such funding, financing or facilitation, is included in any Sanctions List or is otherwise the target of Sanctions; or

(ii)	in any manner or for any purpose that is prohibited by any Sanctions or would cause any Person or Finance Party to be in breach of Sanctions or to otherwise become the target of Sanctions.

(c)	No Obligor shall (and the Company shall ensure that no other member of the Group shall) fund all or part of any repayment required to made pursuant to any Finance Document, out of proceeds directly or indirectly derived from any business, activities or transactions which would be prohibited by Sanctions or which would otherwise cause any person or Finance Party to be in breach of Sanctions or to otherwise become the target of Sanctions.

(d)	It is acknowledged and agreed that the undertaking set out in clauses 23.20(a), 23.20(b) and 23.20(c) above is only sought, given and/or complied with to the extent to do so would be permissible pursuant to the Blocking Regulation.

(e)	In connection with HSBC SA’s commitment to comply with all applicable financial crime or sanctions regimes, the KSA Security Agent and any affiliate or subsidiary of HSBC SA may take any action in its sole and absolute discretion that it considers appropriate to comply with any law, regulation, request of a public or regulatory authority, any agreement between any member of HSBC SA and any government authority or any HSBC SA policy that relates to the prevention of fraud, money laundering, terrorism, tax evasion, evasion of economic or trade sanctions or other criminal activities (collectively the Relevant Requirements). Such action may include, but is not limited to,

(i)	screening, intercepting and investigating any transaction, instruction or communication, including the source of, or intended recipient of, funds;

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(ii)	delaying or preventing the processing of instructions or transactions or the KSA Security Agent’s performance of its obligations under this Agreement;

(iii)	the blocking of any payment; or

(iv)	requiring the relevant party to enter into a financial crime compliance representations letter from time to time in a form and substance acceptable to HSBC SA.

(f)	Where possible and permitted, the KSA Security Agent will endeavour to notify the relevant party of the existence of such circumstances. To the extent permissible by law, neither the KSA Security Agent nor any member of HSBC SA will be liable for loss (whether direct or consequential and including, without limitation, any loss of profit or interest) or damage suffered by any party arising out of, or caused in whole or in part by, any actions that are taken by the KSA Security Agent or any other member of HSBC SA to comply with any Relevant Requirement.

(g)	In this Clause 23.20, HSBC SA means HSBC Saudi Arabia together with its subsidiary undertakings from time to time in KSA.

23.21	Guarantors

(a)	The Company shall ensure that at all times on and from the date of this Agreement:

(i)	the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA (as defined in clause 24 (Financial Covenants))) of the Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of EBITDA (as defined in clause 24 (Financial Covenants)) of the NESR Group;

(ii)	the aggregate net book value of assets of the Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of the consolidated net book value of assets of the NESR Group; and

(iii)	the aggregate turnover of the Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of the consolidated turnover of the NESR Group, (the Guarantor Coverage Test).

(b)	After the date of this Agreement, the Company shall ensure that as soon as reasonably practicable and in any event within sixty (60) days of the date on which a Compliance Certificate is required to be delivered with each of the financial statements delivered pursuant to clause 21.1(a) (Financial statements) in accordance with clause 21.2(a) (Compliance Certificate), each member of the Group required to become an Additional Guarantor in order to ensure ongoing compliance with the Guarantor Coverage Test, accedes to this Agreement as an Additional Guarantor in accordance with clause 27.2 (Additional Guarantors).

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23.22	Treasury Transactions

No Obligor shall (and the Company will procure that no other member of the Group will) enter into any Treasury Transaction, other than:

(a)	hedging transactions entered into in accordance with clause 23.23 (Treasury transactions and hedging);

(b)	any Treasury Transaction in place as at the date of this Agreement which has been disclosed to the Finance Parties prior to the date of this Agreement;

(c)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes;

(d)	any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes;

(e)	any unsecured Treasury Transaction entered into in connection with protection against or benefit from fluctuation in any rate or price in respect of any Permitted Financial Indebtedness; and

(f)	any other Treasury Transaction entered into with the prior written approval of the Agent (acting on the instructions of the Majority Lenders).

23.23	Treasury transactions and hedging

(a)	The Company agrees that if it intends to enter into any Treasury Transaction in connection with the Finance Documents, the Company shall:

(i)	give each Lender prior notice of its intention to enter into such a Treasury Transaction; and

(ii)	request an indicative quote from each Lender in order to provide the relevant treasury services.

(b)	Any Lender that agrees to enter into an applicable Treasury Transaction shall enter into a Hedge Counterparty Accession Letter in accordance with clause 26.9 (Additional Hedge Counterparties).

23.24	Routing of dividends and other distributions

(a)	Each KSA Obligor shall irrevocably ensure that all dividends or distributions (payable in cash) paid to it from its Subsidiaries are promptly deposited into the KSA Collections Account.

(b)	Each UAE Obligor shall irrevocably ensure that all dividends or distributions (payable in cash) paid to it from its Subsidiaries are promptly deposited into the UAE Collections Account.

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(c)	Each Oman Obligor shall irrevocably ensure that all dividends or distributions (payable in cash) paid to it from its Subsidiaries are promptly deposited into each relevant Oman Collections Account.

(d)	Each Kuwait Obligor shall irrevocably ensure that all dividends or distributions (payable in cash) paid to it from its Subsidiaries are promptly deposited into the Kuwait Collections Account.

23.25	Routing of proceeds

(a)	Each KSA Obligor shall irrevocably ensure that all receivables due or payable to it in each Relevant Jurisdiction are promptly deposited into a KSA Operating Account.

(b)	Each UAE Obligor shall irrevocably ensure that all receivables due or payable to it in each Relevant Jurisdiction are promptly deposited into a UAE Operating Account.

(c)	Each Oman Obligor shall irrevocably ensure that all receivables due or payable to it in each Relevant Jurisdiction are promptly deposited into an Oman Operating Account.

(d)	Each Kuwait Obligor shall irrevocably ensure that all receivables due or payable to it (excluding any receivables due or payable to a Kuwait Obligor by Action Energy Co. W.L.L.) in each Relevant Jurisdiction are promptly deposited into a Kuwait Operating Account.

(e)	Clauses 23.25(a) to 23.25(d) above shall not apply to any Excluded Receivables.

23.26	Payment Instructions

The Company shall (and shall procure that each Obligor shall):

(a)	promptly deliver a Payment Instruction to each Relevant Counterparty; and

(b)	provide evidence of the delivery of each Payment Instruction to the Agent, promptly upon request by the Agent.

23.27	Insurance

(a)	Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All insurances must be with either:

(i)	reputable independent insurance companies or underwriters; or

(ii)	insurance companies or underwriters expressly required by a Relevant Counterparty.

23.28	Anti-Money Laundering

Each Obligor shall (and the Company shall procure that each other member of the Group shall):

(a)	comply with all applicable Anti-Money Laundering Laws;

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(b)	ensure that it does not knowingly engage in any activity, practice or conduct which would constitute an offence under any applicable Anti-Money Laundering Law; and

(c)	promptly (and in any event within five (5) Business Days) notify the Agent upon becoming aware of any breach of clause 23.28(a) or clause 23.28(b) above or any investigation by any governmental, regulatory or law enforcement authority in relation to anti-money laundering or counter-terrorist financing matters in respect of it or any member of the Group.

23.29	Conditions subsequent

(a)	The Company shall within five (5) Business Days of the first Utilisation Date of Facility A:

(i)	provide evidence that the Existing Facility A Indebtedness has been repaid in full; and

(ii)	deliver to the Agent evidence (in form and substance satisfactory to the Agent) that a Payment Instruction has been sent to each of the Relevant Counterparties in KSA and Oman.

(b)	The Company shall within sixty (60) days of the first Utilisation Date of Facility A:

(i)	provide evidence to the Agent that all Existing Working Capital Facilities (other than Continuing Working Capital Facilities) have been cancelled, discharged, returned and terminated in full;

(ii)	deliver to the Agent a copy of each release agreement relating to the Existing Security Documents, in each case in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) duly executed by all relevant parties thereto; and

(iii)	deliver to the Agent evidence that all Existing Security Documents governed by UAE and KSA law have been deregistered, discharged and removed from all relevant governmental, ministerial or similar authoritative bodies in the UAE and KSA (as applicable).

(c)	The Kuwaiti Guarantor shall, as soon as reasonably practicable and, in any event, within ninety (90) days of the first utilisation of Facility A:

(i)	open and maintain the Kuwait Accounts with a Kuwait Account Bank;

(ii)	execute the Kuwait Account Security Agreement, substantially in the form delivered to the Agent pursuant to clause 4.1 (Conditions precedent) and do all such necessary acts that the Kuwait Security Agent may reasonably require to perfect the Security created pursuant to the Kuwait Account Security Agreement;

(iii)	provide customary legal opinions from the relevant legal counsel in Kuwait in form and substance reasonably acceptable to the Agent in respect of the Kuwait Account Security Agreement and the capacity of the Kuwaiti Guarantor to enter into the Kuwait Account Security Agreement;

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(iv)	deliver to the Agent evidence (in form and substance satisfactory to the Agent) that a Payment Instruction has been sent to each of its Relevant Counterparties in Kuwait; and

(v)	deliver to the Agent evidence that all Existing Security Documents governed by Kuwaiti law have been deregistered, discharged and removed from all relevant governmental, ministerial or similar authoritative bodies in Kuwait.

(d)	The Bahraini Guarantor shall deliver to the Agent, as soon as reasonably practicable and, in any event, within ninety (90) days of the first utilisation of Facility A:

(i)	the legalised shareholders resolution referred to in paragraph 1(f) of Part 1 of Schedule 2 (Conditions Precedent); and

(ii)	the notarised and legalised power of attorney referred to in paragraph 1(g) of Schedule 2Part 1Part 1 of Schedule 2 (Conditions Precedent).

(e)	The Company shall ensure that NESR Energy Services LLC accedes to this Agreement as an Additional Guarantor in accordance with clause 27.2 (Additional Guarantors) no later than sixty (60) days following the date on which the Company receives a court judgment that stipulates that no challenge shall be allowed, permitted, heard or granted in respect of the final unappealable judgment awarded in the Company’s favour reversing ownership control of NESR Energy Services LLC (as further described in the AQ Litigation Memorandum) to a Subsidiary of the Company.

23.30	Assignment of receivables

Each Obligor shall ensure that any receivables due and payable to it (or any other member of the Group) will not be assigned, assigned in security or otherwise charged to any other party (other than the grant of Permitted Security over the balance of a Permitted Pledged Bank Account in accordance with paragraph (p) of the definition of Permitted Security).

23.31	Further Assurance

Each Obligor shall promptly do all acts or execute all documents (including assignments, transfers, mortgages, charges, notices and instructions) as a Security Agent may reasonably specify (and in the form that a Security Agent may reasonably require in favour of that Security Agent or its nominee(s)):

(a)	to perfect the Security created or intended to be created in respect of the Charged Property (which may include the execution by an Obligor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, Charged Property) or for the exercise of the rights, powers and remedies of that Security Agent; and/or

(b)	to facilitate the realisation of the Charged Property.

23.32	Declassification Event

(a)	On and at any time after the occurrence of a Declassification Event the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company declassify the Facilities as “sustainability-linked”.

(b)	With effect on and from the Declassification Date:

(i)	any Sustainability Margin Adjustment and each Sustainability Provision shall cease to apply; and

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(ii)	no Sustainability Margin Adjustment will apply to any Utilisation.

(c)	No Facility may be re-classified as “sustainability-linked” on or after the Declassification Date.

23.33	Sustainability publicity

The Company shall not (and shall ensure that no other member of the Group will) make any disclosure that references any Facility or any Utilisation as “sustainability-linked” at any time on or after the Declassification Date.

24	Financial Covenants

24.1	Financial definitions

In this Agreement:

Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the NESR Group for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions

(b)	any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent)

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument

(d)	any Finance Lease

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under GAAP)

(f)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the NESR Group which liability would fall within one of the other paragraphs of this definition

(g)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under GAAP

(h)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than one hundred and twenty (120) days after the date of supply

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(i)	any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) (i) having the commercial effect of a borrowing and classified as borrowings under GAAP and (ii) which is structured and completed within the principles of Sharia having the commercial effect of a borrowing and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above

Business Acquisition means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company

Capital Expenditure means any expenditure or obligation in respect of expenditure (other than expenditure or obligations in respect of Business Acquisitions) which, in accordance with GAAP, is treated as capital expenditure (and (except for the purposes of paragraph (h) of the definition of Cashflow where it shall not be included) including the capital element of any expenditure or obligation incurred in connection with a Finance Lease)

Cash means any credit balance on any deposit, savings, current or other account, and any cash in hand, which is

(a)	freely withdrawable on demand

(b)	not subject to any Security (other than any Security falling within paragraph (d) of the definition of Permitted Security)

(c)	denominated and payable in freely transferable and freely convertible currency and

(d)	capable of being remitted to any member of the NESR Group

Cash Equivalent Investments means

(a)	securities with a maturity of less than twelve (12) months from the date of acquisition issued or fully guaranteed or fully insured by the Government of the United States or any member state of the European Union which is rated at least AA by Standard & Poor’s Rating Group or Aa by Moody’s Investors Service, Inc.

(b)	commercial paper or other debt securities issued by an issuer rated at least A-2 by Standard & Poor’s Ratings Group or P-2 by Moody’s Investors Service, Inc. and with a maturity of less than twelve (12) months and

(c)	certificates of deposit or time deposits of any commercial bank (which has outstanding debt securities rated as referred to in paragraph (b) above) and with a maturity of six (6) months or less,

in each case not subject to any Security (other than any Security falling within paragraph (d) of the definition of Permitted Security), denominated and payable in freely transferable and freely convertible currency and the proceeds of which are capable of being remitted to any member of the NESR Group

Cashflow means, in respect of any Relevant Period, EBITDA for that Relevant Period after

(a)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period

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(b)	adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any Exceptional Items not already taken account of in calculating EBITDA for any Relevant Period

(c)	adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Relevant Period by any member of the NESR Group

(d)	adding (to the extent not already taken into account in determining EBITDA) the amount of any dividends or other profit distributions received in cash by any member of the NESR Group during that Relevant Period from any entity which is itself not a member of the NESR Group and deducting (to the extent not already deducted in determining EBITDA) the amount of any dividends paid in cash during the Relevant Period to minority shareholders in members of the NESR Group

(e)	adding the amount of any cash paid to a member of the NESR Group in the Relevant Period that represents repayment of any loan made to a Joint Venture

(f)	by adding the amounts received in cash in respect of New Shareholder Injections to the extent permitted by clause 24.4 (Equity Cure)

(g)	adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA

(h)	deducting the amount of any Capital Expenditure actually made (or required to be made but not made) in cash during that Relevant Period by any member of the NESR Group and the aggregate of any cash consideration paid for, or the cash cost of, any Business Acquisitions and the amount of any Joint Venture Investments except (in each case) to the extent funded from

(i)	proceeds of any disposal or insurance claims permitted to be retained for this purpose

(ii)	Permitted Financial Indebtedness specifically incurred to finance that Capital Expenditure or

(iii)	New Shareholder Injections,

and so that no amount shall be added (or deducted) more than once

Current Assets means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the NESR Group including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) expected to be realised within twelve (12) months from the date of computation but excluding amounts in respect of

(a)	receivables in relation to Tax

(b)	Exceptional Items and other non-operating items

(c)	insurance claims and

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(d)	any interest or profit amount owing to any member of the NESR Group

Current Liabilities means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the NESR Group expected to be settled within twelve (12) months from the date of computation but excluding amounts in respect of

(a)	liabilities for Borrowings and Finance Charges

(b)	liabilities for Tax

(c)	Exceptional Items and other non-operating items

(d)	insurance claims

(e)	liabilities in relation to dividends declared but not paid by the Company or by a member of the NESR Group in favour of a person which is not a member of the NESR Group

Debt Service means, in respect of any Relevant Period, the aggregate of

(a)	Net Finance Charges for that Relevant Period

(b)	all scheduled repayments of Borrowings (and in the case of the Facilities, as reduced by any voluntary or mandatory prepayments) falling due but excluding

(i)	any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility

(ii)	any amount of principal falling due (other than in circumstances where such amount falls due earlier than its scheduled date following the making of a demand by the relevant credit provider) as a result of any utilisation by way of a Trade Instrument under any revolving facility being termed out

(iii)	any amounts falling due under any Permitted Supply Chain Finance

(iv)	any such obligations owed to any member of the NESR Group and

(v)	any prepayment of Borrowings existing on the date of this Agreement which is required to be repaid under the terms of this Agreement

(c)	the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by any member of the NESR Group,

and so that no amount shall be included more than once

Debt Service Cover Ratio means the ratio of Cashflow to Debt Service

EBITDA means, in respect of any Relevant Period, the consolidated operating profit of the NESR Group before taxation (including the results from discontinued operations)

(a)	before deducting any interest, profit amount, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the NESR Group (calculated on a consolidated basis) in respect of that Relevant Period

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(b)	not including any accrued interest or profit amount owing to any member of the NESR Group

(c)	after adding back any amount attributable to the amortisation, depreciation or impairment of assets of any member of the NESR Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period)

(d)	before taking into account any Exceptional Items

(e)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the NESR Group which is attributable to minority interests

(f)	after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the NESR Group exceeds the amount actually received in cash by members of the NESR Group through distributions by the Non-Group Entity

(g)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis)

(h)	before taking into account any gain arising from an upward revaluation of any other asset and

(i)	excluding the charge to profit represented by the expensing of stock options in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the NESR Group before taxation

Exceptional Items means any exceptional, one off, non-recurring or extraordinary items

Finance Charges means, for any Relevant Period, the aggregate amount of the accrued interest, profit amount, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by any member of the NESR Group (calculated on a consolidated basis) in cash or capitalised in respect of that Relevant Period

(a)	including any upfront fees or costs

(b)	including the interest or profit (but not the capital) element of payments in respect of Finance Leases

(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the NESR Group under any interest or profit rate hedging arrangement

(d)	excluding any interest, profit amount, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of any Permitted Supply Chain Finance

(e)	if a Joint Venture is accounted for on a proportionate consolidation basis, after adding the NESR Group’s share of the finance costs or interest or profit receivable of the Joint Venture and

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(f)	taking no account of any unrealised gains or losses on any financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis, and so that no amount shall be added (or deducted) more than once

Finance Lease means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease)

Interest Cover means the ratio of EBITDA to Net Finance Charges in respect of any Relevant Period

Leverage means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period

Net Finance Charges means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest profit amount payable in that Relevant Period to any member of the NESR Group (other than by another member of the Group) on any Cash or Cash Equivalent Investment

New Shareholder Injections means the aggregate amount subscribed for after the date of this Agreement by any person (other than a member of the NESR Group) for ordinary shares in the Company or for subordinated loan notes or other subordinated debt instruments (or Sharia compliant equivalent instruments) in the Company on terms acceptable to the Majority Lenders

Non-Group Entity means any investment or entity (which is not itself a member of the NESR Group (including associates and Joint Ventures)) in which any member of the NESR Group has an ownership interest

Relevant Date means 30 June, 30 September, 31 December and 31 March

Relevant Period means each period of twelve (12) months ending on a Relevant Date

Total Net Debt means, at any time, the aggregate amount of all obligations of members of the NESR Group for or in respect of Borrowings at that time but

(a)	excluding any such obligations to any other member of the NESR Group

(b)	excluding, to the extent constituted as Borrowings, any Permitted Supply Chain Finance

(c)	excluding, to the extent they constitute Borrowings, any such obligations in respect of New Shareholder Injections

(d)	including, in the case of Finance Leases only, their capitalised value and

(e)	deducting the aggregate amount of Cash (held at Acceptable Banks plus up to five million dollars (USD 5,000,000) held at banks which are not Acceptable Banks) and Cash Equivalent Investments held by any member of the NESR Group at that time, and so that no amount shall be included or excluded more than once

Working Capital means, on any date, Current Assets less Current Liabilities

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24.3	Financial covenant calculations

(a)	Leverage, the Debt Service Cover Ratio and Interest Cover shall be calculated and interpreted on a consolidated basis in accordance with GAAP applicable to the Original Financial Statements of the Company, in each case, excluding the impact of any purchase price accounting and shall be expressed in dollars.

(b)	For the purpose of calculation of any financial ratio (including pro forma compliance), EBITDA for any Relevant Period may be adjusted by:

(i)	including the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) of a member of the NESR Group (or attributable to a business or assets) acquired during the Relevant Period for that part of the Relevant Period prior to its becoming a member of the NESR Group or (as the case may be) prior to the acquisition of the business or assets; and

(ii)	excluding the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) attributable to any member of the NESR Group (or to any business or assets) disposed of during the Relevant Period for that part of the Relevant Period.

(c)	No item shall be taken into account more than once in any calculation.

24.4	Equity Cure

(a)	The Company may in accordance with, and to the extent set out in, this clause, cure or prevent a breach of the financial covenants set out in clause 24.2 (Financial condition) so that:

(i)	in the case of a Cure (as defined below), the Event of Default which arose by virtue of such breach, if cured in accordance with this clause, shall be deemed not to have arisen; or

(ii)	in the case of a Prevention (as defined below), that Event of Default which otherwise would have arisen will not arise.

(b)	A breach of the financial covenants in clause 24.2 (Financial condition) may be prevented (a Prevention) or, as the case may be, shall be deemed to be cured (a Cure) by the receipt by the Group of the proceeds of a New Shareholder Injection received during the Relevant Period ending on the applicable Relevant Date (the full amount of

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If the relevant circumstances are continuing on or after the Clean Up Period, there shall be an Event of Default notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

26	Changes to the Lenders

26.1	Assignments and transfers by the Lenders

Subject to this clause 26, a Lender (the Existing Lender) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

26.2	Company consent

(a)	The consent of the Company is required for an assignment, transfer or sub-participation by an Existing Lender, unless the assignment, transfer or sub-participation is made by the Existing Lender:

(i)	to another Lender or an Affiliate of any Lender; or

(ii)	at a time when an Event of Default is continuing.

(b)	The consent of the Company to an assignment, transfer or sub-participation must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent seven (7) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	It shall not be unreasonable for the Company to withhold consent an assignment, transfer or sub-participation to (i) any distressed debt funds, (ii) any private equity sponsor and any of its fund or portfolio companies managed or advised by such sponsor (other than a debt or credit division of a private equity sponsor which is subject to appropriate information barriers) and (iii) to a competitor of the Group, whilst there is no Event of Default continuing provided that the Agent shall not be responsible for monitoring whether a transferee falls into the categories set out above.

26.3	Other conditions of assignment or transfer

(a)	An assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

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(b)	A transfer will only be effective if the procedure set out in clause 26.6 (Procedure for transfer) is complied with.

(c)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 14 (Tax Gross Up and Indemnities) or clause 15 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(d)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

26.4	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of five thousand dollars (USD 5,000).

26.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

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(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 26; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.6	Procedure for transfer

(a)	Subject to the conditions set out in clause 26.2 (Company consent) and clause 26.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with clause 26.6(c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 26.6(b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the Discharged Rights and Obligations);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Security Agents, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agents, the Existing Lender and any relevant Ancillary Lender shall each be released from further obligations to each other under the Finance Documents; and

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(iv)	the New Lender shall become a Party as a Lender.

26.7	Procedure for assignment

(a)	Subject to the conditions set out in clause 26.2 (Company consent) and clause 26.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with clause 26.7(c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 26.7(b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this clause 26.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 26.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 26.2 (Company consent) and clause 26.3 (Other conditions of assignment or transfer).

26.8	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

26.9	Additional Hedge Counterparties

(a)	The Company or a Lender may request that a Lender or an Affiliate of a Lender becomes an Additional Hedge Counterparty, with the prior approval of the Agent (acting on the instructions of the Majority Lenders) and (in the case of a request by a Lender) the Company, by delivering to the Agent a duly executed Hedge Counterparty Accession Letter.

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(b)	The relevant Lender or Affiliate will become an Additional Hedge Counterparty when the Agent enters into the relevant Hedge Counterparty Accession Letter.

26.10	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 26.9, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign (by way of security) or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

26.11	Pro rata interest settlement

(a)	If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 26.6 (Procedure for transfer) or any assignment pursuant to clause 26.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 26.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

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(b)	In this clause 26.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this clause 26.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining where the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

27	Changes to the Obligors

27.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2	Additional Guarantors

(a)	Subject to compliance with the provisions of clauses 21.13(c) and 21.13(d) (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Company delivers to the Agent a duly completed and executed: (A) Accession Letter; and (B) to the extent required by the laws of its Original Jurisdiction, a Guarantee; and

(ii)	the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it (acting reasonably)) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(c)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 27.2(b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

27.3	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.4	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

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(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)	the Guarantor is not a Borrower or the Company;

(iii)	the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA (as defined in clause 24 (Financial Covenants))) of the remaining Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of EBITDA (as defined in clause 24 (Financial Covenants)) of the NESR Group;

(iv)	the aggregate net book value of assets of the remaining Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of the consolidated net book value of assets of the NESR Group; or

(v)	the aggregate turnover of the remaining Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of the consolidated turnover of the NESR Group, whereupon that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents.

(c)	If the resignation of a Guarantor is accepted in accordance with clause 27.4(b) the Agent shall instruct the Security Agents to release any Transaction Security granted by that Guarantor, in accordance with clause 29.24 (Releases).

28	Role of the Agent, the Account Banks, the Arrangers, the ESG Coordinator and the Bookrunner

28.1	Appointment of the Agent

(a)	Each Arranger, the Bookrunner and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each Arranger, the Bookrunner and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Instructions

(a)	The Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all-Lender decision;

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(B)	if the relevant Finance Document stipulates the matter is a Majority Lender decision, the Majority Lenders (or, as the case may be, the applicable Facility Specific Majority Lenders);

(C)	if the relevant Finance Document stipulates the matter is a decision for a Facility B2 SAR Lender, a Facility B3 Lender, a Facility B4 Lender, a Facility B5 Lender or a Facility B6 Lender, that Lender; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with clause 28.2(a)(i) above.

(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders, the Facility Specific Majority Lenders (as the case may be Lenders under a particular Facility), (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders or, as the case may be, the applicable Facility Specific Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agents.

(d)	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders or, as the case may be, the Lenders under a particular Facility.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 28.3(f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

28.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to clause 28.3(c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to clause 26.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), clause 28.3(b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

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(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arrangers, the Bookrunner or a Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall provide to the Company within seven (7) Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments and the address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means.

(h)	The Agent shall promptly forward to each Security Agent a copy of all notices issued pursuant to clause 25.19 (Acceleration).

(i)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

28.4	Role of the Arrangers and Bookrunner

Except as specifically provided in the Finance Documents, the Arrangers and the Bookrunner have no obligations of any kind to any other Party under or in connection with any Finance Document.

28.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, the Arrangers, the ESG Coordinator, the Sole Global Coordinator or the Bookrunner as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Arrangers, the ESG Coordinator, the Sole Global Coordinator, the Bookrunner or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.6	Business with the Group

The Agent, the Arrangers, the Bookrunner and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

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28.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders or, as the case may be, the applicable Facility Specific Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	rely on a certificate from any person:

(D)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(E)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of clause 28.7(a)(ii)(D) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 25.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of clause 28.7(c) above or clause 28.7(e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

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(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of clause 28.7(g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Company, or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arrangers or the Bookrunner are obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.8	Responsibility for documentation

None of the Agent, the Arrangers, the Bookrunner, the ESG Coordinator, the Sole Global Coordinator or any Ancillary Lender is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, the Bookrunner, an Ancillary Lender, the ESG Coordinator, the Sole Global Coordinator, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

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(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

(d)	Neither the Agent nor the ESG Coordinator is responsible or liable for the adequacy, accuracy or completeness of any Sustainability Information (whether oral or written) supplied by the Company, any member of the Group, an External Reviewer or any other person in or in connection with any Sustainability Report, any Verification Report and/or any sustainability provisions contemplated in this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Facility.

28.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document;

(c)	whether any other event specified in any Finance Document has occurred;

(d)	whether or not any Declassification Event, Sustainability Breach, Sustainability Amendment Event or a Sustainability Compliance Certificate Inaccuracy has occurred; or

(e)	as to the performance, default or any breach by any Obligor of its obligations under any Sustainability Provision.

28.10	Exclusion of liability

(a)	Without limiting clause 28.10(b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or any Ancillary Lender), none of the Agent nor any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security other than by reason of its gross negligence or wilful misconduct; or

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(iii)	without prejudice to the generality of clauses 28.10(a)(i) and 28.10(a)(ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Agent or any Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or any Ancillary Lender in respect of any claim it might have against the Agent or any Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or any Ancillary Lender may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Arrangers or the Bookrunner to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent, the Arrangers and the Bookrunner that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Arrangers or the Bookrunner.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

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(f)	Neither the Agent nor the ESG Coordinator is acting in an advisory capacity to any person in respect of the SLLP nor will the Agent or the ESG Coordinator be obliged to verify whether any Facility will comply with the SLLP on behalf of any of the Finance Parties and each Finance Party is solely responsible at all times for making its own independent appraisal of, and analysis in relation to, each Sustainability KPI, each SPT, the Sustainability Information and any other sustainability-linked provision of this Agreement.

(g)	The ESG Coordinator will not be liable for any action taken or not taken by it under or in connection with any Finance Document in such capacity, unless directly caused by its gross negligence or wilful misconduct.

(h)	No Party may take any proceedings against any officer, employee or agent of the ESG Coordinator in respect of any claim it might have against the ESG Coordinator or in respect of any act or omission of any kind by that officer, employee or agent in connection with the Facilities.

28.11	Lenders’ indemnity to the Agent

(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 32.12 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as the Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to clause 28.11(c) below, the Company shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to clause 28.11(a) above.

(c)	Clause 28.11(b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

(d)	The indemnity given by each Lender in this clause 28.10(h) is a continuing obligation, independent of each Lender’s other obligations under or in connection with this Agreement or any other Finance Document and survives after this Agreement or any other Finance Document is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.

28.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b)	Alternatively, the Agent may resign by giving thirty (30) days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

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(c)	If the Majority Lenders have not appointed a successor Agent in accordance with clause 28.12(b) above within twenty (20) days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent.

(d)	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under clause 28.12(c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as the Agent) agree with the proposed successor Agent amendments to this clause 28 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)	The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under the Finance Documents. The Company shall, within three (3) Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 28.12(e) above), but shall remain entitled to the benefit of clause 16.3 (Indemnity to the Agent) and this clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	The Agent shall resign in accordance with clause 28.12(b) above if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under clause 14.7 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to clause 14.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

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28.13	Replacement of the Agent

(a)	After consultation with the Company, the Majority Lenders may, by giving thirty (30) days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 28.13(b) above) but shall remain entitled to the benefit of clause 16.3 (Indemnity to the Agent) and this clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

28.14	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

28.15	Relationship with the Lenders

(a)	The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

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(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under clause 35.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of clause 35.2 (Addresses) and clause 35.6(a)(ii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.16	Credit appraisal by the Lenders and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent, the Arrangers and the Bookrunner that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)	the adequacy, accuracy or completeness of any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

28.17	Agent’s management time

Any amount payable to the Agent under clause 16.3 (Indemnity to the Agent), clause 18 (Costs and expenses) and clause 28.11 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 13 (Fees), provided that either (a) the prior written consent of the Company is obtained before incurring such cost or (b) an Event of Default has occurred and is continuing for a period of not less than sixty (60) days.

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28.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.19	Money held as banker

The Agent shall be entitled to deal with money paid to it by any person for the purposes of the Finance Documents in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

28.20	Abatement of fees

The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under the Finance Documents shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or by any of its associates) in connection with any transaction effected by the Agent with or for the Lenders or the Obligors.

28.21	Role of the Account Banks

(a)	Each Account Bank shall be entitled to deal with money paid to it by any person for the purposes of the Finance Documents in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

(b)	Each Account Bank shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any telephone, facsimile, e-mail communication, instruction or document which it reasonably believes to be genuine and is from a person purporting to be (and whom the relevant Account Bank believe in good faith to be) the authorised representative of any Party, as sufficient instructions and authority of any Party for the relevant Account Bank to act (and shall have no duty to ensure that any such instruction is accurate, correct, or in accordance with this Agreement).

(c)	Each Account Bank shall not have responsibility to any party if any instruction which should be given by any Party to an Account Bank under and in connection with this Agreement or any Security Document (as applicable) is for any reason not received by the relevant Account Bank or is not made at the time it should be made.

(d)	Notwithstanding any other provision of this Agreement, each Account Bank shall be entitled to take any action or to refuse to take any action which each Account Bank regards as necessary for each Account Bank to comply with any applicable law, regulation or fiscal requirement, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

(e)	Each Account Bank is under no duty to enquire whether funds withdrawn from the relevant Account are actually applied for the purpose for which they were withdrawn or that any payment instruction or direction by the relevant Party is accurate, correct or in accordance with this Agreement or any other Finance Document.

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(f)	In the case of any Default by any Borrower, each Account Bank shall have no duty or responsibility in the performance of the relevant Borrower’s obligations under this Agreement.

(g)	Each Account Bank may assume that no acceleration notice has been given to the Company and that no party to this Agreement is in breach of or in default of its obligations hereunder, unless it has actual notice to the contrary.

(h)	Each Account Bank shall not be bound to enquire as to the occurrence or otherwise of an Event of Default, the service of an acceleration notice or the performance by any party to this Agreement or the other Finance Documents of its obligations hereunder or thereunder or be affected by notice of any of the same.

(i)	Each Account Bank shall not be under any obligation to take any action under this Agreement which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

(j)	Any corporation into which any Account Bank may be merged or converted, or any corporation with which any Account Bank may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Account Bank shall be a party, or any corporation to which any Account Bank shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Account Bank under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the Borrowers, and after the said effective date all references in this Agreement to the Account Banks shall be deemed to include references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Borrowers by the relevant Account Bank.

(k)	No Account Bank will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Account Banks) arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(l)	Nothing in any Finance Document constitutes an Account Bank as a trustee or fiduciary of any other person.

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29	The Security Agents

29.1	Security Agents as trustees or agents

(a)	Each Security Agent declares that it holds the Transaction Security on trust for the Secured Parties (or, in respect of any Transaction Security governed by the laws of a jurisdiction which does not recognise the concept of a trust, as agent for and on behalf of the Secured Parties) on the terms contained in this Agreement.

(b)	Each of the Secured Parties authorises the Security Agents to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agents under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions

(a)	Each Security Agent shall:

(i)	subject to clauses 29.2(c) and 29.2(d) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent (acting on behalf of the Majority Lenders or, as the case may be, all the Lenders); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with clause 29.2(a)(i) above.

(b)	Each Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)	Clause 29.2(a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agents to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects each Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, clause 29.5 (No duty to account) to clause 29.10 (Exclusion of liability), clause 29.13 (Confidentiality) to clause 29.19 (Custodians and nominees) and clause 29.22 (Acceptance of title) to clause 29.26(Disapplication of Trustee Acts);

(iv)	in respect of the exercise of each Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	clause 34.1 (Order of Application); and

(B)	clause 34.4 (Permitted Deductions).

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(d)	If giving effect to instructions given by the Agent (acting on the instructions of the Majority Lenders) would (in each Security Agent’s opinion) have an effect equivalent to an amendment or waiver which is subject to clause 31.5 (Exceptions), a Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agents) whose consent would have been required in respect of that amendment or waiver.

(e)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to clause 29.2(c)(iv) above,

each Security Agent shall do so having regard to the interests of all the Secured Parties.

(f)	Each Security Agent may refrain from acting in accordance with any instructions of the Agent, the Majority Lenders or any other group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(g)	A Security Agent may carry out what in its discretion it considers to be administrative acts, or acts which are incidental to any instruction, without any instructions (though not contrary to any such instruction), but so that no such instruction shall have any effect in relation to any administrative or incidental act performed prior to actual receipt of such instruction by a Security Agent.

(h)	At any time after receipt by a Security Agent of notice from the Agent directing a Security Agent to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, a Security Agent may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

(i)	The Secured Parties shall not have any independent power to enforce or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through a Security Agent.

29.3	Duties of the Security Agents

(a)	Each Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	A Security Agent shall promptly forward to the Agent a copy of any document received by a Security Agent from any Obligor under any Finance Document.

(c)	Except where a Finance Document specifically provides otherwise, a Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If a Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Agent.

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(e)	A Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.4	No fiduciary duties to Obligors

Nothing in this Agreement constitutes a Security Agent as an agent, trustee or fiduciary of any Obligor.

29.5	No duty to account

A Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

29.6	Business with the Group

A Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.7	Rights and discretions

(a)	A Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Agent, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of clause 29.7(a)(iii)(A) above, may assume the truth and accuracy of that certificate.

(b)	A Security Agent shall be entitled to carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by a Security Agent to the Lenders.

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(c)	A Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred and no Obligor or other person is in breach of or default under its obligations under any of the Finance Documents;

(ii)	any right, power, authority or discretion vested in any Party, any Lenders or any group of Lenders has not been exercised; and

(iii)	any notice made by the Company is made on behalf of and with the consent and knowledge of all the Obligors.

(d)	A Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)	Without prejudice to the generality of clause 29.7(d) above or clause 29.7(f) below, a Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to a Security Agent (and so separate from any lawyers instructed by any Finance Party) if a Security Agent in its reasonable opinion deems this to be desirable.

(f)	A Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by a Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	A Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by a Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(h)	Unless this Agreement expressly specifies otherwise, a Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee (or, in the case of the KSA Security Agent, as security agent) under this Agreement.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, a Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of any fiduciary duty or duty of confidentiality.

(j)	Notwithstanding any provision of any Finance Document to the contrary, a Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

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29.8	Responsibility for documentation

None of the Security Agents, any Receiver nor any Delegate is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by a Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9	No duty to monitor

A Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

29.10	Exclusion of liability

(a)	Without limiting clause 29.10(b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of any Security Agent, any Receiver or Delegate), none of the Security Agents, any Receiver nor any Delegate will be liable for:

(i)	any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising or not exercising any right, power, authority or discretion given to it by or in connection with any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or

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(iv)	without prejudice to the generality of clauses 29.10(a)(i) to 29.10(a)(iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than that Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of a Security Agent, a Receiver or a Delegate in respect of any claim it might have against a Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of a Security Agent, a Receiver or a Delegate may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige a Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Secured Party (other than a Security Agent),

on behalf of any Secured Party (other than a Security Agent) and each Secured Party (other than a Security Agent) confirms to a Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by a Security Agent.

(d)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of any Security Agent, any Receiver or Delegate, any liability of any Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agents, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agents, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agents, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agents, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

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29.11	Lenders’ indemnity to the Security Agents

(a)	Each Lender shall in proportion to its share of the Total Commitments (or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero), indemnify each Security Agent and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to clause 29.12(c) below, the Company shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agents pursuant to clause 29.12(a) above.

(c)	Clause 29.12(b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of a Security Agent to an Obligor.

29.12	Resignation of a Security Agent

(a)	A Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Company and to the Agent on behalf of the Lenders.

(b)	Alternatively, a Security Agent may resign by giving thirty (30) days’ notice to the other Parties (or the Agent on behalf of the Lenders), in which case the Majority Lenders may appoint a successor Security Agent.

(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with clause 29.12(b) above within twenty (20) days after notice of resignation was given, the retiring Security Agent (after consultation with the Agent) may appoint a successor Security Agent.

(d)	The retiring Security Agent shall, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Company shall, within three (3) Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	A Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Transaction Security to that successor.

(f)	Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 29.23(b) (Winding up of trust and agency) and clause 29.12(d) above) but shall remain entitled to the benefit of this clause 29.12 and clause 16.4 (Indemnity to the Security Agents) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date).

Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

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(g)	The Majority Lenders may, by notice to a Security Agent, require it to resign in accordance with clause 29.12(b) above. In this event, a Security Agent shall resign in accordance with clause 29.12(b) above but the cost referred to in clause 29.12(d) above shall be for the account of the Company.

29.13	Confidentiality

(a)	In acting as trustee (or, in the case of the KSA Security Agent, as agent) for the Secured Parties, a Security Agent shall be regarded as acting through its trustee division (or, in the case of the KSA Security Agent, its agency division) which shall be treated as a separate entity from any of its other divisions or departments.

(b)	If information is received by another division or department of a Security Agent, it may be treated as confidential to that division or department and a Security Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, a Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of any fiduciary duty.

29.14	Information from the Lenders

Each Lender shall supply each Security Agent with any information that a Security Agent may reasonably specify as being necessary or desirable to enable a Security Agent to perform its functions as Security Agent.

29.15	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agents that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

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(d)	the adequacy, accuracy or completeness of any information provided by a Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

29.16	Security Agent’s management time and additional remuneration

(a)	Any amount payable to a Security Agent under clause 29.11 (Lenders’ indemnity to the Security Agents), clause 18 (Costs and expenses) or clause 16.4 (Indemnity to the Security Agents) shall include the cost of utilising a Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as a Security Agent may notify to the Company and the Lenders, and is in addition to any other fee paid or payable to a Security Agent.

(b)	Without prejudice to clause 29.16(a) above, in the event of:

(i)	an Event of Default; or

(ii)	the Security Agents being requested by an Obligor or the Lenders to undertake duties which the Security Agents and the Company agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agents under the Finance Documents; or

(iii)	the Security Agents and the Company agreeing that it is otherwise appropriate in the circumstances,

the Company shall pay to the Security Agents any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to clause 29.16(c) below.

(c)	If the Security Agents and the Company fail to agree upon the nature of the duties or upon the additional remuneration referred to in clause 29.16(b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agents and approved by the Company or, failing approval, nominated (on the application of the Security Agents) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the Parties.

29.17	No responsibility to perfect Transaction Security

A Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

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(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)	take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

29.18	Insurance by Security Agent

(a)	A Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and a Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)	Where a Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent requests it to do so in writing and a Security Agent fails to do so within fourteen (14) days after receipt of that request.

29.19	Custodians and nominees

A Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust (or, in the case of the KSA Security Agent, any asset held by it in agency) as a Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust (or such agency) created under this Agreement and a Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

29.20	Delegation by the Security Agents

(a)	Each of the Security Agents, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agents, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

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(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

29.21	Additional Security Agents

(a)	A Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee (or, in the case of the KSA Security Agent, as a separate agent or as a co-agent) jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which a Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and a Security Agent shall give prior notice to the Company and the Secured Parties of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to a Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)	The remuneration that a Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by a Security Agent.

29.22	Acceptance of title

A Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

29.23	Winding up of trust and agency

If a Security Agent, with the approval of the Majority Lenders, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)	the trusts set out in this Agreement (and, in the case of the KSA Security Agent, the agency set out in this Agreement) shall be wound up and a Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of a Security Agent under each of the Security Documents; and

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(ii)	any Security Agent which has resigned pursuant to clause 29.12 (Resignation of a Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

29.24	Releases

Upon a disposal of any of the Charged Property or the resignation of an Obligor in accordance with clause 27 (Changes to the Obligors):

(a)	pursuant to the enforcement of the Transaction Security by a Receiver or a Security Agent;

(b)	if that disposal is permitted under the Finance Documents; or

(c)	if a Security Agent is instructed to release the Transaction Security granted by the resigning Obligor under the terms of clause 27 (Changes to the Obligors),

a Security Agent shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

29.25	Powers supplemental to Trustee Act

The rights, powers, authorities and discretions given to the Security Agents under or in connection with the Finance Documents shall (only to the extent that such Security Agent is acting as trustee) be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agents (other than the KSA Security Agent) by law or regulation or otherwise.

29.26	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agents (to the extent that such Security Agent is acting as trustee) in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

30	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

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(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31	Sharing among the Finance Parties

31.1	Payments to Finance Parties

(a)	Subject to clause 31.1(b) below, if a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 32 (Payment Mechanics) or clause 34 (Application of proceeds) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(ii)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 32 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)	the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 32.6 (Partial payments under a Facility).

(b)	Clause 31.1(a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

31.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 32.6 (Partial payments under a Facility) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3	Recovering Finance Party’s rights

On a distribution by the Agent under clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

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(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)	This clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.6	Ancillary Lenders

(a)	This clause 31 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under clause 25.19 (Acceleration).

(b)	Following the exercise by the Agent of any of its rights under clause 25.19 (Acceleration), this clause 31 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction of the Permitted Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Designated Net Amount.

32	Payment Mechanics

32.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

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32.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 32.3 (Distributions to an Obligor), clause 32.4 (Clawback and pre-funding) and clause 28.18 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

32.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless clause 32.4(c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent has notified the applicable Lenders under the relevant Facility that it is willing to make available amounts for the account of a Borrower before receiving funds from the applicable Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

32.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with clause 32.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

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(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with clause 28.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to clause 32.5(e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with clause 32.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to clause 32.5(d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

32.6	Partial payments under a Facility

(a)	If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor to the Agent or the Security Agents under the Finance Documents or to a Lender or an Ancillary Lender under the relevant Facility, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent, an Account Bank, a Security Agent (including any Receiver or Delegate), the Arrangers or the Bookrunner under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement in respect of the relevant Facility;

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(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement in respect of the relevant Facility; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders vary the order set out in clauses 32.6(a)(ii) to 32.6(a)(iv) above.

(c)	Clauses 32.6(a) and 32.6(b) above will override any appropriation made by an Obligor.

32.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.8	Business Days

(a)	Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.9	Currency of account

(a)	Subject to clauses 32.9(b) and 32.9(c) below, dollars or, as the case may be, Saudi Riyals is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars or, as the case may be, Saudi Riyals shall be paid in that other currency.

32.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

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(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions.

32.11	Amounts paid in error

(a)	If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent.

(b)	Neither:

(i)	the obligations of any Party to the Agent; nor

(ii)	the remedies of the Agent,

(c)	(whether arising under this clause 32.11 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this clause 32.11(b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(d)	All payments to be made by a Party to the Agent (whether made pursuant to this clause 32.11 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(e)	In this Agreement, Erroneous Payment means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

32.12	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred, or the Agent is notified by the Company that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in clause 32.12(a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in clause 32.12(a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 39 (Amendments and waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 32.11; and

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(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to clause 32.12(d) above.

33	Set-off

(a)	Following the occurrence of an Event of Default, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)	Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

34	Application of proceeds

34.1	Order of Application

All amounts from time to time received or recovered by a Security Agent in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by a Security Agent on trust (or, in the case of the KSA Security Agent, in agency) to apply them at such times as each Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)	in discharging any sums owing to a Security Agent (in its capacity as trustee or agent as applicable) any Receiver or any Delegate;

(b)	in payment to the Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or a Security Agent (including any Receiver or Delegate) under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents;

(c)	if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom a Security Agent is obliged to pay in priority to any Obligor; and

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(d)	the balance, if any, in payment to the relevant Obligor.

34.2	Investment of Proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with clause

34.1 (Order of Application) a Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of a Security Agent or the Agent with any financial institution (including itself) and for so long as a Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at a Security Agent’s discretion in accordance with the provisions of this clause 34.

34.3	Currency Conversion

(a)	For the purpose of or pending the discharge of any of the Secured Obligations a Security Agent may convert any moneys received or recovered by a Security Agent from one currency to another, at the spot rate at which a Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

34.4	Permitted Deductions

Each Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions, retentions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

34.5	Discharge of Secured Obligations

(a)	Any payment to be made in respect of the Secured Obligations by the Security Agents may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Agents.

(b)	Each Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

34.6	Sums received by Obligors

If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to a Security Agent, that sum shall promptly be paid to a Security Agent for application in accordance with this clause.

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35	Notices

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter (or, subject to clause 35.6 (Electronic communication)), email.

35.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name on its signature page below;

(b)	in the case of each Original Guarantor, that identified with its name on its signature page below;

(c)	in the case of each Lender, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(d)	in the case of the Agent and Security Agents, that identified with its name on its signature page below,

or any substitute address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

35.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 35.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or to a Security Agent will be effective only when actually received by the Agent or a Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or a Security Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

(e)	All notices to a Lender from the Security Agents shall be sent through the Agent.

(f)	Any communication or document which becomes effective, in accordance with clauses 35.3(a) to 35.3(d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

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35.4	Notification of address

Promptly upon changing its address, the Agent shall notify the other Parties.

35.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

35.6	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)	Any such electronic communication as specified in clause 35.6(a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)	Any such electronic communication as specified in clause 35.6(a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner the Agent shall specify for this purpose.

(d)	Any electronic communication which becomes effective, in accordance with clause 35.6(c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 35.6.

35.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

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(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36	Calculations and certificates

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days; and

(ii)	subject to clause 35.6(b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two (2) decimal places.

37	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

39	Amendments and waivers

39.1	Required consents

(a)	Subject to clause 39.2 (All Lender matters) and clause 39.3 (Other exceptions) and clause 29.24 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

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(b)	The Agent, or in respect of the Security Documents the Security Agents, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 39.

39.2	All Lender matters

Subject to clause 39.4 (Changes to reference rates) and clause 6.12 (Amendments and Waivers – Ancillary Facilities) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of Majority Lenders in clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	subject to any adjustment of the Margin pursuant to Sustainability KPI Annual Targets in accordance with this Agreement, a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)	an increase in any Commitment, extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(f)	a change to the Borrowers or Guarantors (other than in accordance clause 27 (Changes to the Obligors));

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	clause 2.2 (Incremental Facilities), clause 5.1 (Delivery of a Utilisation Request), clause 9.1 (Illegality), clause 9.2 (Change of control), clause 26 (Changes to the Lenders), clause 27 (Changes to the Obligors), clause 29 (The Security Agents), this clause 39, clause 44 (Governing law) or clause 45 (Jurisdiction);

(i)	the nature or scope of the guarantee and indemnity granted under clause 20 (Guarantee and indemnity); or

(j)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed,

shall not, in each case, be made without the prior consent of all the Lenders.

39.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, a Security Agent, an Arranger, the Bookrunner or any Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, that Security Agent, that Arranger, the Bookrunner or that Ancillary Lender, as the case may be.

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39.4	Changes to reference rates

(a)	Subject to clause 39.3 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to the Published Rate for dollars or, as the case may be, Saudi Riyals, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to dollars or, as the case may be, Saudi Riyals in place of that Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(b)	If any Lender fails to respond to a request for an amendment or waiver described in clause 39.4(a) above within ten (10) Business Days (or such longer time period as the Company and the Agent may agree) of that request being made:

(i)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facilities when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

For the purposes of this clause 39.4 (Changes to reference rates):

Published Rate means

(a)	the Screen Rate for any Quoted Tenor

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(b)	the CME Term SOFR for any Quoted Tenor

(c)	the ICE Term SOFR for any Quoted Tenor or

(d)	SOFR

Published Rate Replacement Event means, in relation to the Published Rate

(a)	the methodology, formula or other means of determining the Published Rate has, in the opinion of the Majority Lenders and the Obligors, materially changed

(b)

(i)

(A)	the administrator of the Published Rate or its supervisor publicly announces that such administrator is insolvent or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Published Rate

(ii)	the administrator of the Published Rate publicly announces that it has ceased or will cease, to provide the Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Published Rate

(iii)	the supervisor of the administrator of the Published Rate publicly announces that the Published Rate has been or will be permanently or indefinitely discontinued

(iv)	the administrator of the Published Rate or its supervisor announces that the Published Rate may no longer be used or

(c)	the administrator of the Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that the Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than one (1) month or

(d)	in the opinion of the Majority Lenders and the Obligors, the Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement

Quoted Tenor means, in relation to CME Term SOFR or ICE Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service

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Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board

Replacement Reference Rate means a reference rate which is

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate) or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the Replacement Reference Rate will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Published Rate

39.5	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitment under the relevant Facility will be reduced by the amount of its Available Commitment under the relevant Facility and to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of clauses 39.5(a)(i) and 39.5(a)(ii) above.

(b)	For the purposes of this clause 39.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

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(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.6	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within fifteen (15) Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made:

(a)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

39.7	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five (5) Business Days’ prior written notice to the Agent and such Lender:

(i)	replace such Lender by requiring such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)	require such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to clause 26 (Changes to the Lenders) all (and not part only) of the undrawn Facility B Commitment of the Lender; or

(iii)	require such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of Facility B, to an Eligible Institution (a Replacement Lender) which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(A)	in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, and other amounts payable in relation thereto under the Finance Documents; or

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(B)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in clause 39.7(a)(iii)(A) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this clause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than thirty (30) days after the notice referred to in clause 39.7(a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to clause 39.7(a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender shall perform the checks described in clause 39.7(b)(v) above as soon as reasonably practicable following delivery of a notice referred to in clause 39.7(a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

39.8	Sustainability amendments

(a)	The Company shall, as soon as reasonably practicable after a Sustainability Amendment Event (and in any event within 90 days following the occurrence of that Sustainability Amendment Event), provide details to the Agent of the effect such event could reasonably be expected to have on any Sustainability KPI, SPT and/or the Sustainability Information and, if relevant, propose amendments to any Calculation Methodology, Sustainability KPI, SPT and/or to any related term of this Agreement, to eliminate, accommodate or otherwise take into account the effect of the relevant Sustainability Amendment Event on the terms of this Agreement.

(b)	If a Sustainability Amendment Event has occurred, the Company and the Agent (acting on the instructions of the Majority Lenders) shall enter into negotiations in good faith with a view to agreeing such amendments to any Calculation Methodology, Sustainability KPI, SPT and/or any related terms of this Agreement, as are necessary for the purposes of eliminating, accommodating or otherwise taking into account the effect of the relevant Sustainability Amendment Event on the terms of this Agreement.

(c)	Any amendment to this Agreement referred to in clause 39.8(b) above may be made in writing with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

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40	Confidential Information

40.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 40.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

40.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, insurers, reinsurers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 40.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom clause 40.2(b)(i) or 40.2(b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clause 28.15(b) (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 40.2(b)(i) or 40.2(b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

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(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 26.10 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to clauses 40.2(b)(i), 40.2(b)(ii) and 40.2(b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to clause 40.2(b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to clauses 40.2(b)(v), 40.2(b)(vi) and 40.2(b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)	to any person appointed by that Finance Party or by a person to whom clause 40.2(b)(i) or 40.2(b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 40.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

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Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

40.3	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 44 (Governing law);

(vi)	the names of the Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of the Total Commitments;

(x)	currency of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for the Facilities;

(xiv)	changes to any of the information previously supplied pursuant to clauses 40.3(a)(i) to 40.3(a)(xiii) above; and

(xv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in clauses 40.3(a)(i) to 40.3(a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

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(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

40.4	Entire agreement

This clause 40 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

40.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

40.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to clause 40.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 40.

40.7	Continuing obligations

The obligations in this clause 40 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

41	Confidentiality of Funding Rates

41.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by clauses 41.1(b) and 41.1(c) and below.

180

(b)	The Agent may disclose:

(i)	any Funding Rate to the relevant Borrower pursuant to clause 10.5 (Notifications of rates of interest); and

(ii)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this clause 41.1(c)(i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

41.2	Related obligations

(a)	The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

181

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)	of the circumstances of any disclosure made pursuant to clause 41.1(c)(ii) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this clause 41.

41.3	No Event of Default

No Event of Default will occur under clause 25.4 (Other obligations) by reason only of an Obligor’s failure to comply with this clause 41.

41.4	Tax Disclosure

Notwithstanding any of the provisions of the Finance Documents, the Obligors and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment (in each case within the meaning of the U.S. Treasury Regulation Section 1.6011-4) of the Facilities and any materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing relating to such tax structure and tax treatment.

42	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

43	Bail-In

43.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

182

43.2	Bail-in definitions

In this clause 43:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms

Bail-In Action means the exercise of any Write-down and Conversion Powers

Bail-In Legislation means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway

EU Bail-In Legislation Schedule means the document described as such and published by the LMA (or any successor person) from time to time

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings)

Write-down and Conversion Powers means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule

(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers and

183

(c)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers and

(ii)	any similar or analogous powers under that Bail-In Legislation

44	Governing law

This Agreement, and any issues or disputes arising out of or in connection with it (whether such disputes are contractual or non-contractual in nature) shall be governed by and construed in accordance with English law.

45	Jurisdiction

(a)	The Parties agree for the benefit of the Finance Parties that the courts of the Dubai International Financial Centre (the DIFC) shall have jurisdiction to hear and determine any suit, action or proceeding arising out of or in connection with this Agreement and for that purpose irrevocably submit to the non-exclusive jurisdiction of such courts.

(b)	The submission to the jurisdiction of the courts of the DIFC shall not and shall not be construed so as to limit the right of the Finance Parties to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(c)	The Parties agree for the benefit of the Facility A2 SAR Lenders, the Facility A2 USD Lenders and the Facility B2 SAR Lenders that any legal action or proceedings arising out of or in connection with this Agreement or the Finance Documents may be filed with and brought before the Banking Disputes Committee established in the KSA pursuant to High Order No. 729/8 dated 10/7/1407H (corresponding to 10/3/1987) and operating under the aegis of the Saudi Central Bank (SAMA), as reorganised pursuant to Royal Order No. 37441 dated 11/8/1433H (corresponding to 1/7/2012) (the 37441 Decree) and the Banking Disputes and Violations Committee established pursuant to the 37441 Decree, and operating under the aegis of the Saudi Central Bank and any successor forum (the Banking Disputes Committee). The jurisdiction conferred in this clause shall be conferred on any successor forum to the Banking Disputes Committee. Each Obligor irrevocably waives any objection which it might now or hereafter have to the Banking Disputes Committee being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Finance Documents in respect of the matters contemplated in this clause 45(c) and agrees not to claim that the Banking Disputes Committee is not a convenient or appropriate forum, to the extent permitted by applicable law.

(d)	Notwithstanding clause 45(a) above, the Parties irrevocably agree that any legal action or proceedings arising out of or in relation to any Promissory Note may be filed with and brought before the Enforcement Court.

46	Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Original Parties

Part 1 - The Borrowers

Name of Borrower	Jurisdiction	Registration number (or equivalent, if any)

NPS Bahrain for Oil and Gas Wells Services W.L.L.	Bahrain	66796 – 1

National Petroleum Technology Company (One Person Company)	KSA	2051022374 and Unified Number: 7001386965

Gulf Energy SAOC	Oman	1791842

NPS Bahrain for Oil and Gas Wells Services W.L.L., Kuwait Branch	Kuwait	417568

Energy Oilfield Supplies FZCO	UAE	DMCC2131

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Part 2 - The Guarantors

Name of Original Guarantor	Jurisdiction	Registration number (or equivalent, if any)

National Energy Services Reunited Corp.	BVI	1935445

NPS Bahrain for Oil and Gas Wells Services W.L.L.	Bahrain	66796 – 1

National Petroleum Technology Company (One Person Company)	KSA	2051022374 and Unified Number: 7001386965

Gulf Energy SAOC	Oman	1791842

NPS Bahrain for Oil and Gas Wells Services W.L.L., Kuwait Branch	Kuwait	417568

Energy Oilfield Supplies FZCO	UAE	DMCC2131

Integrated Petroleum Services Company LLC	Oman	1539671

Gulf Energy Services LLC	Oman	1122218

Sino Gulf Energy Enterprises LLC	Oman	1805061

186

Part 3 - The Original Facility A1 Lenders

Name of Original Lender	Commitment	Amount
None	None	None

187

Part 4 - The Original Facility A2 USD Lenders

188

Part 5 -The Original Facility A2 SAR Lenders

189

Part 6 - The Original Facility A3 Lenders

190

Part 7 - The Original Facility A4 Lenders

191

Part 8 - The Original Facility B1 Lenders

192

Part 9 - The Original Facility B2 SAR Lenders

193

Part 10 - The Original Facility B3 Lenders

194

Part 11 - The Original Facility B4 Lenders

195

Part 12 - The Original Facility B5 Lenders

196

Part 13 - The Original Facility B6 Lenders

197

Part 14 - Original Hedge Counterparty

198

Schedule 2

Conditions Precedent

Part 1 - Conditions Precedent to First Utilisation

1	The Obligors

(a)	A copy of the constitutional documents (including any amendments) and any statutory registers of each Obligor (or in respect of an Obligor which is a branch entity, evidence of registration of such branch).

(b)	A copy of the commercial registration certificate (or equivalent) of each Obligor issued from the Ministry of Industry and Commerce or the equivalent ministry (if applicable).

(c)	A copy of the commercial registration extract (or equivalent) of each Obligor issued from the Ministry of Industry and Commerce or the equivalent ministry (if applicable).

(d)	A copy of the chamber of commerce license / commercial trading license (or equivalent) of each Obligor issued from the Ministry of Industry, Commerce and Tourism or the equivalent ministry (if applicable).

(e)	A copy of the foreign investment license (or equivalent) of each Obligor issued by the Ministry of Investment or the equivalent ministry (if applicable).

(f)	A copy of a resolution of the board of directors (or equivalent), or (if necessary) a resolution signed by all the holders of the issued shares (other than in respect of the Company), of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of the Bahraini Guarantor, a resolution of its shareholders approving the entry into the Finance Documents to which it is a party and delegating authority to the authorised signatory specified therein to execute and deliver the Finance Documents to which the Bahraini Guarantor or Kuwaiti Guarantor is a party and any related documents on its behalf, and to take all actions necessary or desirable in connection with the transactions contemplated thereby and to execute and deliver one or more further powers of attorney (in a notarised form), and delegating authority to the authorised signatory specified thereunder to execute and deliver the Finance Documents to which the Bahraini Guarantor or Kuwaiti Guarantor is a party and any related documents on its behalf, and to take all actions necessary or desirable to notarise, authenticate, legalise and procure the recognition of such powers of attorney in Bahrain and Kuwait, including submitting the same to the relevant notarial, governmental, consular and other competent authorities in connection with the legalisation process.

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(g)	An agreed form of the power of attorney to be issued pursuant to clause 23.29(d)(ii) (Conditions subsequent) issued by the Bahraini Guarantor in favour of the authorised signatory and/or general manager of the Kuwaiti Guarantor, authorising such person to execute and deliver the Finance Documents, any documents relating to the release of the relevant Existing Security Documents, and any ancillary documents, notices (including perfection and release notices) and to take all actions necessary or desirable in connection with the transactions contemplated by the Finance Documents.

(h)	A copy of a specimen of the signature of each person authorised by the resolution referred to in paragraph (f) above in relation to the Finance Documents and related documents.

(i)	A copy of a certificate of each Obligor (signed by an authorised signatory) confirming that utilising or guaranteeing as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit binding on it to be exceeded.

(j)	A copy of a certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(k)	A copy of an incumbency certificate issued by the Company’s registered agent in the British Virgin Islands dated no more than two (2) weeks prior to the date of this Agreement.

(l)	A certificate of good standing with respect to the Company issued by the Registrar of Corporate Affairs in the British Virgin Islands dated no more than two (2) weeks prior to the date of this Agreement.

2	Finance Documents

(a)	A copy of this Agreement, duly executed by the parties to it.

(b)	A copy of each Fee Letter, duly executed by the parties to it.

3	Security Documents

(a)	A copy of the UAE Account Security Agreement, duly executed by the parties to it.

(b)	A copy of the Oman Account Security Agreement, duly executed by the parties to it.

(c)	A copy of the KSA Account Security Agreement, duly executed by the parties to it.

(d)	A copy of the UAE Guarantee, duly executed by the parties to it.

(e)	A copy of the Oman Guarantee, duly executed by the parties to it.

(f)	A copy of the KSA Guarantee, duly executed by the parties to it.

(g)	A copy of the Kuwait Guarantee, duly executed by the parties to it.

(h)	A copy of the Bahrain Guarantee, duly executed by the parties to it.

200

(i)	An original of each Promissory Note duly executed by the KSA Guarantor.

(j)	An agreed form of the Kuwait Account Security Agreement in respect of the Accounts located in Kuwait to be secured pursuant to clause 23.29 (Conditions subsequent).

(k)	A copy of all notices required to be sent under the Security Documents executed by the relevant Obligors.

(l)	Evidence that the UAE Account Security Agreement has been registered in the Movables Security Register and all applicable fees paid.

(m)	Evidence that all registrations, filings and perfection steps required in the KSA in respect of the KSA Account Security Agreement (including any registration and/or filing with URRMA) have been completed and that all applicable fees have been paid.

4	Legal opinions

(a)	A copy of a legal opinion of Addleshaw Goddard (Middle East) LLP, legal advisers to the Agent in England, DIFC and the UAE substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A copy of a legal opinion of Walkers (Middle East) LLP, legal advisers to the Agent in the British Virgin Islands, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	A copy of a legal opinion of ASAR – Al Ruwayeh & Partners, legal advisers to the Agent in the Kingdom of Bahrain, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(d)	A copy of a legal opinion of Al Tamimi and Company, legal advisers to the Agent in the KSA, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(e)	A copy of a legal opinion of Nasser Al Habsi & Saif Al Mamari Law Firm in association with Addleshaw Goddard (Middle East) LLP, legal advisers to the Agent in Oman, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(f)	A copy of a legal opinion of ASAR – Al Ruwayeh & Partners, legal advisers to the Agent in the State of Kuwait, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

5	Other documents and evidence

(a)	Evidence that the fees, costs and expenses then due from the Company pursuant to clause 13 (Fees) and clause 18 (Costs and expenses) of this Agreement have been paid or will be paid by the first Utilisation Date.

(b)	A copy of the Base Case Model.

(c)	A copy of the audited consolidated financial statements of the Company for the financial year ending 31 December 2025.

(d)	A copy of the group structure chart showing the Company, each other Obligor and the rest of the Group.

(e)	A summary of receivables and receivables aging of the Group.

(f)	A copy of each prepayment notice in respect of the repayment of the Existing Facility A Indebtedness evidencing that the Existing Facility A Indebtedness is to be repaid in full within five (5) Business Days of the first Utilisation Date.

(g)	Evidence that each Finance Party has completed all “know your customer” and similar checks that it is required to carry out.

(h)	A copy of the AQ Litigation Memorandum.

(i)	Opening of the UAE Accounts, the Oman Accounts and the KSA Accounts and a copy of a bank mandate in respect of each of these accounts.

201

Part 2 - Conditions Precedent required to be delivered by an Additional Guarantor

1	An Accession Letter and a Guarantee (if applicable), duly executed by the Additional Guarantor and the Company.

2	A copy of the constitutional documents of the Additional Guarantor, together with any additional documents that the legal counsel in the relevant jurisdiction may require (acting reasonably) in order to issue the legal opinion referred to in paragraph 12 below.

3	A copy of a resolution of the board of directors (or equivalent), and/or (if necessary) a resolution signed by all the holders of the issued shares of the Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents to which it is a party and resolving that it execute the Accession Letter and any other Finance Document to which it is a party;

(b)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents to which it is a party on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Company to act as its agent in connection with the Finance Documents.

4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5	A certificate of the Additional Guarantor (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

6	A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7	If available, the latest audited financial statements of the Additional Guarantor.

8	Details of any Relevant Counterparty which may be subject to a Payment Instruction and delivery of any Payment Instruction, if required.

9	The opening of any Collections Account or Operating Account in respect of the relevant Additional Guarantor, including a copy of the bank mandates in respect of such Accounts.

10	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter and each Finance Document to which the Additional Guarantor is a party or for the validity and enforceability of any Finance Document or of any Transaction Security created or intended to be created by the Additional Guarantor.

11	A legal opinion of Addleshaw Goddard (Middle East) LLP, legal advisers to the Agent in England.

12	A capacity and authority legal opinion to be provided by legal counsel in the jurisdiction of incorporation of the Additional Guarantor.

13	Any other documents and other evidence as the Agent may reasonably request.

202

Schedule 3

Requests

Part 1 – Utilisation Request

From:	[name of relevant Borrower]

To:	[Agent]

Dated:	♦

Dear Sirs

[Enter Company Name] – ♦ Facilities Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	♦ (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[[Facility A1]/[Facility A2 USD]/[Facility A2 SAR]/[Facility A3]/[Facility A4] [Facility B1]/ [Incremental Facility with Establishment Date of]]*

Currency of Loan:	♦

Amount:	♦ or, if less, the Available Facility

Interest Period:	♦

3	We confirm that each condition specified in clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]. [The proceeds of this Loan should be credited to [account].]] OR

[The proceeds of this Loan should be credited to [account].]

5	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for and on behalf of
[name of relevant Borrower]

* delete as appropriate

203

Part 2 - Selection Notice

Applicable to a Facility [A1][A2 USD][A2 SAR][A3][A4] [Incremental Facility] Loan

From:	[Company on behalf of/[name of relevant Borrower]]

To:	[Agent]

Dated:	♦

Dear Sirs

[Enter Company Name] - ♦ Facilities Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We refer to the following Facility [A1][A2 USD][A2 SAR][A3][A4] [Incremental Facility] Loan[s] with an Interest Period ending on ♦.*

3	[We request that the above Facility [A1][A2 USD][A2 SAR][A3][A4] [Incremental Facility] Loan[s] be divided into [ ] Facility [A1][A2 USD][A2 SAR][A3][A4]

[Incremental Facility] Loans with the following amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Facility [A1][A2 USD][A2 SAR] [A3][A4] [Incremental Facility] Loan[s] is ♦].***

4	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for and on behalf of
[the Company on behalf of]
[name of relevant Borrower]

NOTES:

*	Insert details of all Facility [A1][A2 USD][A2 SAR][A3][A4] [Incremental Facility] Loans which have an Interest Period ending on the same date.

**	Use this option if division of Facility [A1][A2 USD][A2 SAR][A3][A4] [Incremental Facility] Loans is requested.

***	Use this option if sub-division is not required.

204

Schedule 4

Form of Transfer Certificate

To:	♦ as Agent

From:	[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

[Enter Company Name] – ♦ Facilities Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to clause 26.6 (Procedure for transfer) of the Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with clause 26.6 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is ♦.

(c)	The Facility Office and address and attention details for notices of the New Lender for the purposes of clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 26.5(c) (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

205

The Schedule

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address and attention details for notices and account details for payments,]

For and on behalf of	For and on behalf of

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [  ].

For and on behalf of

[Agent]

206

Schedule 5

Form of Assignment Agreement

To:	♦ as Agent and ♦ ] as Company, for and on behalf of each Obligor

From:	[the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

Dated:	♦

[Enter Company Name] - ♦ Facilities Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to clause 26.7 (Procedure for assignment) of the Agreement:

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph 2(a) above.

3	The proposed Transfer Date is ♦.

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address and attention details for notices of the New Lender for the purposes of clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 26.5(c) (Limitation of responsibility of Existing Lenders) of the Agreement.

7	This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 26.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

207

The Schedule

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address and attention details for notices and account details for payments]

For and on behalf of	For and on behalf of

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as ♦

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

For and on behalf of

[Agent]

By:

208

Schedule 6

Form of Accession Letter

To:	♦ as Agent

From:	[Subsidiary] and [Enter Company Name]

Dated:	♦

Dear Sirs

[Enter Company Name] - ♦ Facilities Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2	[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to [clause 27.2 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3	[Subsidiary’s] administrative details are as follows:

Address:

Attention:

4	This Accession Letter [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

[This Accession Letter is entered into by deed.]

For and on behalf of	For and on behalf of

[Enter Company Name]	[Subsidiary]

By:	By:

209

Schedule 7

Form of Resignation Letter

To:	♦ as Agent

From:	[resigning Obligor] and [Enter Company Name]

Dated:	♦

Dear Sirs

[Enter Company Name] - ♦ Facilities Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2	Pursuant to [clause 27.4 (Resignation of a Guarantor)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Guarantor] under the Agreement.

3	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	following acceptance of this Guarantor’s resignation request

(i)	the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA (as defined in clause 24 (Financial Covenants)) of the Agreement) of the remaining Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of EBITDA (as defined in clause 24 (Financial Covenants)) of the NESR Group;

(ii)	the aggregate net book value of assets of the remaining Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of the consolidated net book value of assets of the NESR Group; or

(iii)	the aggregate turnover of the remaining Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds seventy per cent. (70%) of the consolidated turnover of the NESR Group.

(c)	♦*

4	This Resignation Letter [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

For and on behalf of	For and on behalf of

[Enter Company Name]	[Subsidiary]

By:	By:

NOTES:

*	Insert any other conditions required by the Agreement.

210

Schedule 8

Form of Compliance Certificate

To:	♦ as Agent

From:	[Enter Company Name]

Dated:	♦

Dear Sirs

[Enter Company Name] – ♦ Facilities Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

[insert details of financial covenants in clause 24.2 (Financial condition) of the Agreement and whether the Company is in compliance with those covenants]

3	We confirm that the Total Net Debt to EBITDA is ♦ and accordingly the Base Margin for the next Interest Period for each Loan utilised under Facility A or Facility B1 which falls immediately after the date of this Compliance Certificate is ♦.

4	[We confirm that no Default is continuing.]* Guarantor coverage

5	We confirm that as at the Relevant Date falling on 31 December:

(a)	the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA (as defined in clause 24 (Financial Covenants)) of the Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds ♦ per cent. of EBITDA (as defined in clause 24 (Financial Covenants)) of the Agreement) of the NESR Group;

(b)	the aggregate net book value of assets of the Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds ♦ per cent. of the consolidated net book value of assets of the NESR Group; and

(c)	the aggregate turnover of the Guarantors (calculated on an unconsolidated basis and excluding all intra NESR Group items and investments in Subsidiaries of any member of the NESR Group) is equal to or exceeds ♦ per cent. of the consolidated turnover of the NESR Group, and therefore the Guarantor Coverage Test [complies with the requirements of the Agreement] / [does not comply with the requirements of the Agreement. And set out below are details of every member of the Group required to become Additional Guarantors to ensure compliance with the Guarantor Coverage Test: [♦]] **

211

6	We confirm that the aging receivables in respect of the Obligors (including ninety (90) day receivables) as at the end of the most recent Financial Quarter are:

[       ]

7	We confirm that the actual cashflow routed to the Operating Accounts during most recent Financial Quarter against the aging receivables identified in the previous Compliance Certificate is:

[       ]

8	We confirm that the cause of the discrepancies between aging receivables and generated cashflow is:

[       ]

9	We confirm that:

9.1	at 5pm on the last Business Day of each week during the most recent Financial Quarter, Excluded Receivables held in Permitted Pledged Bank Accounts did not exceed US$75,000,000; and

9.2	cash subject to Security in Permitted Pledged Bank Accounts did not, at any time during the most recent Financial Quarter, exceed 30% of the Group’s total reported cash at hand and bank balances.

10	We confirm that the following are Excluded Receivables and Permitted Pledged Bank Accounts:

10.1	[Details of any Excluded Receivables and Permitted Pledged Bank Accounts]:

Signed:

Authorised Signatory

of

Company

[insert applicable certification language]

for and on behalf of

[name of authorised signatory of the Company]

NOTES:

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

**	Only applicable if this Compliance Certificate accompanies the audited financial statements.

212

Schedule 10

LMA Form of Master Confidentiality Undertaking

This Master Confidentiality Undertaking is dated	♦

Between:

(1)	♦; and

(2)	♦.

Either party (in this capacity the Purchaser) may from time to time consider acquiring an interest from the other party (in this capacity the Seller) in certain Agreements which, subject to the Agreements, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more relevant Finance Documents and/or one or more relevant Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (each an Acquisition). In consideration of the Seller agreeing to make available to the Purchaser certain information in relation to each Acquisition it is agreed as follows:

1	Confidentiality Undertaking

The Purchaser undertakes in relation to each Acquisition made or which may be made by it (a) to keep all Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition is protected with security measures and a degree of care that would apply to the Purchaser’s own confidential information and (b) until that Acquisition is completed, to use the Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition only for the Permitted Purpose.1

2	Permitted Disclosure

The Purchaser may disclose in relation to each Acquisition made or which may be made by it:

2.1	to any of its Affiliates and any of its or their officers, directors, employees, professional advisers and auditors such Confidential Information as the Purchaser shall consider appropriate if any person to whom such Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to such Confidential Information;

2.2	subject to the requirements of the relevant Agreement, to any person:

(a)	to (or through) whom the Purchaser assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations which it may acquire under that Agreement such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate if the person to whom such Confidential Information is to be given pursuant to this of paragraph 2.2(a) has delivered a letter to the Purchaser in equivalent form to this undertaking;

1 Please note that the Permitted Purpose ceases to apply to Confidential Information supplied to the Purchaser in relation to an Acquisition on completion of that Acquisition however if that Acquisition does not complete, the prospective purchaser is not permitted to use such Confidential Information for any purpose other than the Permitted Purpose.

213

(b)	with (or through) whom the Purchaser enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to that Agreement or any relevant Obligor such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate if the person to whom such Confidential Information is to be given pursuant to this paragraph 2.2(b) has delivered a letter to the Purchaser in equivalent form to this undertaking;

(c)	to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate; and

2.3	notwithstanding paragraphs 2.1 and 2.2 above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose such Confidential Information under the Agreement to which that Acquisition relates, as if such permissions were set out in full in this undertaking for the purposes of that Acquisition and as if references in those permissions to Finance Party were references to the Purchaser for the purposes of that Acquisition.[2]

3	Notification of Disclosure

The Purchaser agrees in relation to each Acquisition made or which may be made by it (to the extent permitted by law and regulation) to inform the Seller:

3.1	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph 2.2(c) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information relating to that Acquisition has been disclosed in breach of this undertaking.

4	Return of copies

If the Purchaser does not enter into an Acquisition and the Seller so requests in writing, the Purchaser shall return or destroy all Confidential Information supplied to the Purchaser by the Seller in relation to that Acquisition and destroy or permanently erase (to the extent technically practicable) all copies of such Confidential Information made by the Purchaser and use its reasonable endeavours to ensure that anyone to whom the Purchaser has supplied any such Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that the Purchaser or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2.2(c) above.

2 The intention of this paragraph is to ensure that (i) any permitted disclosures in each Facility Agreement which are subject to less onerous disclosure requirements and (ii) any additional permitted disclosures in each Facility Agreement are also permitted under this undertaking.

214

5	Continuing Obligations

The obligations in this undertaking are continuing and, in particular, shall survive and remain binding on the Purchaser in relation to each Acquisition made or which may be made by it until (a) if the Purchaser becomes a party to the Agreement to which that Acquisition relates as a lender of record, the date on which the Purchaser becomes such a party to such Agreement; (b) if the Purchaser enters into that Acquisition but it does not result in the Purchaser becoming a party to the Agreement to which that Acquisition relates as a lender of record, the date falling [twelve (12)] months after the date on which all of the Purchaser’s rights and obligations contained in the documentation entered into to implement that Acquisition have terminated3; or (c) in any other case the date falling [twelve (12)] months after the date of the Purchaser’s final receipt (in whatever manner) of any Confidential Information in relation to that Acquisition.

6	No representation; consequences of breach, etc

The Purchaser acknowledges and agrees that, in relation to each Acquisition made or which may be made by it:

6.1	neither the Seller, nor any member of the relevant Group nor any of the Seller’s or the relevant Group’s respective officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller to the Purchaser in relation to that Acquisition or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller to the Purchaser in relation to that Acquisition or be otherwise liable to the Purchaser or any other person in respect of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any such information; and

6.2	the Seller or members of the relevant Group may be irreparably harmed by the breach of the terms of this undertaking and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this undertaking by the Purchaser.

7	Entire Agreement: no waiver; amendments, etc

7.1	This undertaking constitutes the entire agreement between the Seller and the Purchaser in relation to the Purchaser’s obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2	No failure to exercise, nor any delay in exercising any right or remedy under this undertaking will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this undertaking.

7.3	The terms of this undertaking and the Purchaser’s obligations under this undertaking may only be amended or modified by written agreement between the parties.

3 The purpose of this paragraph (b) is to ensure that if the Acquisition does not result in the Purchaser becoming a lender of record under the Agreement to which that Acquisition relates, the confidentiality obligations imposed on the Purchaser in this letter will continue until the expiry of an agreed period after termination of the sub-participation, assignment or other transaction.

215

8	Inside Information

The Purchaser acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Purchaser undertakes not to use any Confidential Information for any unlawful purpose.

9	Nature of undertakings

The undertakings given by the Purchaser in this undertaking are given to the Seller and are also given for the benefit of the relevant Company and each other member of the relevant Group.

10	Third Party Rights

10.1	Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this undertaking has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this undertaking.

10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this undertaking, the parties to this undertaking do not require the consent of any Relevant Person to rescind or vary this undertaking at any time.

11	Governing law and jurisdiction

11.1	This undertaking and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of any Acquisition) are governed by English law.

11.2	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this undertaking (including a dispute relating to any non-contractual obligation arising out of or in connection with either this undertaking or the negotiation of any Acquisition).

12	Definitions

In this undertaking terms defined in the relevant Agreement (as defined below) shall, unless the context otherwise requires, have the same meaning and:

Agreement means any credit agreement in which the Seller has an interest and which requires the Seller to obtain from the Purchaser an undertaking in or substantially in the form of this undertaking as a condition to permitting disclosure by the Seller of certain information to the Purchaser

Company means, in relation to each Acquisition, the principal company party to the relevant Agreement

Confidential Information means, in relation to each Acquisition, all information relating to the relevant Company, any relevant Obligor, the relevant Group, the relevant Finance Documents, [the/a] relevant Facility and/or that Acquisition which is received by the Purchaser in relation to the relevant Finance Documents or [the/a] relevant Facility from the Seller or any of its affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that

(a)	is or becomes public information other than as a direct or indirect result of any breach by the Purchaser of this undertaking or

(b)	is identified in writing at the time of delivery as non-confidential by the Seller or its advisers or

(c)	is known by the Purchaser before the date the information is disclosed to the Purchaser by the Seller or any of its affiliates or advisers or is lawfully obtained by the Purchaser after that date, from a source which is, as far as the Purchaser is aware, unconnected with the relevant Group and which, in either case, as far as the Purchaser is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality

Group means, in relation to each Acquisition, the relevant Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006)

Permitted Purpose means, in relation to each Acquisition, considering and evaluating whether to enter into that Acquisition

This undertaking has been entered into on the date stated at the beginning of this undertaking

216

SIGNATURES

♦

By:

♦

By:

217

Schedule 11

Form of Promissory Note

نموذج سند لأمر

PROMISSORY NOTE

سند لأمر

Place of Issue: [city], Kingdom of Saudi Arabia

Date of Issue: [date]

Value: [SAR][value in numbers]

مكان الإصدار: [المدينة]، المملكة العربية السعودية

تاريخ الإصدار: [التاريخ]

القيمة: [ريال سعودي][القيمة بالأرقام]

Issuer: [name of company], a [limited liability/joint stock] company duly incorporated and registered under the laws of the Kingdom of Saudi Arabia having commercial registration number [•] dated [•] issued by the Ministry of Commerce and national unified number [•], with its registered head office located at [full registered street address as stated in company's commercial registration certificate], Kingdom of Saudi Arabia.

محرر السند: [اسم الشركة]، شركة [ذات مسؤولية محدودة/مساهمة] مؤسسة وقائمة بموجب أنظمة المملكة العربية السعودية بموجب السجل التجاري رقم [•] مؤرخ [•] صادر من قبل وزارة التجارة والرقم الوطني الموحد [•]، ويقع مقرها الرئيسي المسجل في [عنوان الشارع المسجل بالكامل كما هو مذكور في شهادة السجل التجاري للشركة]، المملكة العربية السعودية.

Maturity Date: at sight

تاريخ الاستحقاق: لدى الاطلاع.

Place of Payment: [city], Kingdom of Saudi Arabia

مكان الوفاء: [المدينة]، المملكة العربية السعودية

We [name of company], as the issuer of this promissory note, hereby unconditionally and irrevocably undertake to pay, immediately at sight, to the order of [name of beneficiary] at [full street address], in the city of [city], [Kingdom of Saudi Arabia] the sum of [SAR][amount in numbers] ([amount in words] [Saudi Arabian riyals]).

نتعهد نحن [اسم الشركة]، محرري هذا السند، تعهدًا باتًا لا رجعة فيه دون قيد أو شرط وبصورة غير قابلة للنقض، بأن ندفع فوراً لدى الاطلاع لأمر [اسم المستفيد] في [العنوان الكامل للشارع]، بمدينة [المدينة]، [المملكة العربية السعودية]، مبلغ وقدره [ريال سعودي] [المبلغ بالأرقام] ([المبلغ كتابةً] [ريال سعودي]).

218

The holder of this promissory note may obtain recourse without presentation or costs or notice or protest of non-payment.	يجوز لحامل هذا السند الرجوع دون حاجة لتقديمه ودون تكاليف أو إخطار أو احتجاج بعدم الدفع.
Signature of authorised representative of the Issuer:	توقيـــع الممثـــل المفـــوَّض للجهـــة المُصدِرة:
Name: For and on behalf of [name of company] [STAMP]	الاسم: عن وباسم [اسم الشركة] [الختم]
Witnesses *	الشهود *
1 Name: I.D. No.: Date of Issue: Place of Issue: Address: Signature:	1 الاسم رقم الهوية: تاريخ الإصدار: مكان الإصدار: العنوان: التوقيع:
2 Name: I.D. No.: Date of Issue: Place of Issue: Address: Signature:	2 الاسم رقم الهوية: تاريخ الإصدار: مكان الإصدار: العنوان: التوقيع:
* Each witness declares himself an adult Muslim male of legal capacity.	* يُقر كل شاهد بأنه مسلم، بالغ، ذكر، ومتمتع بالأهلية القانونية.

219

Schedule 12

Timetables

	USD Loans	SAR Loans
Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (clause 11.1 (Selection of Interest Periods))	U-3 9.30am	U-3 9.30 am

The Agent notifies the Lenders of the Loan in accordance with clause 5.4 (Lenders’ participation)	U-3 3.00pm	U-3 3.00pm

SAIBOR is fixed	Quotation Day 11:00 a.m.	Quotation Day 11:00 a.m.

“U” = date of utilisation or, if applicable, in the case of a Facility A Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan

“U - X” = Business Days prior to date of utilisation

220

Schedule 14

Form of Affiliate Accession Undertaking

To:	♦ as Agent

From: [The Acceding Lender]

Dated:

[Enter Company Name] - ♦ Facilities Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is an Affiliate Accession Undertaking. Terms defined in the Agreement have the same meaning in this Affiliate Accession Undertaking unless given a different meaning in this Affiliate Accession Undertaking.

2	The Acceding Lender is an Affiliate of a Lender and has become a provider of an Ancillary Facility. In consideration of the Acceding Lender being accepted as an Ancillary Lender for the purposes of the Agreement, the Acceding Lender confirms, for the benefit of the Parties, that, as from [date], it intends to be party to the Agreement as an Ancillary Lender, and undertakes to perform all the obligations expressed in the Agreement to be assumed by a Finance Party and agrees that it shall be bound by all the provisions of the Agreement, as if it had been an original party to the Agreement as an Ancillary Lender.]

3	This Affiliate Accession Undertaking [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

For and on behalf of

[Acceding Lender]

By:

221

Schedule 16

Form of Increase Confirmation

To:	♦ as Agent, ♦ as Security Agent, and ♦ as Company, for and on behalf of each Obligor

From: [the Increase Lender] (the Increase Lender)

Dated:

[Enter Company Name] — ♦ Facilities Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2	We refer to clause 2.3 (Increase) of the Agreement.

3	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the Relevant Commitment(s)) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment(s).

4	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the Increase Date) is ♦.

5	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6	The Facility Office and address and attention details for notices to the Increase Lender for the purposes of clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

7	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 2.3(a)(i) (Increase) of the Agreement.

8	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

9	This Increase Confirmation [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

10	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

NOTES

Note: The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

222

THE SCHEDULE

Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility Office address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted by the Agent and the Increase Date is confirmed as ♦.

Agent By:

Security Agent

By:

223

Schedule 17

Form of Incremental Facility Notice

To:	♦ as Agent and ♦ as Security Agents

From:	♦ as the Company and the entities listed in the Schedule as Incremental Facility Lenders (the Incremental Facility Lenders)

Dated:

[Company] – ♦ Facilities Agreement dated ♦ (the Facilities Agreement)

1	We refer to the Facilities Agreement. This is an Incremental Facility Notice. This Incremental Facility Notice shall take effect as an Incremental Facility Notice for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Incremental Facility Notice unless given a different meaning in this Incremental Facility Notice.

2	We refer to clause 7 (Establishment of Incremental Facilities) and clause 6 (Ancillary Facilities) of the Facilities Agreement.

3	We request the establishment of an Incremental Facility with the following Incremental Facility Terms:

(a)	Type:
[term facility] / [revolving credit facility] / [Ancillary Facility]*

(b)	Currency:
[♦]

(c)	Interest period:
[♦]

(d)	Minimum amount of the proposed Loan:
[♦]

(e)	Total Incremental Facility Commitments:
[♦]

(f)	Margin (and any applicable Margin adjustment mechanism):
[♦]

(g)	Level of commitment fee payable pursuant to clause 13.1 (Commitment fee) of the Facilities Agreement in respect of the Incremental Facility:
[♦]

(h)	Borrower(s) to which the Incremental Facility is to be made available:
[♦]

224

(i)	Purpose(s) for which all amounts borrowed under the Incremental Facility shall be applied pursuant to clause 3.1(e) (Purpose) of the Facilities Agreement:
[♦]

(j)	Availability Period:
[♦]

(k)	[Incremental Facility Conditions Precedent:
[♦]]

(l)	The repayment terms for the Incremental Facility for the purposes of clause 8.3 (Repayment of Incremental Facility Loans) of the Facilities Agreement and the effect of cancellation and repayment under the Incremental Facility:
[♦]

(m)	The voluntary prepayment terms for the Incremental Facility for the purposes of clause 9.10 (Voluntary prepayment of Incremental Facility Loans) of the Facilities Agreement and the effect of prepayment under the Incremental Facility:
[♦]

(n)	Restrictions on reborrowing upon repayment or prepayment:
[♦]

(o)	[In the case of a Bullet Incremental Facility] The Lenders under the Incremental Facility are permitted to elect to waive prepayments of the Incremental Facility.

(p)	Termination Date:
[♦]

4	The proposed Establishment Date is [♦].

5	The Company confirms that each condition specified in clause 7.4(a)(i) (Conditions to establishment) of the Facilities Agreement is satisfied on the date of this Incremental Facility Notice.

6	Each Incremental Facility Lender agrees to assume and will assume all of the obligations corresponding to the Incremental Facility Commitment set opposite its name in the Schedule as if it had been an Original Lender under the Facilities Agreement in respect of that Incremental Facility Commitment.

7	On the Establishment Date each Incremental Facility Lender becomes party to the relevant Finance Documents as a Lender.

8	Each Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 7.11 (Limitation of responsibility) of the Facilities Agreement.

225

9	In consideration of each Incremental Facility Lender being accepted as a Lender for the purposes of the Facilities Agreement, each Incremental Facility Lender confirms that, as from the Establishment Date, it intends to be party to the Facilities Agreement as a Lender, and undertakes to perform all the obligations expressed in the Facilities Agreement to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Facilities Agreement, as if it had been an original party to the Facilities Agreement.

10	This Incremental Facility Notice is irrevocable.

11	This Incremental Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Incremental Facility Notice.

12	This Incremental Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

13	This Incremental Facility Notice has been entered into on the date stated at the beginning of this Incremental Facility Notice.

Note: The execution of this Incremental Facility Notice may not be sufficient for each Incremental Facility Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of each Incremental Facility Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

* For Incremental Facilities to be effected as an Ancillary Facility, terms to mirror Ancillary Facility terms in accordance with clause 6.3 (Terms of Ancillary Facilities) of the Facilities Agreement.

226

The Schedule

Name of Incremental Facility Lender	Incremental Facility Commitment

The Company

By:
The Incremental Facility Lenders

♦

By:

This document is accepted as an Incremental Facility Notice for the purposes of the Facilities Agreement by the Agent and the Security Agents and the Establishment Date is confirmed as ♦.

The Agent

By:

The Security Agents

By:	]

By:	]

227

Schedule 19

Form of Sustainability Compliance Certificate

To:	♦ as Agent From: National Energy Services Reunited Corp. as Company

Date:	♦

[Enter Company Name] – ♦ Facility Agreement dated ♦ (the Agreement)

1	We refer to the Agreement. This is a Sustainability Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Sustainability Compliance Certificate unless given a different meaning in this Sustainability Compliance Certificate.

2	This Sustainability Compliance Certificate is delivered with respect to the SLL Reference Period ending [ ] (the Relevant SLL Reference Period).

3	We confirm that the results (in accordance with the applicable Calculation Methodology) for the SPT for each Sustainability KPI for the Relevant SLL Reference Period as verified in [the]/[each] applicable Verification Report are as follows:

Sustainability KPI	SPT[4]	Performance[5]	SPT met?
KPI 1			[Yes]/[No]
KPI 2			[Yes]/[No]
KPI 3			[Yes]/[No]

4	As shown above, [ ] SPTs were met and [ ] were not met. Accordingly:

(a)	[the applicable Sustainability Margin Adjustment is an [increase]/[decrease] to the Margin of [ ] per cent. per annum]/[there is no Sustainability Margin Adjustment];

(b)	the Margin applicable to each of the Facilities following the Sustainability Margin Adjustment is as follows:

(i)	in the case of Facility [ ], [ ] per cent. per annum; and

(ii)	[ ]

[Set out relevant calculations in reasonable detail]

5	We confirm that the Sustainability Report and the Verification Report relating to the Relevant SLL Reference Period and attached hereto is a correct and complete copy of the original and has not been amended or superseded as at the date of this Sustainability Compliance Certificate.

6	This Sustainability Compliance Certificate and any non-contractual obligations arising out of it or in connection with it are governed by English law.

4Set out the applicable SPTs for the Relevant SLL Reference Period for each KPI.

5Set out the actual performance for each KPI for the Relevant SLL Reference Period.

228
RESTRICTED

Signed for and on behalf of

NATIONAL ENERGY SERVICES REUNITED CORP. by its authorised signatory:

Signature:
Name:
Title:
NOTES:

229
RESTRICTED

Schedule 20

Form of Hedge Counterparty Accession Letter

To:	♦ as Agent

From:	[Additional Hedge Counterparty] (Additional Hedge Counterparty)

Date:	♦

[Company] – ♦ Facilities Agreement dated ♦ (Agreement)

We refer to the Agreement. This is a Hedge Counterparty Accession Letter. Terms defined in the Agreement have the same meaning in this Hedge Counterparty Accession Letter.

We refer to clause 26.9 (Additional Hedge Counterparties). The Additional Hedge Counterparty agrees to become an Additional Hedge Counterparty and to be bound by the terms of the Agreement as an Additional Hedge Counterparty.

This Hedge Counterparty Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Additional Hedge Counterparty]

By:

[Agent]

By:

230
RESTRICTED

SIGNATURES

THE COMPANY

Project Nectar - signature page to Facilities Agreement

THE BORROWERS

Project Nectar - signature page to Facilities Agreement

THE BORROWERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL GUARANTORS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL GUARANTORS

Project Nectar - signature page to Facilities Agreement

For and on behalf of GULF ENERGY SAOC

Project Nectar - signature page to Facilities Agreement

THE SOLE GLOBAL COORDINATOR

Project Nectar - signature page to Facilities Agreement

THE ESG COORDINATOR

Project Nectar - signature page to Facilities Agreement

THE INITIAL SENIOR MANDATED LEAD ARRANGER

Project Nectar - signature page to Facilities Agreement

THE BOOKRUNNER

Project Nectar - signature page to Facilities Agreement

THE SENIOR MANDATED LEAD ARRANGERS

Project Nectar - signature page to Facilities Agreement

THE SENIOR MANDATED LEAD ARRANGERS

Project Nectar - signature page to Facilities Agreement

THE LEAD ARRANGER

Project Nectar - signature page to Facilities Agreement

THE ARRANGERS

Project Nectar - signature page to Facilities Agreement

THE ARRANGERS

Project Nectar - signature page to Facilities Agreement

THE ARRANGERS

Project Nectar - signature page to Facilities Agreement

THE AGENT

Project Nectar - signature page to Facilities Agreement

THE SECURITY AGENTS

Project Nectar - signature page to Facilities Agreement

THE SECURITY AGENTS

Project Nectar - signature page to Facilities Agreement

THE KUWAIT SECURITY AGENT

Project Nectar - signature page to Facilities Agreement

THE UAE SECURITY AGENT

Project Nectar - signature page to Facilities Agreement

THE ACCOUNT BANKS

Project Nectar - signature page to Facilities Agreement

THE ACCOUNT BANKS

Project Nectar - signature page to Facilities Agreement

THE ACCOUNT BANKS

Project Nectar - signature page to Facilities Agreement

FOR AND ON BEHALF OF

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY A2 USD LENDER

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY A2 SAR LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY A2 SAR LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY A3 LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY A3 LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY A4 LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY A4 LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY B1 LENDER

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY B2 SAR LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY B2 SAR LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY B3 LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY B3 LENDERS

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY B4 LENDER

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY B4 LENDER

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY B5 LENDER

Project Nectar - signature page to Facilities Agreement

THE ORIGINAL FACILITY B6 LENDER

Project Nectar - signature page to Facilities Agreement